PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED MARCH 20, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

________________

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Simpson Manufacturing Co., Inc.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY — SUBJECT TO COMPLETION DATED MARCH 20, 2017

SIMPSON MANUFACTURING CO., INC.

5956 W. Las Positas Blvd.
Pleasanton, California 94588

Dear Shareholders:

I cordially invite you to attend the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) of Simpson Manufacturing Co., Inc. (the “Company” or “Simpson”), to be held at 10:00 a.m., Pacific Daylight Time, on Tuesday, May 16, 2017, at our home office located at 5956 W. Las Positas Blvd., Pleasanton, California, 94588.

At the 2017 Annual Meeting, the Company’s board of directors (the “Board”) is recommending three highly qualified and experienced nominees for election to the Board at the 2017 Annual Meeting: Karen Colonias, our CEO, Celeste Volz Ford, the CEO of an established aerospace company, who joined the Board in 2014, and Michael A. Bless, a new director candidate and CEO with top-executive and long-term operating experience in a related industry. The Board is soliciting you to take the following actions and vote your shares of our common stock on the following proposals submitted for the 2017 Annual Meeting in the manner as recommended below:

Proposal No.	Solicited Actions	Board Recommendation
1	Elect three directors, each to hold office for a three-year term and until his or her successor has been duly elected and qualified	For the Board’s three nominees
2	Approve our amended Executive Officer Cash Profit Sharing Plan	For
3	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year	For
4	Approve, on an advisory basis, the compensation of our named executive officers	For
5	Approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers	1 Year
6	Vote on a non-binding shareholder proposal to declassify the Board, if properly presented at the 2017 Annual Meeting	Against

The accompanying materials include the Notice of Annual Meeting of Shareholders and Proxy Statement, which provide detailed information about the matters to be considered at the 2017 Annual Meeting. It is important that your shares be represented at the 2017 Annual Meeting whether or not you are personally able to attend. Even if you plan to attend the 2017 Annual Meeting, we hope that you will read the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement and the voting instructions on the enclosed WHITE proxy card. We urge you to vote TODAY by completing, signing and dating the WHITE proxy card and mailing it in the enclosed, postage pre-paid envelope, or vote by telephone or the Internet by following the instructions on the WHITE proxy card. If your shares are not registered in your own name and you would like to attend the 2017 Annual Meeting, please ask the broker, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

As you may know, Iron Compass Partners, LP, together with certain of its affiliates (“Iron Compass”), has notified the Company of its intention to nominate one individual for election as our director at the 2017 Annual Meeting in opposition to the nominees recommended by the Board. You may receive proxy solicitation materials from Iron Compass. The Company is not responsible for the accuracy of any information provided by or relating to Iron Compass or its nominee contained in solicitation materials filed or disseminated by or on behalf of Iron Compass or any other statements that Iron Compass may make. The Board does NOT endorse the Iron Compass nominee and strongly and unanimously recommends that you NOT sign or return any proxy card sent to you by Iron Compass. If you have previously voted using a proxy card sent to you by Iron Compass, you can subsequently revoke that proxy by following the instructions on the enclosed WHITE proxy card to vote over the Internet or by telephone or by completing, signing and dating the proxy card and mailing it in the postage pre-paid envelope provided. Only your latest dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the 2017 Annual Meeting as described in the accompanying Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1 USING THE ENCLOSED WHITE PROXY CARD.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR PROPOSALS 2, 3, AND 4, FOR 1 YEAR ON PROPOSAL 5, AND AGAINST PROPOSAL 6, USING THE ENCLOSED WHITE PROXY CARD.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY IRON COMPASS.

We appreciate your continued interest in the Company. We look forward to greeting you in person at the 2017 Annual Meeting and meeting as many of our shareholders as possible. If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Please Call Toll Free: (888) 869-7406
Email: simpson@dfking.com

Regardless of the number of shares of common stock of the Company that you own, your vote is important. Thank you for your continued support, interest and investment in Simpson.

Very truly yours,

Brian J. Magstadt
Secretary

Pleasanton, California

[•], 2017

The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement are first being made available to shareholders of record as of [•], 2017 on or about [•], 2017.

PRELIMINARY COPY — SUBJECT TO COMPLETION DATED MARCH 20, 2017

SIMPSON MANUFACTURING CO., INC.

5956 W. Las Positas Blvd.
Pleasanton, California 94588

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 16, 2017

To the Shareholders of Simpson Manufacturing Co., Inc.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) of Simpson Manufacturing (the “Company” or “Simpson”) will be held at 10:00 a.m., Pacific Daylight Time, on Tuesday, May 16, 2017, at our home office located at 5956 W. Las Positas Blvd., Pleasanton, California, 94588 for the following purposes, as more fully described in the accompanying proxy statement:

1.     To elect three directors, each to hold office for a three-year term and until his or her successor has been duly elected and qualified (“Proposal 1”);

2.     To approve the Company’s amended Executive Officer Cash Profit Sharing Plan (“Proposal 2”);

3.     To ratify the Board’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year (“Proposal 3”);

4.     To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (“Proposal 4”);

5.     To approve, on an advisory, non-binding basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers (“Proposal 5”);

6.     To vote on a non-binding shareholder proposal to declassify the Board (“Proposal 6”), if properly presented at the 2017 Annual Meeting; and

7.     To transact such other business properly brought before the 2017 Annual Meeting in accordance with the provisions of our Certificate of Incorporation and Bylaws.

Only shareholders of record as of [•], 2017 are entitled to notice of and will be entitled to vote at the 2017 Annual Meeting or any postponement or adjournment thereof. Such shareholders are urged to submit a WHITE proxy card as enclosed, even if your shares were sold after such date. If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street-name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. We recommend that you instruct your broker or other nominee, by following those instructions, to vote your shares for the enclosed WHITE proxy card.

Proposal 1 relates to the election as directors of the persons nominated by the Board and does not include any other matters relating to the election of directors. Iron Compass Partners, LP, together with certain of its affiliates (“Iron Compass”), has notified us that Iron Compass intends to nominate one individual for election as our director at the 2017 Annual Meeting in opposition to the nominees recommended by the Board. Iron Compass has also notified the Company of its intention to exercise cumulative voting at the 2017 Annual Meeting. As a result, all shareholders may cumulate their votes in the election of directors at the 2017 Annual Meeting.

THE BOARD DOES NOT ENDORSE THE IRON COMPASS NOMINEE AND STRONGLY RECOMMENDS THAT YOU NOT SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY IRON COMPASS. If you have previously voted using a proxy card sent to you by Iron Compass, you can subsequently revoke that proxy by following the instructions on the WHITE proxy card to vote over the Internet or by telephone or by completing, signing and dating the enclosed WHITE proxy card and mailing it in the postage pre-paid envelope provided. Only your latest dated proxy will count.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1 USING THE ENCLOSED WHITE PROXY CARD.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR PROPOSALS 2, 3,
AND 4, FOR 1 YEAR ON PROPOSAL 5, AND AGAINST PROPOSAL 6,
USING THE ENCLOSED WHITE PROXY CARD.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY IRON COMPASS.

All shareholders are cordially invited to attend the 2017 Annual Meeting in person. In accordance with our security procedures, all persons attending the 2017 Annual Meeting will be required to present a form of government-issued picture identification. If you hold your shares in “street-name”, you must also provide proof of ownership (such as recent brokerage statement). If you are a holder of record and attend the 2017 Annual Meeting, you may vote by ballot in person even if you have previously returned your proxy card. If you hold your shares in “street-name” and wish to vote in person, you must provide a “legal proxy” from your bank or broker.

Please note that, even if you plan to attend the 2017 Annual Meeting, we recommend that you vote using the enclosed WHITE proxy card prior to the 2017 Annual Meeting to ensure that your shares will be represented.

BY ORDER OF THE BOARD OF DIRECTORS,

Brian J. Magstadt
Secretary

Pleasanton, California

[•], 2017

IMPORTANT

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE 2017 ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED WHITE PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE WHITE PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE 2017 ANNUAL MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE THE PROXIES YOU APPOINTED CAST YOUR VOTES.

If you have any questions or need any assistance in voting your shares by proxy, please contact our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Please Call Toll Free: (888) 869-7406
Email: simpson@dfking.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING: THE PROXY STATEMENT FOR THE 2017 ANNUAL MEETING AND THE ANNUAL REPORT TO SHAREHOLDERS ON FORM 10-K ARE AVAILABLE FREE OF CHARGE AT [HTTP://WWW.FCRVOTE.COM/SSD].

The Notice of Annual Meeting of Shareholders and the attached Proxy Statement are first being made available to shareholders of record as of [•], 2017 on or about [•], 2017.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
ANNUAL MEETING PROCEDURES	6
OTHER INFORMATION	11
FORWARD-LOOKING STATEMENTS	12
BACKGROUND OF THE SOLICITATION	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
PROPOSAL 1 ELECTION OF DIRECTORS	18
BOARD INFORMATION AND PRACTICES	24
BOARD COMMITTEES	30
CORPORATE GOVERNANCE	35
PROPOSAL 2 APPROVAL OF OUR AMENDED EXECUTIVE OFFICER CASH PROFIT SHARING PLAN	37
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	41
PROPOSAL 4 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	43
PROPOSAL 5 ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	44
PROPOSAL 6 VOTE TO APPROVE A NON-BINDING SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD	45
EXECUTIVE OFFICERS	48
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	50
EXECUTIVE COMPENSATION SUMMARY	50
EXECUTIVE COMPENSATION ANALYSIS	56
SUMMARY COMPENSATION TABLE	72
DIRECTOR COMPENSATION	78
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	79
WHERE YOU CAN FIND MORE INFORMATION	80
OTHER BUSINESS	80
SHAREHOLDER PROPOSALS	80
ANNUAL REPORT ON FORM 10-K	82

i

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED MARCH 20, 2017

SIMPSON MANUFACTURING CO., INC.

5956 W. Las Positas Blvd.

Pleasanton, California 94588

PROXY STATEMENT

For the Annual Meeting of Shareholders

To Be Held on May 16, 2017

[•], 2017

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Simpson Manufacturing Co., Inc. (the “Company” or “Simpson”), to be held at 10:00 a.m., Pacific Daylight Time, on Tuesday, May 16, 2017, at our home office located at 5956 W. Las Positas Blvd., Pleasanton, California, 94588, and at any postponement or adjournment thereof (the “2017 Annual Meeting”). The 2017 Annual Meeting is being held for the purposes set forth in this Proxy Statement. This Proxy Statement, the enclosed WHITE proxy card, and the Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2016 are first being mailed to shareholders of record as of [•], 2017 on or about [•], 2017.

Holders of our common stock at the close of business on [•], 2017 will be entitled to vote at the 2017 Annual Meeting. As of the date of this Proxy Statement, [47,654,058] shares of our common stock, $0.01 par value per share, were outstanding and entitled to vote. Shareholders are entitled to one vote for each share of common stock held. A majority, or [23,827,030], of these shares, present in person or represented by proxy at the 2017 Annual Meeting, will constitute a quorum for the transaction of business.

We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Notice of Annual Meeting of Shareholders, a WHITE proxy card and the Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2016, and by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting of Shareholders, Proxy Statement, WHITE proxy card and Annual Report to Shareholders on Form 10-K for the Company’s fiscal year ended December 31, 2015 are available at [http://www.fcrvote.com/SSD]. In accordance with rules of the Securities and Exchange Commission (the “SEC”), the materials on this website are searchable, readable and printable, and the website does not have “cookies” or other tracking devices which identify visitors.

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING

Why am I receiving this Proxy Statement?

At the 2017 Annual Meeting, the Company asks you to vote on six proposals:

1.     to elect three directors, each to hold office for a three-year term and until his or her successor has been duly elected and qualified (“Proposal 1”);

2.     to approve the Company’s amended Executive Officer Cash Profit Sharing Plan (“Proposal 2”);

3.     to ratify the Board’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year (“Proposal 3”);

4.     to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (“Proposal 4”);

5.     to approve, on an advisory, non-binding basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers (“Proposal 5”); and

6.     to vote on a non-binding shareholder proposal to declassify the Board (“Proposal 6”), if properly presented at the 2017 Annual Meeting.

The Board may also ask you to participate in the transaction of any other business that is properly be brought before the 2017 Annual Meeting in accordance with the provisions of our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Bylaws, as amended (the “Bylaws”).

You are receiving this Proxy Statement as a shareholder of Simpson as of [•], 2017, the record date for purposes of determining the shareholders entitled to receive notice of and vote at the 2017 Annual Meeting. As further described below, we request that you promptly use the enclosed WHITE proxy card to vote, by Internet, by telephone or by mail, in the event you desire to express your support of or opposition to the proposals.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION
OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1 USING THE
ENCLOSED WHITE PROXY CARD.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR PROPOSALS 2, 3,
AND 4, FOR 1 YEAR ON PROPOSAL 5, AND AGAINST PROPOSAL 6, USING THE
ENCLOSED WHITE PROXY CARD.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD
SENT TO YOU BY IRON COMPASS.

When will the 2017 Annual Meeting be held?

The 2017 Annual Meeting is scheduled to be held at 10:00 a.m., Pacific Daylight Time, on Tuesday, May 16, 2017, at our home office located at 5956 W. Las Positas Blvd., Pleasanton, California, 94588.

Who is soliciting my vote?

In this Proxy Statement, the Board is soliciting your vote.

How does the Simpson Board recommend that I vote?

The Simpson Board unanimously recommends that you vote by proxy using the WHITE proxy card with respect to the proposals, as follows:

•       FOR the election of all three Board nominees set forth on the WHITE proxy card (Proposal 1);

•       FOR the approval of the Company’s amended Executive Officer Cash Profit Sharing Plan (Proposal 2);

•       FOR the ratification the Board’s selection of Grant Thornton LLP as the Company’s independent registered public accountants for the current fiscal year (Proposal 3);

•       FOR the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers (Proposal 4);

•       for the approval, on an advisory, non-binding basis, of 1 YEAR as the frequency of future advisory votes on the compensation of the Company’s named executive officers (Proposal 5); and

•       AGAINST the non-binding shareholder proposal to declassify the Board (Proposal 6).

Why is the Simpson Board recommending FOR Proposals 1, 2, 3, and 4, FOR 1 YEAR on Proposal 5, and AGAINST Proposal 6?

We describe all proposals and the Board’s reasons for supporting Proposals 1, 2, 3, and 4, for recommending “1 Year” for Proposal 5, and for opposing Proposal 6, in detail beginning at page [●] of this Proxy Statement.

Who can vote?

Holders of our common stock at the close of business on [•], 2017 may vote at the 2017 Annual Meeting. At the close of business on that date, we had [47,654,058] shares of our common stock outstanding and entitled to vote. A majority, or [23,827,030], of these shares, present in person or represented by proxy at this meeting, will constitute a quorum for the transaction of business.

As of the date of this Proxy Statement, there are [47,654,058] shares of our common stock outstanding, each entitled to one vote. There are approximately [620] shareholders of record as of the date of this Proxy Statement.

How do I vote if I am a record holder?

You can vote by attending the 2017 Annual Meeting and voting in person, or you can vote by proxy. If you are the record holder of your stock, you can vote by proxy in three ways:

•       By Internet: You may vote by submitting a proxy over the Internet. Please refer to the WHITE proxy card or voting instruction form provided to you by your broker for instructions of how to vote by Internet.

•       By Telephone: Shareholders located in the United States that receive proxy materials by mail may vote by submitting a proxy by telephone by calling the toll-free telephone number on the WHITE proxy card or voting instruction form and following the instructions.

•       By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the WHITE proxy card in the postage-paid envelope.

•       In Person at the 2017 Annual Meeting: If you attend the 2017 Annual Meeting, you may deliver your completed WHITE proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting. You are encouraged to complete, sign and date the WHITE proxy card and mail it in the enclosed postage pre-paid envelope regardless of whether or not you plan to attend the 2017 Annual Meeting.

How do I vote if my common shares are held in “street name”?

If you hold your shares of common stock in “street name,” meaning such shares are held for your account by a broker, bank or other nominee, then you will receive instructions from such institution or person on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares will not be voted with respect to any proposal, as we do not believe any of the proposals qualify for discretionary voting treatment by a broker. We therefore encourage you to provide voting instructions on a proxy card or a provided voting instruction form to the bank, broker, trustee or other nominee that holds your shares by carefully following the instructions provided in their notice to you.

How many votes do I have?

Shareholders are entitled to one vote per proposal for each share of common stock held.

Our Certificate of Incorporation and Bylaws permit shareholders to cumulate their votes in the election of directors at an annual meeting of shareholders if, at least 65 days before the annual meeting, a shareholder notifies the Secretary of the Company (the “Secretary”) in writing of the shareholder’s intention to cumulate votes. Cumulative voting entitles each shareholder to give one properly nominated candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder holds or to distribute those votes on the same principle among as many properly nominated candidates as the shareholder thinks fit. In February 2017, Iron Compass delivered to us a notice of its intention to cumulate votes in the election of directors at the 2017 Annual Meeting. As a result, all shareholders may cumulate their votes in the election of directors at the 2017 Annual Meeting.

How will my shares of common stock be voted?

The shares of common stock represented by any proxy card which is properly executed and received by the Company prior to or at the 2017 Annual Meeting will be voted in accordance with the specifications you make thereon. Where a choice has been specified on the WHITE proxy card with respect to the proposals, the shares represented by the WHITE proxy will be voted in accordance with the specifications. If you return a validly executed WHITE proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: FOR the election of all three Board nominees set forth on the WHITE proxy card (Proposal 1); FOR the approval of the Company’s amended Executive Officer Cash Profit Sharing Plan (Proposal 2); FOR the ratification the Board’s selection of Grant Thornton LLP as the Company’s independent registered public accountants for the current fiscal year (Proposal 3); FOR the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers (Proposal 4); for the approval, on an advisory, non-binding basis, of 1 YEAR as the frequency of future advisory votes on the compensation of the Company’s named executive officers (Proposal 5); and AGAINST the non-binding shareholder proposal to declassify the Board (Proposal 6).

What vote is required with respect to the proposals?

Proposal 1, regarding the three directors to be elected, will require approval of a plurality of the votes cast, meaning that the director nominees receiving the highest numbers of “for” votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, will be elected. As a result, the three director nominees receiving the most “for” votes at the 2017 Annual Meeting will be elected. The enclosed WHITE proxy card enables a shareholder to vote “FOR” or “WITHHOLD” from voting as to each person nominated by the Board.

Proposals 2, 3, 4, and 6 will be decided by the affirmative vote of a majority of the votes cast. The enclosed WHITE proxy card enables a shareholder to vote “FOR,” “AGAINST” or “ABSTAIN” on these proposals. Each of Proposals 2, 3, 4, and 6 will pass if the total votes cast “for” a given proposal exceed the total number of votes cast “against” such given proposal.

With respect to Proposal 5 regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers, the enclosed WHITE proxy card enables a shareholder to vote “1 Year,” “2 Years” “3 Years” or “ABSTAIN” on this proposal. The choice receiving the largest number of affirmative votes cast, whether or not a majority of the votes has been cast for such choice, shall be the election of the shareholders on Proposal 5.

What is the effect of abstentions and broker non-votes on voting?

Abstentions and broker non-votes will not constitute votes cast or votes withheld on any of the proposals and will accordingly have no effect on the outcome of the vote on any of the proposals.

If I have already voted by proxy against the proposals, can I still change my mind?

Yes. To change your vote by proxy, simply sign, date and return the enclosed WHITE proxy card or voting instruction form in the accompanying postage-paid envelope, or vote by proxy by telephone or via the Internet in accordance with the instructions in the proxy card or voting instruction form. We strongly urge you to vote by proxy FOR Proposals 1, 2, 3, and 4, FOR 1 YEAR on Proposal 5, and AGAINST Proposal 6. Only your latest dated proxy will count at the 2017 Annual Meeting.

Will my shares be voted if I do nothing?

If your shares of our common stock are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote over the Internet or by telephone or attend the 2017 Annual Meeting and vote in person.

If your shares of common stock are held in “street name,” that is, held for your account by a broker, bank or other nominee, and you do not instruct your broker or other nominee how to vote your shares, then, because all of the proposals are “non-routine matters,” your broker or other nominee would not have discretionary authority to vote your shares on the proposals. If your shares of our common stock are held in “street name,” your broker, bank or nominee has enclosed a proxy card or voting instruction form with this Proxy Statement. We strongly encourage you to authorize your broker or other nominee to vote your shares by following the instructions provided on the proxy card or voting instruction form.

Please return your proxy card or voting instruction form to your broker or other nominee by proxy, simply sign, date and return the enclosed proxy card or voting instruction form in the accompanying postage-paid envelope, or vote by proxy by telephone or via the Internet in accordance with the instructions in the proxy card or voting instruction form. Please contact the person responsible for your account to ensure that a proxy card or voting instruction form is voted on your behalf.

We strongly urge you to vote by proxy FOR Proposals 1, 2, 3, and 4, FOR 1 YEAR on Proposal 5, and AGAINST Proposal 6 by signing, dating and returning the enclosed proxy card today in the envelope provided. You may also vote by proxy over the Internet using the Internet address on the proxy card or by telephone using the toll-free number on the proxy card. If your shares are held in “street name,” you should follow the instructions on your proxy card or voting instruction form provided by your broker or other nominee and provide specific instructions to your broker or other nominee to vote as described above.

What constitutes a quorum?

A majority of the outstanding shares of common stock, present in person or represented by proxy at the 2017 Annual Meeting, will constitute a quorum for the transaction of business. Votes withheld, abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for this meeting. In the absence of a quorum, the 2017 Annual Meeting may be adjourned by a majority of the votes entitled to be cast represented either in person or by proxy.

Has the Company received notice from one or more shareholders that they are intending to cumulate votes or nominate directors at the 2017 Annual Meeting?

Yes. Iron Compass Partners, LP, which, together with certain affiliates, has indicated that it beneficially owns an aggregate of 170,042 shares of our common stock (representing approximately 0.36% of our outstanding common stock), has delivered notice to the Company of its intention to cumulate votes and to nominate one director candidate, Brett N. Milgrim, for election to the Board at the 2017 Annual Meeting

Whom should I call if I have questions about the 2017 Annual Meeting?

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Please Call Toll Free: (888) 869-7406
Email: simpson@dfking.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING: THE PROXY STATEMENT FOR THE 2017 ANNUAL MEETING AND THE ANNUAL REPORT TO SHAREHOLDERS ON FORM 10-K ARE AVAILABLE FREE OF CHARGE AT [HTTP://WWW.FCRVOTE.COM/SSD].

ANNUAL MEETING PROCEDURES

Annual Meeting Admission

Only Simpson shareholders or their duly authorized and constituted proxies may attend the 2017 Annual Meeting. Proof of ownership of our common stock must be presented in order to be admitted to the 2017 Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the 2017 Annual Meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership as of the close of business on [•] 2017, the record date, to be admitted to the 2017 Annual Meeting. Otherwise, proper documentation of a duly authorized and constituted proxy must be presented. This proof can be: a brokerage statement or letter from a broker, bank or other nominee indicating ownership on the record date, a proxy card, or a valid, legal proxy provided by your broker, bank or other nominee.

After the chairman of the meeting announces the opening of the polls for the first matter upon which the shareholders will vote at the 2017 Annual Meeting, further entry will be prohibited. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the 2017 Annual Meeting. All persons attending the meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport, to gain admittance to the 2017 Annual Meeting.

Who Can Vote, Outstanding Shares

Holders of record of our common stock at the close of business on [•], 2017 may vote at the 2017 Annual Meeting. At the close of business on that date, we had [47,654,058] shares of our common stock outstanding and entitled to vote. A majority, or [23,827,030], of these shares, present in person or represented by proxy at this meeting, will constitute a quorum for the transaction of business.

As of the date of this Proxy Statement, there are [47,654,058] shares of our common stock outstanding, each entitled to one vote. There are approximately [620] shareholders of record as of the date of this Proxy Statement.

Voting Procedures

You can vote by attending the 2017 Annual Meeting and voting in person, or you can vote by proxy. If you are the record holder of your stock, you can vote by proxy in three ways:

•       By Internet: You may vote by submitting a proxy over the Internet. Please refer to the WHITE proxy card or voting instruction form provided to you by your broker for instructions of how to vote by Internet.

•       By Telephone: Shareholders located in the United States that receive proxy materials by mail may vote by submitting a proxy by telephone by calling the toll-free telephone number on your proxy card or voting instruction form and following the instructions.

•       By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the WHITE proxy card in the postage-paid envelope.

•       In Person at the 2017 Annual Meeting: If you attend the 2017 Annual Meeting, you may deliver your completed WHITE proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting. You are encouraged to complete, sign and date the WHITE proxy card and mail it in the enclosed postage pre-paid envelope regardless of whether or not you plan to attend the 2017 Annual Meeting.

If you hold your shares of common stock in “street name,” meaning such shares are held for your account by a broker, bank or other nominee, then you will receive instructions from such institution or person on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

Proxy Contest of Iron Compass

Iron Compass Partners, LP, together with certain of its affiliates (“Iron Compass”), has notified the Company of its intention to nominate one individual for election as our director at the 2017 Annual Meeting in opposition to the nominees recommended by the Board. You may receive proxy solicitation materials from Iron Compass. The Company is not responsible for the accuracy of any information provided by or relating to Iron Compass or its nominees contained in solicitation materials filed or disseminated by or on behalf of Iron Compass or any other statements that Iron Compass may make. The Board does NOT endorse the Iron Compass nominee and strongly recommends that you NOT sign or return any proxy card sent to you by Iron Compass. If you have previously voted using a proxy card sent to you by Iron Compass, you can subsequently revoke that vote by following the instructions on the WHITE proxy card to vote over the Internet or by telephone or by completing, signing and dating the enclosed WHITE proxy card and mailing it in the postage pre-paid envelope provided. Only your latest dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the 2017 Annual Meeting as described in the accompanying Proxy Statement.

Proxy Card

The shares represented by any proxy card which is properly executed and received by the Company prior to or at the 2017 Annual Meeting will be voted in accordance with the specifications made thereon. Where a choice has been specified on the WHITE proxy card with respect to the proposals, the shares represented by the WHITE proxy card will be voted in accordance with the specifications. If you return a validly executed WHITE proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: FOR the election of all three Board nominees set forth on the WHITE proxy card (Proposal 1); FOR the approval of the Company’s amended Executive Officer Cash Profit Sharing Plan (Proposal 2); FOR the ratification the Board’s selection of Grant Thornton LLP as the Company’s independent registered public accountants for the current fiscal year (Proposal 4); FOR the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers (Proposal 4); for the approval, on an advisory, non-binding basis, of 1 YEAR as the frequency of future advisory votes on the compensation of the Company’s named executive officers (Proposal 5); and AGAINST the non-binding shareholder proposal to declassify the Board (Proposal 6).

The Board is not aware of any matters that are expected to come before the 2017 Annual Meeting other than those described in this Proxy Statement. If any other matter should be presented at the 2017 Annual Meeting upon which a vote may be properly taken, shares represented by all WHITE proxy cards received by the Board will be voted with respect thereto at the discretion of the persons named as proxies in the enclosed proxy card.

Record Date

Only holders of record of common stock at the close of business on [•], 2017 will be entitled to notice of and to vote at the 2017 Annual Meeting.

Quorum

A majority of the outstanding shares of common stock, present in person or represented by proxy at the 2017 Annual Meeting, will constitute a quorum for the transaction of business. Votes withheld, abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for this meeting. In the absence of a quorum, the 2017 Annual Meeting may be adjourned by a majority of the votes entitled to be cast represented either in person or by proxy.

Required Vote

As a holder of our common stock, you are entitled to one vote per share on any matter submitted to a vote of the shareholders, subject to rights shareholders may have to cumulate votes for Proposal 1, as described below.

Our Bylaws require that, in a contested election, directors are elected by a plurality of the votes cast. Since Iron Compass has nominated a person for election to the Board, this election of directors at the 2017 Annual Meeting is considered a contested election. Proposal 1, regarding the three directors to be elected, therefore will require approval of a plurality of the votes cast, meaning that the director nominees receiving the highest numbers of “for” votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, will be elected. As a result, the three director nominees receiving the most “for” votes at the 2017 Annual Meeting will be elected.

The enclosed WHITE proxy card enables a shareholder to vote “FOR” or “WITHHOLD” from voting as to each person nominated by the Board. If you vote “withhold” for any director nominee, as opposed to voting “FOR” any such director nominee, your shares voted as such will be counted for purposes of establishing a quorum, but will not be considered to have been voted FOR the director nominee and as such will have no effect the outcome of the vote on Proposal 1. Abstentions and broker non-votes will not constitute votes cast or votes withheld on Proposal 1 and will accordingly have no effect on the outcome of the vote on Proposal 1.

PLEASE SUPPORT THE BOARD’S NOMINEES BY VOTING “FOR” THE BOARD’S NOMINEES ON PROPOSAL 1 USING THE ENCLOSED WHITE PROXY CARD. DO NOT COMPLETE OR RETURN A PROXY CARD FROM IRON COMPASS, EVEN IF YOU VOTE “WITHHOLD” ON THEIR DIRECTOR NOMINEE. DOING SO MAY CANCEL ANY PREVIOUS VOTE YOU CAST ON THE COMPANY’S WHITE PROXY CARD

Our Certificate of Incorporation and Bylaws permit shareholders to cumulate their votes in the election of directors at an annual meeting if, at least 65 days before the annual meeting, a shareholder notifies the Secretary of the Company (the “Secretary”) in writing of the shareholder’s intention to cumulate votes. Cumulative voting entitles each shareholder to give one properly nominated candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder holds or to distribute those votes on the same principle among as many properly nominated candidates as the shareholder thinks fit. In February 2017, Iron Compass delivered to us a notice of its intention to cumulate votes in the election of directors at the 2017 Annual Meeting. As a result, all shareholders may cumulate their votes in the election of directors at the 2017 Annual Meeting.

Proposals 2, 3, 4, and 6 will be decided by the affirmative vote of a majority of the votes cast. The enclosed WHITE proxy card enables a shareholder to vote “FOR,” “AGAINST” or “ABSTAIN” on these proposals. Any of Proposals 2, 3, 4, and 6 will pass if the total votes cast “for” such proposal exceed the total number of votes cast “against” the proposal.

With respect to Proposal 5 regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers, the enclosed WHITE proxy card enables a shareholder to vote “1 Year,” “2 Years” “3 Years” or “ABSTAIN” on this proposal. The choice receiving the largest number of affirmative votes cast, whether or not a majority of the votes has been cast for such choice, shall be the election of the shareholders on Proposal 5.

Abstentions and broker non-votes, if any, will not constitute votes cast on any of Proposals 2, 3, 4, 5, and 6 or “for” or “withhold” with respect to any director nominee on Proposal 1 and will accordingly have no effect on the outcome of the vote on such proposals.

Proposals 4, 5, and 6 are advisory proposals only and are not binding on the Board or the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION
OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1 USING THE
ENCLOSED WHITE PROXY CARD.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR PROPOSALS 2, 3,
AND 4, FOR 1 YEAR ON PROPOSAL 5, AND AGAINST PROPOSAL 6, USING THE
ENCLOSED WHITE PROXY CARD.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD
SENT TO YOU BY IRON COMPASS.

Abstentions and Broker Non-Votes

If you are a beneficial owner holding your shares in “street name” and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of common stock will not be voted with respect to any proposal for which the shareholder of record does not have “discretionary” authority to vote. You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”).

Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at shareholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your bank, broker, trustee or other nominee is not permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the shareholder for whom it is holding shares.

Because Iron Compass has initiated a proxy contest, to the extent that Iron Compass provides a proxy card or voting instruction form to shareholders in street name, none of proposals in this Proxy Statement will be discretionary. We encourage you to provide voting instructions on a WHITE proxy card or a provided voting instruction form to the bank, broker, trustee or other nominee that holds your shares by carefully following the instructions provided in their notice to you.

Revocability of Proxy

A shareholder of record who has properly executed and delivered a proxy may revoke such proxy at any time before the 2017 Annual Meeting in any of the four following ways:

•       timely complete and return a new proxy card bearing a later date;

•       vote on a later date by using the Internet or telephone;

•       deliver a written notice to our Secretary prior to the 2017 Annual Meeting by any means, including facsimile, stating that your proxy is revoked; or

•       attend the meeting and vote in person.

If you have previously submitted a proxy card sent to you by Iron Compass, you may change your vote by completing and returning the enclosed WHITE proxy card in the accompanying postage pre-paid envelope, or by voting by telephone or via the Internet by following the instructions on the WHITE proxy card. Submitting a proxy card sent to you by Iron Compass will revoke votes you have previously made via the Company’s WHITE proxy card.

If your shares are held of record by a bank, broker, trustee or other nominee other nominee and you desire to vote at the meeting, you may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.

Appraisal Rights

Holders of shares of common stock do not have appraisal rights under Delaware law in connection with this proxy solicitation.

Shareholder List

A list of shareholders entitled to vote at the 2017 Annual Meeting will be available for examination by any shareholder for any purpose germane to the 2017 Annual Meeting during ordinary business hours at our corporate headquarters located at 5956 W. Las Positas Blvd., Pleasanton, California, 94588, for the ten days prior to the 2017 Annual Meeting, and also will be available for examination by any shareholder at the 2017 Annual Meeting.

Communications with the Board

We encourage shareholders and interested parties to communicate any concerns or suggestions directly to the independent members of the Board, by writing to:

Board of Directors
Simpson Manufacturing Co., Inc.
P.O. Box 1394
Alamo, CA 94507-7394

Other Matters

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Please Call Toll Free: (888) 869-7406
Email: simpson@dfking.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING: THE PROXY STATEMENT FOR THE 2017 ANNUAL MEETING AND THE ANNUAL REPORT TO SHAREHOLDERS ON FORM 10-K ARE AVAILABLE FREE OF CHARGE AT [HTTP://WWW.FCRVOTE.COM/SSD].

OTHER INFORMATION

Participants in the Solicitation

Under applicable regulations of the Securities Exchange Commission (the “SEC”), each of our directors and certain of our executive officers and other employees are “participants” in this proxy solicitation. Please refer to the section entitled “Security Ownership of Certain Beneficial Owners and Management” for information about our directors and executive officers. Except as described in this Proxy Statement, there are no agreements or understandings between the Company and any such participants relating to employment with the Company or any future transactions. Other than the persons described in this Proxy Statement, no general class of employee of the Company will be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Exhibit A attached hereto sets forth additional information relating to our directors and director nominees as well as certain of our officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf.

Costs of Solicitation

We are required by law to convene an annual meeting of shareholders at which directors are elected. Because our shares are widely held, it would be impractical for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, the Company is soliciting proxies from our shareholders. United States federal securities laws require us to send you this Proxy Statement, and any amendments and supplements thereto, and to specify the information required to be contained in it. The Company will bear the expenses of calling and holding the 2017 Annual Meeting and the solicitation of proxies therefor. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to shareholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of pocket expenses for forwarding proxy materials to shareholders and obtaining beneficial owner’s voting instructions. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of the Board, without additional compensation, personally or by telephone. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. As a result of the potential proxy solicitation by Iron Compass, we may incur additional costs in connection with our solicitation of proxies. The Company has retained D.F. King & Co., Inc. (“D.F. King”) to solicit proxies. Under our agreement with D.F. King, D.F. King will receive a fee of up to $[•] plus the reimbursement of reasonable expenses. The reimbursement to D.F. King will not be submitted to a shareholder vote. D.F. King expects that approximately [•] of its employees will assist in the solicitation. D.F. King will solicit proxies by mail, telephone, facsimile or email. Our aggregate expenses, including those of D.F. King, related to our solicitation of proxies, excluding salaries and wages of our regular employees, are expected to be approximately $[•], of which approximately $[•] has been incurred as of the date of this Proxy Statement.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements, plans or amendments (including those related to profit sharing and stock-based compensation), company policies, corporate governance practices, documents or amendments (including charter or bylaw amendments, shareholder rights plans or similar arrangements) as well as capital and corporate structure (including major shareholders, board structure and board composition), are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” “will,” “change,” “intend,” “target,” “future,” “potential,” “estimate,” “anticipate,” “to be,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and construction business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities; (vi) changes in the Company’s plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company’s reports and filings with the SEC including, without limitation, most recently the Company’s Annual Report to Shareholders on Form 10-K for the period ended December 31, 2016, under the heading Item 1A - “Risk Factors” and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in this Proxy Statement is specifically qualified in its entirety by the aforementioned factors. You are hereby advised to carefully read this Proxy Statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.

BACKGROUND OF THE SOLICITATION

During 2015, members of the Board and the senior management team engaged in extensive dialogue with shareholders, which led to a comprehensive review of the Company’s executive compensation program and governance practices during 2016 and informed a number of compensation program changes for 2016. During this review period, the Board continued to engage extensively with shareholders related to changes under consideration. Shareholder feedback was regularly presented to the Board during this review period and shareholder feedback was reflected in the significant compensation and governance changes that were announced in the second half of 2016 and first quarter of 2017. In addition, as part of this comprehensive review and in furtherance of the Company’s long-term strategy, the Board engaged in extensive discussions regarding board composition, culminating in the engagement of Veaco Group, an independent corporate governance advisor, in May 2016 to conduct a skills assessment and “gap” analysis of the current board to assist the Board in developing appropriate criteria for selection of new members of the Board.

On November 10, 2015, Karen Colonias (our Chief Executive Officer and a member of the Board), Brian J. Magstadt (our Chief Financial Officer, Treasurer and Secretary) and Thomas J Fitzmyers (our current Vice Chairman of the Board) met with Matthew S. Kupersmith and James L. Hegyi of Iron Compass in Chicago, Illinois, while Ms. Colonias and Messrs. Magstadt and Fitzmyers were attending the Baird Industrial Conference. Based on its nomination notice dated February 7, 2017, Iron Compass has indicated that it beneficially owns an aggregate of 170,042 shares of our common stock, representing approximately 0.36% of our outstanding common stock.

On December 3, 2015, Iron Compass distributed a presentation to Ms. Colonias and Mr. Magstadt addressing the Company’s operating margins and profitability and certain recommended structural changes in the management of costs and administrative expenses.

On March 11, 2016, representatives of Iron Compass and the Company discussed Iron Compass’s request to meet with the Board at the time of the Company’s 2016 annual meeting of shareholders, and the Company agreed to schedule a meeting for Iron Compass to meet with Peter N. Louras, Jr. (our Chairman of the Board) on the day before the annual meeting.

On April 19, 2016, representatives of Iron Compass met with Mr. Louras, Mr. Magstadt and Ms. Colonias and distributed a new presentation, which Mr. Louras circulated to the Board, reasserting Iron Compass’ beliefs regarding the Company’s operations and expense structure.

On April 20, 2016, representatives of Iron Compass attended the Company’s 2016 annual meeting of shareholders. At its Board meeting held on the same date, the Board reviewed and discussed the materials prepared by Iron Compass.

On April 25, 2016, Iron Compass made a request to present to the Board at its meeting to be held in July. On May 4, 2016, Iron Compass reiterated its request to present to the Board and distributed a new presentation to Mr. Louras, which Mr. Louras circulated to the Board, presenting certain case studies. On June 13, 2016, following additional correspondence between the Company and Iron Compass, Mr. Louras informed Iron Compass that the Board had declined Iron Compass’s request to present at the July Board meeting. On June 16, 2016, Mr. Louras spoke to representatives of Iron Compass by telephone to discuss the Board’s decision.

On July 6, 2016, Iron Compass issued a letter to the Board, which, among other things, outlined certain of Iron Compass’ suggestions for making structural changes relating to the Company’s commercial construction and truss plate business, selling, general and administrative expenses, capital allocation, and return of capital to shareholders. The Board reviewed and discussed the letter during its scheduled July Board meetings.

On August 1, 2016, Iron Compass issued a press release making its July 6 letter public.

On August 24, 2016, the Company issued a press release and filed a Form 8-K with the SEC announcing that the Board, on August 19, 2016, increased and extended its previous share repurchase authorization as well as authorized the Company to execute accelerated share repurchase programs in support of the authorization.

On the same date, the Board sent a letter to Iron Compass in response to Iron Compass’s July 6 letter. On August 31, Iron Compass responded to the Board’s letter, acknowledging disagreements with management regarding the balance sheet and capital allocation.

On October 25, 2016, the Company filed a Form 8-K with the SEC disclosing that, following extensive shareholder outreach by the Board and management during 2015 and the first half of 2016 as part of a comprehensive review of the

Company’s executive compensation program and governance practices, the Company was making significant changes to its executive compensation program, incentive structure, and governance practices, including the termination of its shareholder rights plan.

On November 4, 2016, Iron Compass submitted a shareholder proposal to the Company for presentation to shareholders at the 2017 Annual Meeting, requesting that the Board “take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board and to require that all directors elected by shareholders be elected on an annual basis commencing with the first annual meeting of shareholders for the election of directors occurring after the elimination of the Board classification, notwithstanding that any director may have been elected for a term that extends beyond such annual meeting.”

On January 19, 2017, Iron Compass sent a letter to the Company notifying us of its intention to nominate one or more individuals for election to the Board at the 2017 Annual Meeting and elect for cumulative voting and requesting certain materials required for making a formal notice.

On January 25, 2017, as part of the Board’s ongoing succession planning and refreshment process, the Company announced that Thomas J Fitzmyers notified the Company that he decided to retire as Vice Chairman of the Board at the end of his current term at the 2017 Annual Meeting. As a result, Mr. Fitzmyers would continue to serve on the Board until the 2017 Annual Meeting but agreed not to stand for re-election to the Board at the 2017 Annual Meeting.

The Company also announced at such time that the Governance and Nominating Committee was undertaking an ongoing board evaluation and director succession planning process and was actively engaged in a search for a new independent director to fill the vacancy created by Mr. Fitzmyers’ retirement, utilizing the services of Veaco Group and Korn Ferry, an independent executive and director search firm it had retained in September 2016. Between November 2016 and March 2017, the Governance and Nominating Committee evaluated a number of potential independent director candidates identified by Korn Ferry, including Michael A. Bless. The Governance and Nominating Committee and the full Board conducted multiple telephonic and in-person interviews of director candidates during this period.

On January 26, 2017, following correspondence between the Company, Iron Compass and the SEC regarding certain legal defects with respect to Iron Compass’ shareholder proposal, Iron Compass submitted a revised shareholder proposal to us, which provided that the implementation of the proposal would not affect the unexpired terms of directors elected prior to such implementation, while still requesting the Board declassification and annual election of directors at the first annual meeting of shareholders occurring after the implementation of the proposal.

On January 27, 2017, Mr. Louras, along with Mr. Magstadt, Ms. Colonias and Robin G. MacGillivray (the Chair of the Governance and Nominating Committee), held a telephone conference with representatives of Iron Compass in which Iron Compass indicated that it intended to nominate Brett N. Milgrim as a director candidate at the 2017 Annual Meeting.

On January 30, 2017, after careful deliberation about the implications of declassifying the Board in conjunction with shareholders having the ability to exercise cumulative voting in the election of directors, and in line with broad shareholder feedback, the Board resolved to hold a special meeting of shareholders on or about March 28, 2017 at which shareholders would be permitted to approve amendments to our Certificate of Incorporation to (1) declassify the Board over a three-year period and elect directors who are up for re-election and new director candidates annually beginning at the 2017 Annual Meeting, and (2) eliminate the ability to exercise cumulative voting in the election of directors. On January 31, 2017, the Company issued a press release and filed a Form 8-K with the SEC, announcing the special meeting and the Board’s decision.

On February 3, 2017, Iron Compass issued a press release expressing certain of its views regarding the March 28, 2017 special meeting.

On February 6, 2017, Iron Compass delivered notice to the Company of its intention to cumulate votes and to nominate Mr. Milgrim as a director candidate for election to the Board at the 2017 Annual Meeting.

On February 8, 2017, Mr. Kupersmith of Iron Compass emailed Mr. Louras requesting a meeting in Aspen, Colorado. While not available for an in-person meeting, Mr. Louras responded that the Company was open to a telephonic meeting with Iron Compass.

On February 10, 2017, the Company filed a preliminary proxy statement with the SEC for the March 28, 2017 special meeting.

On February 16, 2017, in response to Mr. Kupersmith’s February 8 request, Mr. Louras and Ms. MacGillivray had a telephonic meeting with Mr. Kupersmith. Following this conversation, Mr. Louras emailed Mr. Kupersmith indicating the Board’s intent to include Mr. Milgrim in its Board refreshment process by having him go through the same process used during the past year with other Board candidates but on an accelerated timetable.

On February 22, 2017, the Board committed to amend our Bylaws to provide proxy access to qualifying shareholders after the March 28, 2017 special meeting.

On February 23, 2017, the Company filed a definitive proxy statement with the SEC in connection with the March 28, 2017 special meeting and announced, in a press release and a Form 8-K filed with the SEC, that the 2017 Annual Meeting would be rescheduled to May 16, 2017. In the following weeks, each of the three leading independent proxy advisory firms, ISS, Glass Lewis, and Egan-Jones, recommended that shareholders vote in favor of both the Company’s declassification and cumulative voting proposals at the March 28, 2017 special meeting.

On March 1, 2017, Korn Ferry conducted an interview of Iron Compass’ proposed director nominee, Mr. Milgrim.

On March 16, 2017, Ms. MacGillivray and James S. Andrasick, both members of the Governance and Nominating Committee, conducted an interview with Mr. Milgrim in San Jose, California.

On March 17, 2017, after careful deliberation, and upon the recommendation of the Governance and Nominating Committee, the Board unanimously agreed to nominate Mr. Bless for election to the Board at the 2017 Annual Meeting.

On March 19, 2017 Mr. Bless accepted his nomination to the Board.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information, as of [March 16], 2017, unless otherwise indicated, about the beneficial ownership of our common stock by -

•       each shareholder known by us to be the beneficial owner of more than 5% of our common stock,

•       each of our directors and each of our director nominees,

•       each of our Principal Executive Officer, our Principal Financial Officer and our three other most highly compensated executive officers (collectively, the “Named Executive Officers” or “NEOs”) as named in the Summary Compensation Table (See “Executive Compensation” below), and

•       all of our executive officers and directors as a group.

Name and, for Each 5% Beneficial Owner, Address(1)	Beneficial Ownership of Shares of Common Stock(1)		Percent of Class(2)
Sharon Simpson 21C Orinda Way Orinda, CA 94563	6,689,786		14.0%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,774,034	(3)	10.0%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,437,990	(4)	7.2%

Janus Capital Management, LLC 151 Detroit Street Denver, CO 80206	2,794,330	(5)	5.9%

Michael A. Bless	0		*

Thomas J Fitzmyers	7,523		*

Karen Colonias	44,367		*

Roger Dankel	13,623	(6)	*

Ricardo M. Arevalo	10,846		*

Jeffrey E. Mackenzie	6,429		*

Brian J. Magstadt	15,543		*

James S. Andrasick	7,669		*

Jennifer A. Chatman	14,094	(7)	*

Gary M. Cusumano	14,894	(7)	*

Celeste Volz Ford	6,340		*

Peter N. Louras, Jr.	13,777		*

Robin G. MacGillivray	14,094	(7)	*

All executive officers, directors and director nominees as a group (14 persons)	173,910	(8)	*

____________

*         Less than 0.5%

(1)      Information in this table is based on information that our officers and directors provided to us and on statements on Schedule 13D or 13G that shareholders filed with the Securities and Exchange Commission (the “SEC”) and sent to us. Unless otherwise indicated below in the respective footnotes, the persons named in the table had sole voting and sole dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable. Pursuant to the rules of the SEC, the number of shares of our common stock below includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of [•], 2017, and shares issuable upon settlement of restricted stock units held by the respective person or group that will vest within 60 days of [•], 2017 (but not restricted stock units that will vest more than 60 days after [•], 2017).

(2)      Applicable percentage of ownership is based upon [47,654,058] shares of our common stock outstanding as of March [•], 2017.

(3)      Based on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 9, 2017, BlackRock, Inc. has sole voting power with respect to 4,679,361 shares and sole dispositive power with respect to 4,774,034 shares.

(4)      Based on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2017, The Vanguard Group has sole voting power with respect to 82,127 shares, shared voting power with respect to 5,500 shares, sole dispositive power with respect to 3,352,363 shares and shared dispositive power with respect to 85,627 shares.

(5)      Based on the Schedule 13G/A filed by Janus Capital Management, LLC with the SEC on February 13, 2017, Janus Capital Management has sole voting power with respect to 0 shares, shared voting power with respect to 2,794,330 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 2,794,330 shares.

(6)      Includes 4,000 shares that are subject to options that we granted under our 1994 Stock Option Plan and that are exercisable within 60 days.

(7)      Includes 5,000 shares that are subject to options that we granted under our 1995 Independent Director Stock Option Plan and that are exercisable within 60 days.

(8)      Includes 19,000 shares subject to options that are exercisable within 60 days, as described in notes (6) and (7) above.

PROPOSAL 1
ELECTION OF DIRECTORS

Composition of the Board

The Board currently consists of eight members. At the 2017 Annual Meeting, Thomas J Fitzmyers, will retire as Vice Chairman of the Board and will not stand for re-election, and one new independent candidate, Michael A. Bless, has been nominated by the Board for election as a director to fill the vacancy created by Mr. Fitzmyers’ retirement. Information about our current Board members and the new Board director nominee as of the 2017 Annual Meeting is set forth in the table below:

Name	Age	Director Since	Independent	Year Current Term Will Expire
Michael A. Bless	51	N/A	X	Being nominated by the Board for election to the Board at the 2017 Annual Meeting
Karen Colonias (CEO)	59	2013		2017
Celeste Volz Ford	60	2014	X	2017
Thomas J Fitzmyers (Vice Chairman of the Board)	76	1978		Retiring following the 2017 Annual Meeting
Jennifer A. Chatman	57	2004	X	2018
Robin G. MacGillivray	62	2004	X	2018
Peter N. Louras, Jr. (Chairman of the Board)	67	1999	X	2019
James S. Andrasick	73	2012	X	2019
Gary M. Cusumano	73	2007	X	2019

The Board is comprised of directors with strong professional reputations, skills and experience in established companies and other organizations of comparable status and size to us and/or in areas or industries relevant to our business, strategy and operations. Core skills and experiences represented by continuing members of the Board and the new Board director nominee are included in the summary graphic below:

The current composition of the Board and its director nominees reflect director-selection criteria developed by the Nominating and Governance Committee to address the needs and priorities of the Company and satisfy certain regulatory requirements. See “Director Selection Criteria” below.

Board Nominees

The Board, on the recommendation of its Governance and Nominating Committee, which is composed only of independent members of the Board, has nominated our incumbent directors Karen Colonias and Celeste Volz Ford, whose terms are currently set to expire at the 2017 Annual Meeting, for re-election to the Board. The Board, on the recommendation of its Governance and Nominating Committee, has additionally nominated a new director candidate, Michael A. Bless, for election to the Board at the 2017 Annual Meeting. Mr. Bless was originally identified to the Governance and Nominating Committee as a potential new director through a search conducted with the assistance of Korn Ferry, a third-party executive search and recruiting firm engaged by the Governance and Nominating Committee to identify and evaluate potential director candidates. The Board recommends that shareholders vote to elect each of Ms. Colonias, Ms. Ford and Mr. Bless to hold office until the election and qualification of directors at the 2020 annual meeting of shareholders. Pursuant to the Company’s Certificate of Incorporation and Bylaws, any new director candidate and each of our incumbent directors who are up for re-election will be elected at the 2017 Annual Meeting for a 3-year term expiring upon the election and qualification of directors at the annual meeting of shareholders to be held in 2020.

Each of Ms. Colonias, Ms. Ford and Mr. Bless has consented to be named in this Proxy Statement and to serve as a director if elected. Unless otherwise instructed, the persons named as proxies in the enclosed proxy card will vote the proxies received by them for the three Board nominees. The Board knows of no reason why any of the nominees named in this Proxy Statement would be unable or for good cause will not serve, but if any nominee should for any reason be unable to serve or for good cause will not serve, the Board reserves the right to nominate substitute nominees for election prior to the 2017 Annual Meeting, in which case the Company will file an amendment to this Proxy Statement disclosing the identity of such substitute nominees and related information and the proxies received will be voted for such substitute nominees.

We have received a notice from Iron Compass expressing its intent to nominate one individual for election to the Board at the 2017 Annual Meeting in opposition to the Board nominees named in this Proxy Statement. Iron Compass has indicated that it beneficially owns an aggregate of 170,042 shares of our common stock (representing approximately 0.36% of our outstanding common stock). The Governance and Nominating Committee carefully evaluated the individual proposed by Iron Compass, along with certain other persons. We believe that the nominees proposed by the Board are the most qualified candidates up for election at the 2017 Annual Meeting because they have the key attributes that are important to an effective board, including the experience, industry knowledge, integrity and commitment necessary to oversee the execution of our strategic plan and create value for all our shareholders. See “Board of Director Information” below. As a result, the Board does not endorse the Iron Compass nominee and unanimously recommends that you vote FOR the Board nominees who have been named in this Proxy Statement and on the WHITE proxy card. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU DO NOT SIGN, OR OTHERWISE VOTE USING, ANY PROXY CARD SENT TO YOU BY IRON COMPASS. IF YOU HAVE PREVIOUSLY SIGNED, OR OTHERWISE VOTED USING, A PROXY CARD SENT TO YOU BY IRON COMPASS, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.

Board Nominee and Director Qualifications and Biographical Information

Our directors are individuals of reputation, integrity and accomplishment. They bring to the Board a range of expertise, talents and insights. In addition, they bring practical industry experience in a variety of areas. See “Composition of the Board” above. As is required by our Governance Guidelines, a majority of our outside (non-management) directors must be independent. To be independent, a director must have no financial, family or close personal ties to us or our executive officers and must meet the New York Stock Exchange (“NYSE”) independence standards. See “Board Independence” below. We undertake serious and deliberate consideration to evaluate periodically our current directors’ skill sets and are committed to Board refreshment and succession planning. For prospective director candidates, we seek individuals with qualifications and attributes that are complementary to our business, industry, strategy and current directors’ skills and experience. See “Director Selection Criteria” below.

Board Nominees for Election as Directors at the 2017 Annual Meeting

1. Karen Colonias

Experience: Ms. Colonias has been our Chief Executive Officer since January 2012, and in 2013 she was appointed to the Board. From 2009 – 2012 she was our Chief Financial Officer, Secretary and Treasurer. Prior to that, she held the position of Vice President of our global structural product solutions subsidiary, Simpson Strong-Tie Company Inc. and, in that capacity from 2004 to 2009, served as the Branch Manager of Simpson Strong-Tie’s manufacturing facility in Stockton, California. She joined Simpson Strong-Tie in 1984 as an engineer in the research and development department, where she was responsible for the design and testing of new products and code development. In 1998 she was promoted to Vice President of Engineering, responsible for Simpson Strong-Tie’s research and development efforts. Before joining Simpson Strong-Tie, she worked as a civil engineer for the Bechtel Corporation, a global engineering, construction, and project management company. Since 2016, she has served as a director of Reliance Steel and Aluminum Co.

Contribution to and function on the Board: Ms. Colonias brings to the Board her deep industry knowledge and her dedication to the ongoing success of the Company. She is our management’s only representative on the Board. She actively shapes the Company’s strategic objectives and brings her extensive knowledge and understanding to the Company culture, its operations, its employees, customers, suppliers, investors and other stakeholders. She has demonstrated a commitment to integrity in all aspects of the Company’s business and transparency in her leadership of the Company. She is currently a member of the Acquisition and Strategy Committee.

2. Celeste Volz Ford

Experience: Ms. Ford joined the Board in 2014. She has been the Chief Executive Officer of Stellar Solutions, Inc. since she founded the company in 1995. Stellar Solutions is a global provider of systems engineering expertise and a recognized leader in government and commercial aerospace programs. She is a proven leader of the Stellar companies, including Stellar Solutions, Inc., which provides engineering services, Stellar Solutions Aerospace Ltd, their UK-based affiliate, QuakeFinder, the humanitarian R&D division of Stellar Solutions, and the Stellar Solutions Foundation, a division focused on charitable giving to promote community involvement and outreach efforts. Ms. Ford sits on the boards of Seagate Government Solutions, The University of Notre Dame Board of Trustees, the American Conservatory Theater and the business Advisory Counsel of Illuminate Ventures.

Contribution to and function on the Board: Ms. Ford brings to the Board her proven record of leadership and entrepreneurial spirit as well as her deep understanding of and experience with cyber, technology and software. She also brings her deep knowledge of strategic planning, a significant focus of the Company, and risk management. Additionally, she brings her valuable insights regarding activities in the UK. She is a member of the Compensation and Leadership Development Committee and the Acquisition and Strategy Committee.

3. Michael A. Bless

Experience: Mr. Bless has been President and Chief Executive Officer of Century Aluminum Company since November 2011 and was Century Aluminum’s Executive Vice President and Chief Financial Officer from January 2006 to October 2011. He has been a board member of Century Aluminum, a public company, since December, 2012. He has been National Trustee of Boys and Girls Clubs of America since January 2014.

Contribution to and function on the Board: Having held senior management positions at a public company in a related industry, Mr. Bless brings valuable leadership, industry, risk-management, investor-relation, international operations experience and strategy-development experience to the Board. His business insights, financial acumen and expansive knowledge of the construction materials industry and global market conditions enhance the collective corporate governance, strategic growth and financial expertise of the Board. If Mr. Bless is elected to the Board at the 2017 Annual Meeting, the Board currently anticipates to appoint him to one or more committee positions as appropriate.

See “New Director Nominee” below.

Continuing Directors

1. Jennifer A. Chatman

Experience: Ms. Chatman joined the Board in 2004. She is the Paul J. Cortese Distinguished Professor of Management Haas School of Business, University of California, Berkeley. Before joining the Berkeley faculty in 1993, she was a professor of the Kellogg Graduate School of Management, Northwestern University. She received her Ph.D. from Berkeley in 1988. She is a Trustee of Prospect Sierra School. In addition to her research and teaching at Berkeley, she consults with a wide range of organizations and is the faculty director of the Berkeley Executive Leader Program.

Contribution to and function on the Board: Ms. Chatman brings to the Board a deep understanding of organizational structure, leadership and compensation that gives us an objective perspective in interpreting and leveraging our unique culture to achieve our strategic objectives. She also brings insights into the Company’s strategy and process of formulating a sound, realistic strategy. She is able to focus on the organizational culture and its significance to the Company along with important considerations as the Company grows and changes. She brings her expertise in human resources along with a balanced perspective and her academic knowledge from a research perspective of business. She is the Chair of the Compensation and Leadership Development Committee and a member of the Audit Committee.

2. Robin G. MacGillivray

Experience: Ms. MacGillivray joined the Board in 2004. She retired from AT&T Inc. in 2014 with nearly 15 years of executive leadership experience as a corporate officer. From 2010 until her retirement in 2014 she was Senior Vice President — One AT&T Integration where she led the implementation of hundreds of world-wide initiatives designed to integrate merged organizations for optimal customer service and financial performance. Prior to that, she was Senior Vice President — Regional and Local Markets, responsible for service and sales of AT&T’s small business customers nationwide. Previously, she was President of Business Communications Services for AT&T’s western region, where she served the needs of small, medium and large businesses, including government, education and health care accounts. Over the course of her 35-year career, she held leadership positions in a variety of other areas, including engineering, operations, construction, finance and human resources.

Contribution to and function on the Board: Ms. MacGillivray brings to the Board her significant experience with mergers and acquisitions, particularly the integration of acquired entities. As a result of her accomplishments at AT&T, she also brings her substantial experience with and understanding of corporate culture, how to build teams, leadership development and change management. She also brings her dedication to corporate governance. She is the Chair of the Governance and Nominating Committee and a member of the Audit Committee and the Acquisition and Strategy Committee.

3. Peter N. Louras, Jr.

Experience: Mr. Louras joined the Board in 1999. He is a retired corporate executive and was appointed Chairman of the Board in April, 2014. He joined The Clorox Company in 1980 and was Group Vice President from May, 1992 until his retirement in July 2000. In this position, he served on The Clorox Company’s executive committee with overall responsibility for its international business activities and business development function, including acquisitions and divestitures. Before joining The Clorox Company, Mr. Louras, a certified public accountant, worked at Price Waterhouse in its offices in both San Francisco, California and Philadelphia, Pennsylvania. Mr. Louras actively participates in civic projects and serves on the boards of various non-for-profit organizations.

Contribution to and function on the Board: Mr. Louras brings to the Board and to his role as its Chair a highly effective collaborative and consensus-building and style of leadership. His business acumen stemming from his significant business background, which includes acquisition and international operating experience, brings a global perspective to the Board on the Company’s U.S. and international operations. He also brings a balanced perspective on a wide range of corporate governance, management and compensation issues, and he has been active in engagement with shareholders to both address their concerns and also preserve the philosophy behind the company value, structure and culture developed by the Company’s founder, Barclay Simpson. He is a member of the Audit Committee, the Compensation and Leadership Development Committee and the Acquisition and Strategy Committee.

4. James S. Andrasick

Experience: Mr. Andrasick joined the Board in 2012. He was the Chairman of Matson Navigation Company’s board of directors, until his retirement in 2009, and was its President and Chief Executive Officer from 2002 through 2008. Prior to his positions at Matson Navigation, he was the Chief Financial Officer of Alexander & Baldwin, Inc., the parent company of Matson Navigation, and was responsible for all business development activity. He recently served as a Trustee and Chair of the finance committee of Mills College and is presently a Trustee of the U.S. Coast Guard Foundation. He also previously served as a director and the Chairman of the board of the American Red Cross, Hawaii State Chapter, as well as served on the boards of the Aloha United Way, Arthritis Foundation and Hawaii Maritime Center. He was the Chairman and a Trustee of the University of Hawaii Foundation.

Contribution to and function on the Board: Mr. Andrasick brings to the Board a balanced perspective and his consensus-building style along with his business acumen stemming from his 40 years of business experience, including international experience. He also brings his financial and capital allocation and management expertise, and a strong understanding of developing markets. His experience in developing the China market for Matson Navigation, in real estate development for Alexander & Baldwin and in mergers and acquisitions gives him a unique understanding of the Company’s current opportunities, and his strong financial and operations background adds depth to the Board’s understanding of our business. He is the Chair of the Audit Committee and a member of the Governance and Nominating Committee and the Acquisition and Strategy Committee.

5. Gary M. Cusumano

Experience: Mr. Cusumano joined the Board in 2007. He was with the Newhall Land and Farming Company for more than 35 years, most recently as the Chairman of its board of directors, until his retirement in 2006. He is a director of Forest Lawn Memorial Park and the J.G. Boswell Company and was a director of Granite Construction, Inc., Sunkist Growers, Inc., Watkins-Johnson Company and Zero Corporation and has served on the boards of many not-for-profit and community service organizations.

Contribution to and function on the Board: Mr. Cusumano brings to the Board his deep understanding of real estate development, and along with his business acumen and focus, give him the ability to constructively challenge management in a positive manner. He also brings to the Board a balanced perspective from both the management and board member perspectives given his extensive leadership abilities and significant boardroom experience. He is the Chair of the Acquisition and Strategy Committee and a member of the Compensation and Leadership Development Committee and the Governance and Nominating Committee.

Retiring Director

Thomas J Fitzmyers was appointed as Vice Chairman of the Board in April 2014, after serving as Chairman of the Board since January 2012. Prior to that, he served as our President and as a director since 1978 and served as our Chief Executive Officer since 1994. Mr. Fitzmyers’ prior experience as President and Chief Executive Officer of Simpson Manufacturing Co., Inc. gives him unique and invaluable insights into the challenges facing our business and our industry. Mr. Fitzmyers has informed us that he will retire following the end of his current term at the 2017 Annual Meeting.

Required Vote

Our Bylaws require that, in a contested election, directors are elected by a plurality of the votes cast, which means that the director nominees receiving the highest numbers of “for” votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, will be elected. Since Iron Compass has nominated an individual for election to the Board, the election of directors at the 2017 Annual Meeting is considered a contested election. At the 2017 Annual Meetings, our shareholders will vote to elect three directors. As a result, among the three Board nominees and the Iron Compass nominee, the three individuals receiving the most “for” votes casted at the 2017 Annual Meeting will be elected to the Board. The enclosed WHITE proxy card enables a shareholder to vote “FOR” or “WITHHOLD” as to each person or all three individuals nominated by the Board. If you vote “withhold” for any Board nominee, as opposed to voting “FOR” all three Board nominees, your shares will be counted for purposes of establishing a quorum, but will not be considered to have been voted FOR such nominee. Same applies if you vote “withhold” for all Board nominees. Abstentions and broker non-votes, if any, will not constitute the votes cast either “for” or “withhold” with respect to a nominee and will accordingly have no effect on the outcome of the election of directors at the 2017 Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU USE THE WHITE PROXY CARD TO VOTE “FOR” THE ELECTION OF ALL THREE BOARD NOMINEES, KAREN COLONIAS, CELESTE VOLZ FORD AND MICHAEL A. BLESS, TO THE BOARD AT THIS ANNUAL MEETING.

BOARD INFORMATION AND PRACTICES

Board Diversity

While the Company does not have a formal policy with regard to diversity in identifying director nominees, the Board believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board, half of whom are women, consists of directors with a variety of backgrounds. We do not discriminate against nominees on the basis of race, color, religion, gender, gender identity or expression, sexual orientation, age, national origin, disability, covered veteran status, or any other status protected by law.

Director Tenure

The Board currently believes that a robust board evaluation process — one focused on the assessment and alignment of director skills with company strategy and priorities — is more effective than relying solely on age or tenure limits to achieve board refreshment. Therefore, we do not have a fixed retirement age for directors. Under our Governance Guidelines updated in 2016, no outside director will be nominated for re-election after 20 years of board service, and the Board generally will not nominate outside directors who come on Board after 2016 for re-election after 15 years of board service. If all three Board nominees, including Mr. Bless, are elected to the Board at the 2017 Annual Meeting, the average tenure of our directors will be 7 years. Board tenure of continuing members of the Board, including our CEO, and the new Board director nominee following the 2017 Annual Meeting (if the new nominee was elected to the Board) is broken into three groups as indicated in the summary graphic below:

Board Self-Assessment and Third-Party Evaluation

The Board has a regular practice of assessing the diversity of skill sets of its members, the alignment of areas of expertise with the Company’s strategy and priorities, and stewardship of company performance.

In recognition of the Board’s commitment to regular evaluation, and in light of planned board member retirement, during 2016, the Board engaged, Veaco Group, an independent third-party corporate governance consulting firm, to conduct an assessment of the Board to help evaluate the current skills and experiences and identify key attributes for new director candidates based on the Company’s current strategy and priorities. Veaco Group’s evaluation process included reviewing public filings, director surveys, board and committee materials and processes, and prior board evaluations as well as engaging each Board member and members of senior management with tailored written questions and oral interviews. The results of this evaluation were provided to the Governance and Nominating Committee for it to develop, on an informed basis, selection criteria for identifying, screening and recommending potential director candidates. In addition to the Board’s annual evaluations of its own and its committees’ functioning and operations, Veaco Group carried out an independent review of the Board’s functioning and overall effectiveness. Based on the Veaco Group’s independent review, the Board believes that it and its committees are currently functioning effectively.

Director Selection Criteria

In selecting director candidates, the Board seeks to achieve a mix of members who collectively bring significant value to the Company through their experience and personal backgrounds relevant to the Company’s strategic priorities and the scope and complexity of the Company’s business and industry. In light of the Company’s strategic priorities, and based on its self-assessment and a corporate governance consultant’s evaluation (see “Board Self-Assessment and Third-Party Evaluation” below), the Board identified key skills and experiences for director candidates that included current public company senior executive and public company board experience in managing a diversified enterprise, industry experience or understanding, an appreciation of the impacts of rapidly changing technologies and experience in managing and expanding business outside of the United States, especially in Europe. To complement its oversight responsibilities, the Board also identified implementing or overseeing company growth, strategy development, mergers and acquisitions and operations experience as key Board skills.

Based on this guidance, the Governance and Nominating Committee, working closely with the full Board and outside advisors, has developed a list of current criteria for nominating director candidates for open positions on the Board. In developing these criteria, the Committee took into account a variety of factors, including the current composition of the Board, the current strategy and future outlook of the Company, the range of experience and skills that would best complement those already represented on the Board, and the need for specialized expertise. Below are the skills and experiences that the Governance and Nominating Committee currently identifies as most valuable to the Board:

•         Current Public Company Senior Executive Leadership Experience,

•         Asset Management and Capital Markets Expertise,

•         Strategy Experience,

•         Public Company Board Experience,

•         Mergers & Acquisitions Experience,

•         Financial Expertise,

•         International Operations Experience,

•         Industry Experience,

•         Corporate Governance Experience,

•         Risk Management Experience,

•         Talent Management and Human Resource Experience, and

•         Technology Experience.

The Governance and Nominating Committee also believes that the following attributes, qualities and skills are important for our Board members to possess:

•         Good judgment,

•         Ability to identify issues and ask constructive questions,

•         Ability to communicate effectively and have a positive relationship with management and fellow Board members,

•         Ability to think critically and be a collegial disrupter,

•         Concurrence with our deep commitment to shareholders and address their concerns,

•         Ability to contribute to the development of forward-looking strategies, and

•         Ability to manage conflict.

Based on Veaco Group’s report and in light of the Company’s current priorities, the Governance and Nominating Committee recommended to the Board that the ideal prospective director candidate should have the following attributes: Current Chief Executive Officer, Chief Financial Officer or other senior executive officer of a public company in the same or a related industry (such as construction materials, manufacturing or distribution industries) with financial acumen, given the Board’s financial oversight responsibilities, public company board experience and experience with strategy development, leading company growth and managing international operations.

Director Selection Process

The Governance and Nominating Committee has retained, Korn Ferry, a leading executive search and recruiting firm, to identify and/or review new candidates upon request of the Governance and Nominating Committee. The Governance and Nominating Committee also considers new candidates for Board membership suggested by its members, other Board members, management, and shareholders.

Once a prospective candidate has come to the Governance and Nominating Committee’s attention, including candidates recommended by its advisors or suggested by shareholders, the Governance and Nominating Committee evaluates the candidate’s leadership, boardroom, transaction and industry experience, financial, management and technology expertise, business acumen, strategic ability as well as interpersonal skills, teamwork, vision and integrity, against the desired director attributes, and makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Governance and Nominating Committee takes into account the information provided to it with the recommendation of the candidate, as well as the Governance and Nominating Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Governance and Nominating Committee deems appropriate. The preliminary determination is based primarily on the current need for additional Board members and the likelihood that the prospective candidate can satisfy the criteria that the Governance and Nominating Committee has established (See “Director Selection Criteria” above). If the Governance and Nominating Committee determines, in consultation with the Chairman of the Board and other directors as appropriate, that additional consideration is warranted, it may request its executive search and recruiting advisor to gather additional information about the prospective candidate’s background and experience and to report its findings to the Governance and Nominating Committee. The Governance and Nominating Committee then evaluates the prospective candidate against the Board selection criteria that it has developed, as well as the following factors:

•         the extent to which the prospective candidate contributes to the range of talent, skill and expertise appropriate for the Board;

•         the prospective candidate’s willingness to comply with our governance policies and guidelines, including our compensation recovery policy, our anti-hedging and anti-pledging policy, and our Governance Guidelines (which include our stock ownership guidelines for outside directors) (See “Corporate Governance — Governing Documents” below).

•         the prospective candidate’s willingness to represent the interests of all of the Company’s shareholders;

•         the prospective candidate’s commitment to integrity and independence of thought and judgment;

•         the prospective candidate’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties and avoid conflict of interest, including his or her current board memberships; and

•         the prospective candidate’s ability to resonate with the company value, structure and culture developed by the Company’s founder, Barclay Simpson, and at the same time, appreciate the Company’s growth potential.

If the Governance and Nominating Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Governance and Nominating Committee, as well as other members of the Board as appropriate, then reach out to interview the candidate. After completing its evaluation, the Governance and Nominating Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new candidate after considering the Governance and Nominating Committee Committee’s recommendation.

Pursuant to our Bylaws, a shareholder who wishes to recommend a prospective candidate for the Board to us may notify the Company’s Secretary in writing with materials and information required by our Bylaws and other supporting materials that the shareholder considers appropriate. In considering whether to nominate any person suggested by a shareholder, the Governance and Nominating Committee will evaluate such candidate in the same way as it evaluates director candidates identified by itself.

In making its recommendations with respect to the nomination for re-election of existing directors at our annual meetings of shareholders, the Governance and Nominating Committee assessed the current composition of the Board and considered the extent to which the Board continues to reflect the criteria set forth above. The “Composition of the Board” section sets out how each of the current Board members contributes to the mix of experience, skills and qualifications that we seeks to be represented on the Board.

New Director Nominee

As a part of the Board’s succession plan, when Mr. Fitzmyers’ announced his retirement following the 2017 Annual Meeting, we planned to nominate a new independent director candidate to be elected to the Board at the 2017 Annual Meeting. Through its ongoing board evaluation and director succession planning process, the Governance and Nominating Committee had been actively conducting searches to identify qualified candidates who would enhance the collective experience and expertise of the Board, including identifying the candidate to fill the vacancy created by Mr. Fitzmyers’ retirement.

Korn Ferry, the executive search and recruiting firm engaged by the Governance and Nominating Committee, through extensive searches, identified and performed reference check and background investigation on several potential director candidates. Members of the Governance and Nominating Committee, as well as other members of the Board as appropriate, reviewed their qualifications, evaluated them against the same selection criteria discussed under “Director Selection Criteria” above, and interviewed some of the candidates, including the candidate nominated by Iron Compass.

Following a rigorous vetting and selection process, the Governance and Nominating Committee recommended Michael A. Bless, current Chief Executive Officer and board member as well as former Chief Financial Officer of Century Aluminum Company, a global producer of primary aluminum, for election to the Board at the 2017 Annual Meeting. Prior to joining Century Aluminum, Mr. Bless served as Managing Director of M. Safra & Co., Chief Financial Officer of Maxtor Corporation and Chief Financial Officer of Rockwell Automation, Inc., and was responsible for the finance, accounting, treasury, investor relations and information technology functions. Mr. Bless’ experience in driving growth and leading major companies, as both Chief Executive Officer and Chief Financial Officer, brings valuable leadership, industry, risk-management, investor-relation, international operations experience and strategy-development experience to the Board. Prior to holding a number of senior management positions at public and private companies, Mr. Bless spent years in investment banking, working for Merrill Lynch and Dillon, Read & Co. in a variety of areas, including mergers and acquisitions, equities, fixed income and restructurings. His business insights, financial acumen and expansive knowledge of the construction materials industry and global market conditions enhance the collective corporate governance, strategic growth and financial expertise of the Board. Applying the NYSE independence standards, the Board has affirmatively determined that Mr. Bless is independent in that he has no material relationship with us, either directly or as a partner, shareholder, officer or employee of an organization that has a relationship with us.

During its evaluation and interview with the individual nominated by Iron Compass, the Governance and Nominating Committee identified that he has been a long-time board member of one of our significant customers, which the Governance and Nominating Committee believed could create conflicts of interest if he were to be elected to the Board. Due to this concern, the Governance and Nominating Committee determined that he is not best suited to be a member of the Board at this time.

We believe that our director nominees for the 2017 Annual Meeting, consisting of three Chief Executive Officers ((1) our own Chief Executive Officer, Ms. Colonias, (2) the Chief Executive Officer of Stellar Solutions, Inc., Ms. Ford and (3) the Chief Executive Officer of Century Aluminum Company, Mr. Bless,), represent highly experienced and qualified Directors, that collectively with our other Board members provide effective oversight and governance of the Company, and evaluate all opportunities for building sustainable value without commitments to implement a pre-determined agenda.

Board Independence

The NYSE listing standards require that the board of directors of a listed company consist of a majority of independent directors. A majority of our current directors are independent under those rules.

The Board follows the independence standards required by the NYSE to determine our directors and Board nominees’ independence. Those standards generally provide, among other tests, that a director will not be independent of a listed company if:

•         the director is, or has been within the last 3 years, an employee of the listed company, or an immediate family member is, or has been within the last 3 years, an executive officer, of the listed company;

•         the director has received, or has an immediate family member who has received, during any 12-month period within the last 3 years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;

•         the director is a current partner or employee of a firm that is the company’s internal or external auditor;

•         the director has an immediate family member who is a current partner of such a firm;

•         the director has an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit;

•         the director or an immediate family member was within the last 3 years a partner or employee of such a firm and personally worked on the listed company’s audit within that time;

•         the director or an immediate family member is, or has been within the last 3 years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on the other company’s compensation committee; or

•         the director is a current employee, or an immediate family member is a current executive officer, of another company that has made payments to, or received payments from, the listed company for property or services in an amount that, in any of the last 3 fiscal years, exceeded the greater of $1,000,000 or 2% of consolidated gross revenues of the other company and its parent and subsidiary entities in a consolidated group.

For purposes of these standards, “immediate family member” includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone, other than any domestic employee, who shares the director’s home.

Applying the NYSE independence standards, based on their completed questionnaires provided to the Board, the Board has determined that Mr. Andrasick, Ms. Chatman, Mr. Cusumano, Ms. Ford, Mr. Louras, Ms. MacGillivray and Mr. Bless are each independent in that none of them has a material relationship with us, either directly or as a partner, shareholder, officer or employee of an organization that has a relationship with us. The Board has determined that Ms. Colonias is not independent under those standards. As a result, among the three Board nominees for election at the 2017 Annual Meeting, Ms. Ford and Mr. Bless are independent, and Ms. Colonias is not independent. In making its determination, the Board considered all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and considered the issue not merely from the standpoint of a director, but also from that of persons or organizations with which a director has an affiliation. If all three Board nominees are elected to the Board at the 2017 Annual Meeting, the percentage of independent directors on the Board will be 87%, and Ms. Colonias, our CEO, will be the only non-independent director sitting on the Board, as indicated in the summary graphic below.

Director Orientation and Education

New directors are oriented to our business and governance through meetings with our officers and directors and visits to our facilities. We also support, and pay for, participation in continuing education programs to assist directors in performing their Board responsibilities.

BOARD COMMITTEES

Board Committee Membership Summary

The table below sets forth continuing directors’ Board committee membership as of December 31, 2016:

Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee is responsible for the development and review of our compensation policy for all of our salaried employees, including equity-based compensation, and is responsible for reviewing and approving the compensation discussion and analysis for inclusion in our Annual Reports on Form 10-K and/or our proxy statements. The Compensation and Leadership Development Committee currently comprises 4 independent directors, as determined pursuant to the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the members of the Compensation and Leadership Development Committee are both:

•         “non-employee directors” — directors who satisfy the requirements established by the Securities and Exchange Commission (the “SEC”) for non-employee directors under Rule 16b-3 under the Exchange Act; and

•         “outside directors” — directors who satisfy the requirements established under Internal Revenue Code section 162(m).

The Board currently appoints the members of the Compensation and Leadership Development Committee for indefinite terms and may remove any member from the Compensation and Leadership Development Committee at any time. The Compensation and Leadership Development Committee operates under a written charter that the Board adopted, which is also available on our website at http://www.simpsonmfg.com/social-responsibility/governance/compensation.html. We will provide a printed copy of the charter to any shareholder on request.

Compensation and Leadership Development Committee Interlocks and Insider Participation

The Compensation and Leadership Development Committee currently comprises Jennifer A. Chatman, as its Chair, Gary M. Cusumano, Celeste Volz Ford and Peter N. Louras, Jr., all of whom are independent directors. Ms. Chatman, Mr. Cusumano, Ms. Ford and Mr. Louras have no relationships with us or any of our subsidiaries, other than as members of the Board and its committees.

None of the members of the Board who served on the Compensation and Leadership Development Committee in 2016 was ever an officer or employee of the Company or of any of its subsidiaries or since the beginning of 2016 was a participant in a related person transaction that requires disclosure under Item 404 of Regulation S-K adopted by the SEC. During 2016, none of the Company’s executive officers served on the board of directors, its compensation committee or any similar committee of another entity (not including tax-exempt entities under the Internal Revenue Code Section 501(c)(3)) that has one or more of its executive officers serving on the Board or the Compensation and Leadership Development Committee.

Compensation Consultant

The Compensation and Leadership Development Committee has the authority under its charter to retain or obtain the advice of advisers, including compensation consultants, as it may deem appropriate. In accordance with this authority, since 2014, the Compensation and Leadership Development Committee has engaged Mercer LLC (“Mercer”) as its independent compensation consultant to provide it with objective and expert analyses, advice and information with respect to executive compensation. All executive compensation services provided by Mercer were conducted under the direction or authority of the Compensation and Leadership Development Committee. In addition to Mercer, members of our Human Resources and Finance Departments support the Compensation and Leadership Development Committee in its work.

During 2016, Mercer made recommendations to the Compensation and Leadership Development Committee to (1) position the total compensation of the Company’s Named Executive Officers at the median level within a group of updated peer companies when the Company has a median performance; and (2) adjust the framework of the Company’s non-equity incentive and equity incentive compensation programs to effectuate such pay positioning. See “Compensation Discussion and Analysis — Executive Summary” below. Taking into account, among other considerations, the feedback received by the Board from our shareholders, the latest guidelines from proxy advisors, and peer companies’ practices, the Compensation and Leadership Development Committee incorporated these recommendations into the equity-based compensation program for our Named Executive Officers, beginning with equity-based compensation awarded in 2017 for operating and strategic goals achieved for 2016. See “Executive Compensation Analysis — Long-Term Equity Awards” below. We paid Mercer total fees of $494,309 for these services in 2016.

The engagement of Mercer was the result of a selection process, conducted by management and the chair of the Compensation and Leadership Development Committee, among three firms. At the conclusion of the selection process, Mercer was recommended and the Compensation and Leadership Development Committee approved Mercer’s selection. The Compensation and Leadership Development Committee considered the required independence factors outlined by the SEC and NYSE rules. Mercer was engaged in 2016 to:

•         identify an updated industry peer group,

•         assess the appropriateness and competitiveness of our compensation programs as compared to compensation programs maintained by the selected industry peer group,

•         evaluate our executive and director compensation, and

•         recommend changes to our short-term and long-term incentive programs.

Mercer was also engaged to perform additional services to evaluate long-term equity compensation and conduct compensation benchmarking analysis for all employees and we paid them $54,685 for these services in 2016. Since 2010 we have engaged Mercer US Inc. and Mercer Health and Benefits LLC for the placement of our health care insurance and Marsh USA Inc. for the placement of our various lines of business insurance, all of the three entities are affiliates of Mercer. In 2016, we paid Mercer US Inc. and Mercer Health and Benefits LLC $1,850. In 2016, we paid Marsh USA Inc. $3,814,274, either directly by us or through commissions paid by our insurance carriers, including $335,000 for brokerage fees and $3,479,274 for insurance policy premiums. The decision to engage Mercer US Inc., Mercer Health and Benefits LLC and Marsh USA Inc. was made by management, not subject to approval by the Board or the Compensation and Leadership Development Committee.

Report of the Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee reviewed the above Compensation Discussion and Analysis, discussed it with our officers, and based on such review and discussions, recommended its inclusion in this Proxy Statement.

Compensation and Leadership Development Committee
Jennifer A. Chatman, Chair
Gary M. Cusumano
Celeste Volz Ford
Peter N. Louras, Jr.

Audit Committee

The Audit Committee is responsible for financial and accounting oversight and risk management. Its policies and practices are described below.

Composition

The Audit Committee comprises 4 independent directors, as determined pursuant to the NYSE listing standards and Rule 10A-3 of the Exchange Act. It operates under a written charter that the Board adopted, which is available on our website at http://www.simpsonmfg.com/social-responsibility/governance/audit.html. We will provide a printed copy of the charter to any shareholder on request. The current members of the Audit Committee are James S. Andrasick, as its Chair, Jennifer A. Chatman, Peter N. Louras, Jr. and Robin G. MacGillivray. The Board has determined that each of them meets the definitions and standards for independence and is financially literate, and that James S. Andrasick and Peter N. Louras, Jr., have financial management expertise as required by NYSE listing standards and meet the SEC definition of an “audit committee financial expert.”

Responsibilities

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the accounting firm that we engage as our independent registered public accounting firm. The Audit Committee must pre-approve fees to be paid to our principal independent registered public accounting firm before it begins work. Our officers are responsible for our internal controls and financial reporting process. Subject to the Audit Committee’s oversight, our independent registered public accounting firm is responsible for performing an independent audit of our internal controls over financial reporting, for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards, and for reporting on those audits.

Report of the Audit Committee

The Audit Committee met 7 times in 2016 and has held discussions with our officers and Grant Thornton LLP (“Grant Thornton”), a registered public accounting firm and our independent registered public accounting firm. Our officers represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with our officers and Grant Thornton. The Audit Committee has discussed with Grant Thornton the matters that are required to be discussed under Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from Grant Thornton as required by applicable requirements of the Public Company Accounting Oversight Board affirming the registered public accounting firm’s independence in compliance with Rule 3526. The Audit Committee discussed with Grant Thornton that firm’s independence. On that basis, the Audit Committee believes that Grant Thornton is independent.

Based on the Audit Committee’s discussions with our officers and Grant Thornton, the Audit Committee’s review of the representations of our officers, and the report of Grant Thornton, to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report to Shareholders on Form 10-K for the year ended December 31, 2016, as filed with the SEC. The Audit Committee believes that it has satisfied its responsibilities under its charter.

Audit Committee
James S. Andrasick, Chair
Jennifer A. Chatman
Peter N. Louras, Jr.
Robin G. MacGillivray

Governance and Nominating Committee

The Board has a standing Governance and Nominating Committee, which is primarily responsible for nominating candidates to the Board. It operates under a written charter that the Board adopted, which is available on our website at http://www.simpsonmfg.com/social-responsibility/governance/governance.html. We will provide a printed copy of the charter to any shareholder on request. The 3 current members of the Governance and Nominating Committee, Robin G. MacGillivray, Chair, James S. Andrasick and Gary M. Cusumano, are independent and meet all applicable independence requirements under the NYSE listing standards and Rule 10A-3 of the Exchange Act.

The Governance and Nominating Committee considers all candidates identified as potential directors, including those submitted by shareholders for its consideration. Any of our shareholders can recommend a director candidate to the Governance and Nominating Committee by following instructions stated below.

When evaluating a director candidate, whether or not recommended by a shareholder, the Governance and Nominating Committee uses for guidance our Governance Guidelines (available on our website at http://www.simpsonmfg.com/social-responsibility/governance/governance-guidelines.html), including the guidelines’ “Director Qualification Standards” and “Key Director Responsibilities” sections, and considers the candidate’s education, business experience, financial expertise, industry experience, business acumen, interpersonal skills, vision, teamwork, integrity, strategic ability and customer focus. The Governance and Nominating Committee will review and discuss potential candidates who come to its attention, whether from internal or external sources. From the review and discussion, the Governance and Nominating Committee may narrow the list of potential candidates and interview the remaining candidates. The Governance and Nominating Committee will recommend for consideration by the full Board any candidate that the Governance and Nominating Committee considers to be suitable.

Our Bylaws permit our shareholders directly to nominate directors for election at an annual meeting. To do so, a shareholder must notify our Secretary at least 75 days, but not more than 90 days, before the annual meeting, unless we do not publicly disclose the date of the meeting at least 85 days before the date that the meeting is scheduled to be held, in which case our Secretary must receive the shareholder’s notice within 10 days after we publicly disclose the meeting date. Shareholders may make nominations to the Company by writing a letter to:

Simpson Manufacturing Co., Inc.

Board of Directors Governance and Nominating Committee

5956 W. Las Positas Blvd.

Pleasanton, CA 94588

A shareholder’s nomination notice must state as to each of its candidates -

•         the candidate’s name, age, business address and residence address,

•         the candidate’s principal occupation or employment,

•         the number of shares of our common stock that the candidate beneficially owns and other information, if any, required by our Bylaws,

•         any other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including, without limitation, the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•         a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and shareholder associated person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 or any other provision of Regulation S-K, if the shareholder making the nomination and any shareholder associated person on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Regulation S-K and the nominee were a director or executive officer of such registrant.

The shareholder’s notice must also state its name and address, as they appear on our books, and the number of shares of our common stock that the shareholder beneficially owns and other information, if any, required by our Bylaws.

In addition, each person whom a shareholder proposes to nominate for election as our director must have previously delivered to our Secretary at our principal executive offices a written questionnaire with respect to the background and qualification of such proposed nominee and a written representation and agreement, both in form provided by our Secretary upon written request, that such proposed nominee (i) genuinely intends to serve, once elected, as our director for the entire term for which he or she is standing for election, (ii) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as our director, will act or vote on any issue or question that has not been disclosed to the Company or (y) any such voting commitment that limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Company, with such proposed nominee’s fiduciary duties under applicable law, (iii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, service or action as a director that has not been disclosed to the Company and (iv) if elected as our director, will comply with all our applicable corporate governance, conflict of interest, confidentiality, compensation recovery, stock ownership, and hedging, pledging and trading policies and guidelines.

We will disregard a purported nomination that does not comply in all respects with our Bylaws. In addition, under our Bylaws, if the nominating shareholder, or its qualified representative, does not appear at the meeting to present the proposed nomination, such proposed nomination shall not be considered (unless otherwise required by law to be considered).

We have received a nomination notice from a shareholder with respect to one director candidate for the 2017 Annual Meeting.

Meeting Attendance

In 2016, the Board held 9 meetings, and its committees held a total of 33 meetings, including 7 meetings of the Audit Committee, 11 meetings of the Compensation and Leadership Development Committee, 10 meetings of the Governance and Nominating Committee and 5 meetings of the Acquisition and Strategy Committee.

In 2016, each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the Board committee(s) on which he or she served.

Although we do not have a policy that requires our directors to attend annual meetings of our shareholders, all of our current directors attended the 2016 annual meeting of our shareholders. In 2016, outside directors of the Board held 3 meetings in executive session on days when regular meetings of the entire Board were scheduled and no meetings in executive session on days when the entire Board did not meet.

Executive Sessions of Outside Directors

Pursuant to the NYSE listing standards, our non-management directors meet at regularly scheduled executive sessions without members of management. In 2016, Chairman of the Board, Mr. Louras, presided over these executive sessions.

CORPORATE GOVERNANCE

The Board believes in sound corporate governance practices that preserve and enhance our long-term value. The following chart highlights our key governance practices, which include several governance changes that have recently been approved and adopted by the Board prior to the 2017 Annual Meeting:

Proxy Access

On February 22, 2017, the Board, based on shareholder feedback, consultation with outside advisors, and its own review, committed to amend our Bylaws to provide proxy access to qualifying shareholders after the March 28, 2017 special meeting, on terms and conditions substantially similar to the following:

•         The total number of shareholder nominees for election to the Board to be included in the Company’s proxy materials for an annual meeting of the shareholders shall not exceed the greater of (i) two, or (ii) 20% (rounded down) of the total number of directors of the Board then in office;

•         Only shareholders who have continuously held a number of shares representing at least 3% of the outstanding shares of common stock of the Company for at least three years as of both the record date of the annual meeting for which the Company’s proxy materials are being sent and the date of their nomination notice to the Company may have the ability to request the Company to include their director nominations in such proxy materials; and

•         A group of no more than 20 shareholders may aggregate their shares to satisfy the above-described ownership threshold.

Governing Documents

The Board has adopted our Governance Guidelines, which set forth the framework within which the Board, assisted by its committees, directs the affairs of the Company. The Governance Guidelines address, among other things, qualifications of directors, director independence, stock ownership by and compensation of Directors, responsibilities, operations and leadership of the Board, management succession and review as well as annual performance evaluation of the Board. The Board has adopted a Code of Business Conduct and Ethics Policy, which are applicable to all employees of the Company and its subsidiaries, including our Chief Executive Officer and our Chief Financial Officer. In addition, during 2016, the Board has adopted a Compensation Recovery Policy, which is applicable to all our current or former executive officers and other covered employees, and an Anti-Hedging and Anti-Pledging Policy, which is applicable to directors, officers, and employees of the Company and its subsidiaries, and such persons’ designees. Each committee of the Board of Directors is governed by a charter adopted by the Board. The Governance Guidelines, the Code of Business Conduct and Ethics Policy, the Compensation Recovery Policy, the Anti-Hedging and Anti-Pledging Policy and each of the committee charters are available on our Investor Relations website under the “Governance” heading at http://www.simpsonmfg.com/social-responsibility/governance. If we amend any aforementioned document, the amendment will be posted at the same location on our website. We will provide a printed copy of any aforementioned document, without charge, to any shareholder who requests it from our Secretary.

Leadership Structure

Since before our initial public offering in 1994, the roles of Chairman of the Board and our Chief Executive Officer have been separated. We believe that this is appropriate under current circumstances, because it allows management to make the operating decisions necessary to manage the business, while helping to keep a measure of independence between the oversight function of the Board and operating decisions. We feel that this has provided an appropriate balance of operational focus, flexibility and oversight.

In 2014, Peter N. Louras, Jr., was appointed as Chairman of the Board. Because an independent director currently serves as Chairman of the Board, we do not separately have a Lead Independent Director. Mr. Louras, as Chairman of the Board, has assumed the duties that were previously performed by the Lead Independent Director, which include participating in setting the agenda of Board and Committee meetings, coordinating the distribution and presentation of meeting materials, facilitating communications among members of the Board and between the Board and management, leading the Board self-evaluation process, and maintaining the focus and punctuality of Board and Committee meetings. In addition, the Chairman’s role also includes leading the efforts in evaluating our Chief Executive Officer and in succession planning, considering Board committee membership and leadership, and presiding at annual meetings of shareholders.

The Board’s Role in Risk Management

The Board and its committees take an active role in overseeing management of our risks. The Board regularly reviews information regarding our operational, financial, legal and strategic risks. Its Compensation and Leadership Development Committee is responsible for overseeing the management of risks relating to our compensation plans; its Audit Committee oversees management of our financial and cyber security risks; and its Governance and Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interest. In 2009, the Board created the Acquisition and Strategy Committee, whose role in risk management, includes evaluating and managing our strategic risks. While each committee is responsible for evaluating certain risks and overseeing the management of these risks, our entire Board is regularly informed about such risks through committee and executive officer reports.

Communications with the Board

We encourage shareholders and interested parties to communicate any concerns or suggestions directly to the independent members of the Board, by writing to:

Board of Directors

Simpson Manufacturing Co., Inc.

P.O. Box 1394

Alamo, CA 94507-7394

PROPOSAL 2
APPROVAL OF OUR AMENDED EXECUTIVE
OFFICER CASH PROFIT SHARING PLAN

At the 2017 Annual Meeting, we will ask our shareholders to consider a proposal to approve our amended Executive Officer Cash Profit Sharing Plan (the “EOCPS Plan”). The proposed changes to the EOCPS Plan will:

(1)      give the Compensation and Leadership Development Committee more flexibility in deciding when awards will be made to the covered officers with respect to a fiscal year, instead of making fixed quarterly awards; and

(2)      further limit the maximum amount of award may be paid to a covered officer with respect to a particular fiscal year.

Summary of the EOCPS Plan

The Board adopted the EOCPS Plan on January 14, 2003, and our shareholders approved it on March 31, 2003. The Board previously amended the EOCPS Plan on February 25, 2008. Our shareholders approved the amended EOCPS Plan on April 23, 2008, and re-approved it on April 23, 2013.

The EOCPS Plan applies to any employee of the Company treated as a “covered employee” pursuant to 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and any other employee designated by the Compensation and Leadership Development Committee. The EOCPS Plan is designed to (1) parallel our Cash Profit Sharing Plan maintained for qualified employees other than our executive officers and provide cash awards for our executive officers and any other employee designated by the Compensation and Leadership Development Committee, and (2) meet, at the same time, the requirements of Internal Revenue Code section 162(m) for the cash awards to be fully deductible as “performance-based compensation” in excess of the $1,000,000 limit for each covered employee. This $1,000,000 limit does not, however, apply to compensation that we pay under a plan approved by our shareholders, if the compensation is “performance-based.”

The Board has delegated the administration of the EOCPS Plan to the Compensation and Leadership Development Committee. The Compensation and Leadership Development Committee determines the amount of the award that each of the covered officers is eligible to receive under the EOCPS Plan. The Compensation and Leadership Development Committee has discretion to reduce or eliminate any award under the EOCPS Plan.

A more detailed description of the EOCPS Plan and our related compensation practices is provided under the “Executive Compensation” below.

2016 Cash Awards under the EOCPS Plan

The amounts that a covered officer will receive under the EOCPS Plan in the future, if any, are in the discretion of the Compensation and Leadership Development Committee and therefore cannot be determined in advance. A “New Plan Benefits” table is not included for this reason. The following table sets forth the amounts that were received by the following individuals and groups as indicated under the EOCPS Plan with respect to the fiscal year ended December 31, 2016.

Name and Position of Individual or Description of Group	Year	Cash Awards ($){1}
Karen Colonias, President, Chief Executive Officer and Director	2016	$1,860,346	{2}

Brian J. Magstadt, Chief Financial Officer, Treasurer and Secretary	2016	$788,374

Roger Dankel, President of North American Sales, Simpson Strong-Tie Company Inc.	2016	741,785

Ricardo M. Arevalo, Chief Operating Officer, Simpson Strong-Tie Company Inc.	2016	$741,785

Jeffrey E. Mackenzie, Vice President	2016	$522,160

All current executive officers as a group{3}	2016	$4,858,976

All current directors who are not executive officers as a group	2016	$0

All employees, including all current officers who are not executive officers, as a group{3}	2016	$4,858,976

____________

{1}      The actual payout to the applicable NEO in the table above was the sum of the 2016 quarterly payouts made to his or her under our EOCPS Plan.

{2}      To improve pay and performance alignment with the peer group, the Compensation and Leadership Development Committee exercised its discretion in the second and third quarters of 2016 and reduced the amount of the quarterly payout to Karen Colonias by $300,000 and $500,000, respectively.

{3}      Includes cash awards paid to our Vice President, Sunny H. Leung.

Awards paid to each of our NEOs under the EOCPS Plan with respect to each of the three years ended December 31, 2016 are set forth in the “Summary Compensation Table” below.

EOCPS Plan Amendments

At its meetings on October 19, 2016 and on March [ ], 2017, the Board, at the recommendation of its Compensation and Leadership Development Committee, authorized further amending the EOCPS Plan (the “EOCPS Plan Amendments”), which will only become effective if and when our shareholders approve the Incentive Plan Amendments  at this annual meeting.

The Board has approved and adopted EOCPS Plan Amendments and believes that approval of the EOCPS Plan Amendments is in our and our shareholders’ best interests. Once the EOCPS Plan Amendments are approved by our shareholders, we will be able to substantially deduct, for federal income tax purposes, performance-based incentive compensation that we pay to each of the covered officers in excess of the $1,000,000 limit to the extent that the other requirements of Internal Revenue Code section 162(m) are satisfied.

Pursuant to the EOCPS Plan Amendments, instead of making quarterly awards, any award under the EOCPS Plan will be paid at such time as determined by the Compensation and Leadership Development Committee; provided that all awards thereunder with respect to periods within a fiscal year shall be paid by March of the succeeding fiscal year.

The EOCPS Plan Amendments require the Compensation and Leadership Development Committee to base performance goals on one or more of the following criteria for making awards under the EOCPS Plan: (i) earnings;

(ii) unit sales, sales volume or revenue; (iii) sales growth; (iv) stock price (including comparison with various stock market indices); (v) return on equity; (vi) return on investment; (vii) total return to shareholders; (viii) economic profit (including gross or net profit); (ix) debt rating; (x) operating income; (xi) cash flows; (xii) cost targets; (xiii) return on assets or margins; or (xiv) implementation, completion or attainment of measurable objectives with respect to (1) software development, (2) new distribution channels, (3) customer growth targets, (4) acquisition identification and integration, (5) manufacturing, production or inventory targets, (6) new product introductions, (7) product quality control, (8) accounting and reporting, (9) recruiting and maintaining personnel, or (10) compliance or regulatory program targets. Such defined group of goals is similar to the group of performance goals used under the Company’s current equity incentive plan.

Under the amended EOCPS Plan, just as it did in the past for the quarterly awards under the current EOCPS Plan last amended in 2008, the Compensation and Leadership Development Committee will base the determination of periodic awards to a covered officer on his or her applicable individual percentage of the amount (each, a “Qualified Amount”) by which the performance goal, as chosen by the Compensation and Leadership Development Committee, with respect to the Company or the employee’s relevant branch or subsidiary for the applicable period exceeds a qualifying level determined by the Compensation and Leadership Development Committee for that period. The Compensation and Leadership Development Committee determines the qualifying level and each covered employee’s individual percentage with respect to a specific period. In doing so, the Compensation and Leadership Development Committee bases the covered employees’ individual percentages on their then-current job functions.

In addition to the existing limitation that no award in excess of $2,500,000 may be paid to any covered officer under the EOCPS Plan with respect to any fiscal year, the EOCPS Plan Amendments add an additional restriction that, with respect to a particular fiscal year, no award in excess of two times any covered officer’s target annual payout for that year will be paid to such officer under the EOCPS Plan. When assessing whether the $2,500,000 cap and/or the two-times cap under the amended EOCPS Plan have been crossed, all awards made to a covered officer with respect to periods within the same fiscal year will be calculated together.

The EOCPS Plan Amendments do not affect any of the awards made under the EOCPS Plan for 2016, including the awards for the fourth quarter of 2016 (which was paid out in early 2017). If the Company’s shareholders approve the EOCPS Plan Amendments, the amended EOCPS Plan will apply to awards to be made after the end of 2016. The first award under the amended EOCPS Plan is expected to be made after the first quarter of 2017 following the 2017 Annual Meeting. In the event that shareholders do not approve the EOCPS Plan Amendments at the 2017 Annual Meeting, the Company’s current EOCPS Plan, last amended on February 25, 2008, will continue in effect with respect to awards to be made after the end of 2016.

In the event that our shareholders do not approve the EOCPS Plan Amendments, the EOCPS Plan, last amended on February 25, 2008, will continue in effect with respect to awards thereunder to be made for 2017 and future years, until further amendments to such EOCPS Plan our shareholders approve.

EOCPS Plan Implementation for 2017

To implement the amended EOCPS Plan for 2017, the Compensation and Leadership Development Committee determined previously in October 2016 that, subject to the approval of the EOCPS Plan Amendments by our shareholders at the 2017 Annual Meeting, the awards under the EOCPS Plan for 2017 will be made through five payments, with each of the first four payments to be made quarterly and the last payment to be made at the end of 2017 (or thereafter by March, 2018). For each of the four quarters in 2017, an executive Officer will receive the awards based on 50% of his or her applicable individual percentage of the respective quarterly Qualified Amount. As for the last payment, the executive officer will receive the awards based on 50% of his or her applicable individual percentage of the annual Qualified Amount for 2017. The net effect of such five payments is to reduce the amount of quarterly awards and proportionately increase the amount of awards to be made following the end of the year, with the year-end awards contingent upon achieving the Qualified Amount for the entire year.

In February, 2017, the Compensation and Leadership Development Committee also determined to use 2017 qualified operating profit of our primary operating subsidiary, Simpson Strong-Tie Company Inc., as the EOCPS Performance Goal for 2017 and base the determination of periodic awards to an executive officer in 2017 under the amended EOCPS Plan on his or her applicable individual percentage of the amount of that EOCPS Performance Goal in excess of a specified qualifying level. Such EOCPS Performance Goal uses the same methodology that was used in 2016 and prior fiscal years to measure Qualified Amounts under the current EOCPS Plan last amended in 2008.

EOCPS Plan as Amended

A copy of the EOCPS Plan, as amended by the EOCPS Plan Amendments, is attached to this Proxy Statement as Exhibit B, with additions of text indicated by underlining and deletions of text indicated by strike-outs, and is incorporated herein by this reference. The foregoing description of the EOCPS Plan and the EOCPS Plan Amendments is only a summary and is qualified in its entirety by reference to the actual text of the proposed amendment, a copy of which is provided in Exhibit B attached hereto. Shareholders are encouraged to read the full text of the proposed amendment.

Required Vote

The affirmative vote of a majority of the votes cast on Proposal 2 at the 2017 Annual Meeting is required to approve the EOCPS Plan Amendments. The enclosed WHITE proxy card enables a shareholder to vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. The proposal will pass, and the EOCPS Plan Amendments will become effective, if the total votes cast “for” Proposal 2 exceed the total number of votes cast “against” Proposal 2. Abstentions and broker non-votes, if any, will not constitute votes cast on Proposal 2 and will accordingly have no effect on the outcome of the vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU USE THE WHITE PROXY CARD TO VOTE “FOR” APPROVAL OF OUR AMENDED EXECUTIVE OFFICER CASH PROFIT SHARING PLAN.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected Grant Thornton LLP (“Grant Thornton”) as the principal independent registered public accounting firm to audit our internal controls over financial reporting and our financial statements for 2017. At the 2017 Annual Meeting, you will be asked to ratify that selection. Grant Thornton has audited our financial statements since 2015. A Grant Thornton representative will be present at the meeting, will be given an opportunity to make a statement at the meeting if he or she desires to do so, and will be available to respond to appropriate questions.

Dismissal of Former Independent Registered Public Accounting Firm

On June 19, 2015, the Board, on the recommendation of its Audit Committee, dismissed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm. We provided PwC with a copy of the disclosures that were made regarding its dismissal in a Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC on June 24, 2015. We requested that PwC furnish a letter addressed to the SEC stating whether or not PwC agrees with the statements made therein. A copy of PwC’s letter dated June 24, 2015, was attached as Exhibit 16.1 to the Report.

The reports of PwC on our consolidated financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through June 19, 2015, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2013 and 2014 and any subsequent interim period through June 19, 2015, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that our internal control over financial reporting was not effective due to the existence of material weaknesses in our internal control over financial reporting. As disclosed in our Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2013, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014:

•         Our management did not design and maintain effective controls over the valuation of goodwill. Specifically, management did not design a review precise enough to determine the accuracy and support of certain forecasts and assumptions related to the goodwill impairment assessments. This material weakness resulted in errors in our step-one goodwill impairment models, which were not detected by our internal control review process; and

•         Our management did not design and maintain effective internal controls related to the valuation of indefinite-lived in-process research and development intangible assets. Specifically, management did not design a process or controls to evaluate impairments at the individual asset level in accordance with accounting principles generally accepted in the United States.

PwC discussed each of these matters with the Audit Committee. We have authorized PwC to fully respond to the inquiries of Grant Thornton, the successor independent registered public accounting firm, concerning these matters.

The aforementioned material weaknesses have been remedied and no material weaknesses in our internal control over financial reporting have been reported for any subsequent reporting periods following September 30, 2014.

Audit and Non-Audit Fees

The following table sets forth (1) the fees accrued or paid to our current principal independent registered public accounting firm, Grant Thornton, for the two periods indicated in footnotes 1 and 2 thereto, and (2) the fees accrued or paid to our former principal independent registered public accounting firm, PwC, for the period indicated in footnote 3 thereto:

	Grant Thornton 2016{1}	Grant Thornton 2015{2}	PwC 2015{3}
Audit fees{4}	$1,868,000	$1,616,000	$654,000
Audit-Related fees{5}	—	—	28,000
Tax fees{6}	21,000	14,000	970,000
All other fees	—	—	2,000
Total	$1,889,000	$1,630,000	$1,645,000

____________

{1}      Represents fees accrued or paid to Grant Thornton as our current principal independent registered public accounting firm from January 19, 2016, through December 31, 2016.

{2}      Represents fees accrued or paid to Grant Thornton as our current principal independent registered public accounting firm from June 19, 2015, through December 31, 2015.

{3}      Represents fees accrued or paid to PwC as our former principal independent registered public accounting firm from January 1, 2015, through June 18, 2015.

{4}      Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K and the review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years.

{5}      Audit-Related fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the “Audit fees.”

{6}      Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning. We incurred tax fees in fiscal 2016 primarily for tax compliance in Australia, New Zealand, Hong Kong and Denmark. We incurred tax fees in fiscal 2015 primarily for tax compliance in Australia, New Zealand and France.

The Audit Committee must pre-approve fees to be paid to our principal independent registered public accounting firm before it begins work. The Audit Committee pre-approved all fees and services for Grant Thornton’s work in 2016 and 2015 and PwC’s work in 2015 while PwC was our principal independent registered public accounting firm. The Audit Committee has determined that the fees for services rendered were compatible with maintaining the independence of Grant Thornton and PwC.

For additional information concerning the audit committee and its activities with our principal independent registered public accounting firm, see “Report of the Audit Committee” above.

Required Vote

The affirmative vote of a majority of the votes cast on Proposal 3 at the 2017 Annual Meeting is required to ratify the Board’s selection of Grant Thornton as the Company’s independent registered public accountants for 2017. The enclosed WHITE proxy card enables a shareholder to vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. The proposal will pass, and the Board’s selection of Grant Thornton as the Company’s independent registered public accountants for 2017 will be ratified, if the total votes cast “for” Proposal 3 exceed the total number of votes cast “against” Proposal 3. Abstentions and broker non-votes will not constitute votes cast on Proposal 3 and will accordingly have no effect on the outcome of the vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU USE THE WHITE PROXY CARD TO VOTE “FOR” RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

PROPOSAL 4
ADVISORY VOTE TO APPROVE NAMED
EXECUTIVE OFFICER COMPENSATION

At each annual meeting, we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”). This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.

As described in detail below under “Executive Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Please read the “Executive Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the 2016 compensation of our Named Executive Officers. Our executive compensation program is designed to attract, motivate and retain the Named Executive Officers, who are critical to our success. Please refer to the “Executive Officers” below for qualifications and biographical Information about our Named Executive Officers.

Accordingly, at the 2017 Annual Meeting, we ask that you vote “FOR” the following resolution:

“RESOLVED that the compensation paid to this corporation’s named executive officers, as disclosed in this corporation’s proxy statement for the 2017 annual meeting of stockholders, pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion within such proxy statement, is hereby approved on a non-binding advisory basis.”

The vote on this resolution is not intended to address any specific element of compensation, the overall compensation of the Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement.

This vote is advisory, which means that it is not binding on us, the Board or its Compensation and Leadership Development Committee. The Board and its Compensation and Leadership Development Committee, however, value the views of our shareholders and will take into account the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Required Vote

The affirmative vote of a majority of the votes cast on Proposal 4 at the 2017 Annual Meeting will approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers. The enclosed WHITE proxy card enables a shareholder to vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. The proposal will pass, and the compensation of our Named Executive Officers will be approved, if the total votes cast “for” Proposal 4 exceed the total number of votes cast “against” Proposal 4. Abstentions and broker non-votes, if any, will not constitute votes cast on Proposal 4 and will accordingly have no effect on the outcome of the vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU USE THE WHITE PROXY CARD TO VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 5
ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

At the 2017 Annual Meeting, we provide our shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.

In voting on this Proposal 5, shareholders may indicate whether they would prefer that we conduct future advisory votes on the compensation of our Named Executive Officers every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal. The option receiving the most votes (not including “abstain” votes) will be the option chosen by shareholders.

The Board has determined that an annual advisory vote on the compensation of our Named Executive Officers will allow our shareholders to provide timely, direct input on our compensation philosophy, policies and practices as disclosed in our proxy statement each year. The Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on the compensation of our Named Executive Officers and other corporate governance matters. The Company, however, recognizes that shareholders may have different views as to the best approach, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of advisory votes on the compensation of our Named Executive Officers.

Accordingly, at the 2017 Annual meeting, you will vote on the following resolution:

“RESOLVED that the stockholders recommend, on a non-binding advisory basis, whether a non-binding advisory vote to approve the compensation of this corporation’s named executive officers should occur every one, two or three years.”

This vote is advisory, which means that it is not binding on us, the Board or its Compensation and Leadership Development Committee. The Board may decide that it is in the best interests of our shareholders to hold an advisory vote on the compensation of our Named Executive Officers more or less frequently than the frequency receiving the most votes cast by our shareholders at the 2017 Annual Meeting. The Board and its Compensation and Leadership Development Committee, however, value the views of our shareholders and will take into account the outcome of the vote when considering the frequency of future advisory votes on the compensation of our Named Executive Officers.

Required Vote

The enclosed WHITE proxy card enables a shareholder to vote “1 Year,” “2 Years,” “3 Years” or “ABSTAIN” on this Proposal 5. The choice receiving the largest number of affirmative votes cast, whether or not a majority of the votes has been cast for such choice at the 2017 Annual Meeting, will be the election on Proposal 5 and the frequency of advisory votes on the compensation of our Named Executive Officers chosen by our shareholders. Abstentions and broker non-votes, if any, will not constitute votes cast on Proposal 5 and will accordingly have no effect on the outcome of the vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU USE THE WHITE PROXY CARD TO VOTE “FOR” THE OPTION OF “ONE YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 6
VOTE TO APPROVE A NON-BINDING SHAREHOLDER
PROPOSAL TO DECLASSIFY THE BOARD

Iron Compass Partners, LP has requested that we include the following proposal and its supporting statement in this Proxy Statement. The Board opposes the shareholder proposal for the reasons stated following the proposal and the supporting statement of Iron Compass.

The Proposal

“RESOLVED, that stockholders of Simpson Manufacturing Co., Inc. (the “Company”) request that the Board of Directors of the Company (the “Board”) take all necessary steps (other than any steps that must be taken by stockholders) to eliminate the classification of the Board and to require that directors elected by the stockholders be elected on an annual basis commencing with the first annual meeting of stockholders for the election of directors occurring after the implementation of this proposal, provided that the implementation of this proposal shall not affect the unexpired terms of directors elected prior to such implementation.”

Supporting Statement of Iron Compass

Corporate Governance

We believe the annual election of all directors encourages board accountability to its stockholders and that directors perform better when held accountable for their actions. This view is shared by most stockholders and institutional investors, who believe it to be the standard for corporate governance best practices. The vast majority of companies in the S&P 500 and Russell 1000 indexes elect all board members annually, with only approximately 10.5% and 25%, respectively, of companies retaining classified boards.

Currently, the Board is divided into three classes serving staggered three-year terms. A classified board protects the incumbents and leads to entrenchment, which can limit accountability to stockholders and make the board less responsive to stockholder concerns.

We are committed to improving the corporate governance of the Company for the benefit of all stockholders. Declassification of the Board is a positive step which will allow for more productive stockholder engagement and will help the Company optimize stockholder value.

Accountability and Performance

The Company’s performance has been disappointing over the past several years, due in part to capital allocation decisions that have resulted in deteriorated return on equity and business line extensions that have involved excessive overhead spending and that represent a drag on profitability. After a decade of underperformance, the Company’s strategy must be reevaluated. We believe the Board has failed to take proactive steps to address the Company’s poor performance and misaligned executive compensation practices.

We believe that the Company’s changes regarding capital allocation, corporate governance and executive compensation, which were announced in the latter half of 2016 only after we published a letter that we sent to the Board, represent very modest measures that do not sufficiently address the Company’s greater problems. Furthermore, these changes will be implemented over an unnecessarily long time frame. Perhaps the best example is the newly enacted 15-year outside director term limit, which specifically does not apply to any current directors. In total, we believe that the announcements aim to mute criticism while further preserving the current Board composition.

For a greater voice in the Company’s corporate governance and to increase the accountability of the Board to stockholders, we urge you to vote “FOR” this proposal.

The Board’s Statement in Opposition

The Board unanimously recommends that shareholders vote AGAINST this shareholder proposal because, as described below, the shareholder proposal has already been substantially implemented in a more thoughtful way that provides net benefits to shareholders.

The shareholder proposal requests that the Board “take all necessary steps (other than any steps that must be taken by stockholders) to eliminate the classification of the Board and to require that directors elected by the stockholders be elected on an annual basis commencing with the first annual meeting of stockholders for the election of directors occurring after the implementation of this proposal, provided that the implementation of this proposal shall not affect the unexpired terms of directors elected prior to such implementation.”

The Board has already taken all such necessary steps, including proactively calling a special meeting of shareholders for a vote by shareholders on two proposals: (1) a proposal to amend our Certificate of Incorporation to declassify the Board over a three-year period and provide that director nominees be elected for one-year terms beginning at the 2017 Annual Meeting; and (2) a proposal to amend our Certificate of Incorporation to eliminate the ability to exercise cumulative voting in director elections. The Board approved, adopted and declared advisable these amendments to the Certificate of Incorporation on the condition that these amendments will be implemented only if shareholders approve and adopt both special meeting proposals. Conditioned on the approval and adoption of the two proposals at the March 28, 2017 special meeting, the Board also approved conforming amendments to our Bylaws. If the two proposals are approved and adopted by shareholders, then beginning with the 2017 Annual Meeting, all our directors who are up for re-election, and any new director candidates, will be elected for one-year terms.

As discussed in our special meeting proxy statement, in considering shareholder feedback regarding board declassification, the Board noted that its declassification, if coupled with cumulative voting, exacerbates the potential for disproportionate influence to be exerted by minority shareholders. This is because, all else being equal with respect to an election of directors in which cumulative voting applies, it takes fewer votes to elect a director under a declassified structure than it does under a classified structure. For example, if eight directors were up for election at a shareholder meeting following the declassification of the Board, under cumulative voting, a minority shareholder group holding only approximately 11% of our common stock outstanding could unilaterally seat a director even if holders of the other 89% of our common stock oppose that director’s election. Whereas if the Board remained classified and three directors were up for election at a shareholder meeting, under cumulative voting, a shareholder group owning approximately 25% of our common stock could elect a director candidate regardless of the wishes of holders of the other 75% of our common stock. In light of these concerns, the Board determined that it would not be in shareholders’ best interests, to both declassify the Board and retain the ability to exercise cumulative voting. As a result of this consideration, the Board conditioned implementation of the declassification and elimination of the ability to exercise cumulative voting upon shareholders approving and adopting both such proposals at the special meeting.

In light of the fact that the Board has already taken the necessary steps requested by the shareholder proposal by proactively calling the special meeting to allow shareholders to amend the Certificate of Incorporation to eliminate the classification of the Board and conditionally approving conforming Bylaw amendments, the Board believes that the shareholder proposal has been substantially implemented and is therefore unnecessary.

Moreover, the special meeting proposals, if both approved and adopted, would allow us to effect the Board declassification without further shareholder action and provide for annual election of directors beginning at the 2017 Annual Meeting. In contrast, this non-binding shareholder proposal, if supported by a majority of shareholders, would still require further Board action and a binding shareholder vote to declassify the Board, which would delay annual election of directors beyond the 2017 Annual Meeting. As part of our commitment to strong corporate governance and shareholder democracy, in addition to the steps that have already been taken, the Board has committed to amend our Bylaws to provide proxy access to qualifying shareholders after the March 28, 2017 special meeting.

For the reasons set forth above, the Board unanimously recommends that shareholders vote AGAINST this shareholder proposal.

Required Vote

If properly presented at the 2017 Annual Meeting, Proposal 6 will be decided by the vote of a majority of the votes cast. The enclosed WHITE proxy card enables a shareholder to vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. The proposal will pass if the total votes cast “for” Proposal 6 exceed the total number of votes cast “against” Proposal 6. Abstentions and broker non-votes, if any, will not constitute votes cast on Proposal 6 and will accordingly have no effect on the outcome of the vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU THAT YOU USE THE WHITE PROXY CARD TO VOTE “AGAINST” THE SHAREHOLDER PROPOSAL.

EXECUTIVE OFFICERS

Our executive officers are, or were during 2016, the following individuals: Karen Colonias, our President and Chief Executive Officer; Brian J. Magstadt, age 49, our Chief Financial Officer, Treasurer and Secretary; Jeffrey E. Mackenzie, age 55, our Vice President; Sunny H. Leung, age 44, our Vice President; Roger Dankel, age 53, and Ricardo M. Arevalo, age 60, the President of North American Sales and the Chief Operating Officer, respectively, of Simpson Strong-Tie Company Inc., our subsidiary. We regard Mr. Dankel and Mr. Arevalo, as executive officers, because they perform management policy-making functions for us. Our executive officers from time to time may serve as directors or officers of our subsidiaries.

Executive Officers Qualifications and Biographical Information

Please refer to the “Board Nominee and Director Qualifications and Biographical Information” above for qualifications and biographical Information with respect to our President and Chief Executive Officer, Karen Colonias.

Brian J. Magstadt has served as our Chief Financial Officer, Treasurer and Secretary since January 2012. He joined Simpson Manufacturing Co., Inc. in 2004 as Financial Reporting Specialist, and, from 2008 until 2012, served as our Financial Reporting Manager, overseeing our external reporting program and managing various other accounting and finance functions. He is a licensed CPA and holds a Bachelor of Science degree in Business Administration from California State University, Chico, and a Masters of Business Administration degree from Santa Clara University.

Roger Dankel has been the President of North American Sales of our subsidiary, Simpson Strong-Tie Company Inc. since July 2014. He has been employed with us since 1993 as a Field Sales Representative until 1997, when he was promoted to Sales Manager in McKinney, Texas, and then Branch Sales Manager in charge of all sales functions of that branch. He has successfully integrated multiple new products, both acquired and internally developed, into Simpson Strong-Tie’s product lines. Mr. Dankel holds a Bachelor of Science degree in Business Administration from Millsaps College. As a result of foreclosure proceedings related to a real estate investment, brought by Wells Fargo Bank, N.A., Mr. Dankel filed a Chapter 7 bankruptcy petition on June 27, 2013, in the United States Bankruptcy Court for the Eastern District of Texas. The court granted a discharge of debtor on October 1, 2013.

Ricardo M. Arevalo has been the Chief Operating Officer of our subsidiary, Simpson Strong-Tie Company Inc., since July 2014. Mr. Arevalo began his career with us in 1999 at the Simpson Strong-Tie branch in Brea, California, as a Field Sales Engineer for the Wood Strong-Wall. From 2002 to 2008, he served as Simpson Strong-Tie’s Branch Engineering Manager for the Southwest United States. In 2008, he was promoted to Simpson Strong-Tie’s Vice President of Engineering, and in that capacity he organized and managed the support structure for multiple engineering groups (Connectors, Lateral systems, Fasteners, Anchors, FRP, RPS, Truss and Engineering Services), standardized policies and modernized and expanded our research and test capabilities. Mr. Arevalo is a licensed California structural engineer and civil engineer, previously was a part-time lecturer in timber design at California Polytechnic University at Pomona and is the author of several publications on wood structures. He has represented Simpson Strong-Tie on national television promoting deck safety. He holds degrees from California Polytechnic University at San Luis Obispo and the University of California at Santa Barbara. Prior to joining Simpson Strong-Tie, he spent 19 years in private practice as a structural engineer.

Jeffrey E. Mackenzie has been our Vice President since December 2008. He joined Simpson Manufacturing Co., Inc. in 1994 and from 2000 to 2008, served as our Financial Reporting Manager, overseeing our external reporting program and managing various other finance functions, including our equity-based compensation programs. Prior to joining us, he worked for Deloitte & Touche, LLP as a Senior Accountant in San Francisco, California. He is a member of the board of directors of The First Tee of the Tri-Valley, a non-profit organization serving the local community. Mr. Mackenzie is a licensed CPA (currently inactive) and holds a Bachelor of Science degree in Business Administration from California State University, San Diego, and a Master of Business Administration degree from Santa Clara University. Mr. Mackenzie has notified us that he has decided to retire as Vice President of the Company as of April 1, 2017.

Sunny H. Leung has been our Vice President since January 2016. He joined Simpson Manufacturing Co., Inc. in 2001 and served in several tax related roles including Senior Tax Specialist, Tax Manager and Tax Director. Mr. Leung is responsible for overseeing our tax operations in provision, compliance and planning functions. Prior to joining us, he worked for PricewaterhouseCoopers, LLP as a Tax Manager in Toronto, Canada, and San Francisco, California. Mr. Leung is a licensed CPA and a licensed attorney (New York). He holds a Bachelor of Business Administration degree from the University of Wisconsin-Madison, a Juris Doctor degree from the University of Maine, a Master of Public Administration degree from Harvard University and a Certificate from the International Tax Program at  Harvard Law School.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This Executive Compensation Discussion and Analysis explains our executive compensation program design and how it applies to our Named Executive Officers (“NEOs”). During 2016, our NEOs were the following individuals:

Name	Title
Karen Colonias	President and CEO
Brian J. Magstadt	CFO, Treasurer and Secretary
Roger Dankel	President of North American Sales, Simpson Strong-Tie Company Inc.
Ricardo M. Arevalo	Chief Operating Officer, Simpson Strong-Tie Company Inc.
Jeffrey E. Mackenzie{1}	Vice President

____________

{1}      Mr. Mackenzie has notified us that he has decided to retire as Vice President of the Company as of April 1, 2017.

Our NEOs are at-will employees, and we do not have a written employment agreement with any of them. We or the officer can terminate the employment relationship at any time, for any reason, with or without cause.

EXECUTIVE COMPENSATION SUMMARY

Board Responsiveness to Shareholders

Following our 2016 annual meeting of shareholders where our advisory vote on executive compensation received 58% shareholder support, the Board undertook a fulsome review of our compensation program with the support of an independent compensation consultant, Mercer LLC (“Mercer”), and conducted extensive shareholder outreach to ensure investor feedback was fully represented in the review.

Our shareholder engagement efforts were led by the Board and senior management. The Chairman of the Board and one or more members of the Compensation and Leadership Development Committee (the “CLDC”) participated in all such discussions with shareholders to ensure a direct line of communication between the Board and our shareholders. As part of our shareholder outreach, we invited dialogue and feedback from holders of a majority of shares of our common stock outstanding. These conversations facilitated direct feedback from shareholders on our compensation program, our governance practices and changes under consideration, all of which was promptly relayed to the full Board and incorporated into our 2016 governance and compensation program reviews.

In direct response to shareholder feedback, the Board approved significant changes to and a major overhaul of our executive compensation practices that are discussed under “Shareholder Feedback and Compensation Program Changes” below.

2016 Performance Highlights

The Company, through its subsidiaries, designs, engineers, and manufactures structural construction products, including connectors, truss plates, anchors, fasteners and other products, and differentiates itself from competitors by designing and marketing end-to-end wood and concrete construction product lines. The Company also provides engineering services in support of some of its products and increasingly offers design and other software that facilitates the specification, selection and use of its products. The Company believes that the Simpson Strong-Tie brand benefits from strong brand name recognition among architects and engineers who frequently request the use of the Company’s products.

The nature of our industry demands that we adhere to a focused strategy to build shareholder long-term value over time. During 2016 our management team continued to execute against the strategic goals set by the Board, which resulted in increases in net sales, income from operations and net income for our shareholders. Key 2016 performance highlights compared to 2015 are set forth below:

•         Company-wide net sales increased 8.4% to $860.7 million;

•         Gross profit increased 14.9% to $412.5 million; gross margin increased to 48% from 45%;

•         Income from operations increased 27.9% to $139.5 million;

•         Operating margins increased to 16.2% from 13.7%; and

•         Diluted net income per share of our common stock increased 34.8% to $1.86.

Our management’s focused execution and continued commitment to a disciplined capital allocation strategy has delivered strong results for our shareholders in 2016, including the following achievements:

We also outperformed both the S&P 500 and Dow Jones U.S. Building Materials & Fixtures Index in terms of total shareholder returns (“TSR”) delivered to our shareholders in 2016.

*         The Simpson Compensation Peer Group line represents a peer group index calculated based on 2016 weighted average TSR of our updated peer group. See “Comparative Market Information” below for the composition of our updated peer group.

Shareholder Feedback and Compensation Program Changes

After a comprehensive review of our executive compensation practices, directly in response to feedback received from our shareholders, in 2016 the Board approved a wholesale transformation of our executive compensation programs. The Board believes that the changes made to our executive compensation programs closely align our management’s incentive programs with long-term shareholder value and the Company’s strategic goals by:

•         Benchmarking all elements of our executive compensation to target median pay for median performance based on our peer group;

•         Extending the performance period of our NEOs’ long-term equity awards;

•         Revising all outstanding CEO & CFO performance-based equity awards to be fully at-risk and contingent on achievement of performance metrics;

•         Reducing the proportion of compensation delivered through our short-term Executive Officer Cash Profit Sharing (“EOCPS”) program;

•         Adding full-year performance measurement into the EOCPS program;

•         Establishing distinct performance metrics for our NEOs’ short-term EOCPS awards and long-term equity awards; and aligning such metrics with our strategy and priorities.

In addition to the changes made to the compensation program, the Board also approved a number of policy changes in 2016 in order to enhance our compensation governance practices, including:

•         Adopting a robust claw-back policy; and

•         Adopting a robust anti-hedging and anti-pledging policy.

The table below summarizes the shareholder feedback received on our compensation program, the specific changes the Board has made or plans to make in response, and when each of the changes were or will be implemented.

Implementation of Compensation Program Changes

Due to the number of changes to both our short-term EOCPS program and long-term equity incentive plan, there will be a period of transition. The following chart illustrates the evolution of our CEO’s key compensation elements and the timing of when the changes that were approved in 2016 will be implemented. As illustrated below, significant changes occurred during 2016 and all changes will be fully implemented by fiscal year 2018, if not earlier.

The CLDC has been very focused on ensuring these changes were implemented as soon as practical. To effect immediate change, the 2016 long-term equity awards granted to our CEO and CFO in the form of performance-based restricted stock units (“PSUs”) were modified in order to subject such awards to the 2017 new performance metrics (revenue growth and ROIC) and the three-year performance measure period illustrated above.

Metric Selection to Align Incentive Programs with Our Strategic Goals

A key element of the Board’s compensation program review focused on the selection of performance metrics that (1) reflect our long-term strategic goals set by the Board and (2) appropriately incentivize our executives to deliver sustainable performance across key areas.

Incentive Component	Performance Metric		Alignment with Our Strategy
CPS	Short-term Operating Profit	• • •	Is a key measure of our profitability Supports long-term value creation Maintains our long-standing culture of promoting sense of ownership among employees to deliver shareholder value
PSUs	3-year Revenue Growth	• •	Aligns with our ongoing focus on growing revenues across key business segments Facilitates decisions that will drive sustainable revenue growth
	3-year ROIC	• •	Reinforces our ongoing focus on maximizing our investment returns Prompts thoughtful capital allocation strategy

Targeting Peer Group Median

The overarching goal of our compensation program is to attract, motivate and retain our employees, including our management team, with a compensation structure that establishes a strong sense of ownership and closely aligns our executives’ interests with those of our shareholders. Given the unique nature of our EOCPS program, this incentive historically provided the opportunity to earn levels of compensation above our peer group median. To offset the magnitude of the potential EOCPS upside, the CEO’s salary was benchmarked to the lower 25th percentile of our peer group. In response to shareholder feedback, and to better align with the market standard, the CLDC in 2017 revised our pay positioning philosophy to target median pay for median performance across all compensation program elements.

This change of practice in targeting total NEO compensation to the median of our peer group requires increasing NEO salaries that used to be below the peer-group median, while reducing EOCPS payouts. See “Comparative Market Information” below for the composition of our updated peer group.

2016 CEO Compensation Summary

As in prior years, our CEO’s 2016 compensation was comprised of three core components: (1) base salary, (2) EOCPS awards, and (3) equity awards. These components are structured to complement each other and establish a balanced and performance-based pay structure. Our CEO’s 2016 compensation mix consisted of the following:

1.       Base Salary: $371,316, reflecting a 3% increase from 2015;

2.       CPS Awards: $1,860,346, reflecting a payout of approximately 110% of the target 2016 EOCPS award ($1,697,000), which payout was determined based on (1) the achievement of our 2016 operating profit goals and (2) the CLDC’s application of discretion to reduce our CEO’s 2016 EOCPS awards by $800,000 in order to improve pay and performance alignment with the peer group; and

3.       Equity Awards: $1,781,207 (valued as of the grant date), an increase in grant date value from 2015 to reflect the incorporation of the new performance metrics and longer performance period, with 50% of the equity awards being time-based restricted stock units (“RSUs”) and the other 50% being PSUs.

o        The performance metrics of our CEO’s 2016 PSU awards were adjusted following the first year of the performance period to replace the TSR modifier with the new performance metrics (revenue growth and return on invested capital (“ROIC”)) for the remaining two years (see “Changes to Our CEO’s and CFO’s 2016 PSU Awards” below).

o        Our CEO’s adjusted 2016 PSU awards are fully at-risk and will vest only on achievement of performance metrics in 2017-2018 performance period. Such awards will be forfeited if threshold performance goals are not met. In contrast, prior to the 2017 adjustment, the target shares under her 2016 PSU awards would only be modified +/-20% before vesting.

Please refer to the “Summary Compensation Table” below for a complete disclosure of our CEO’s 2016 total compensation. Our other NEOs’ 2016 compensation was similarly comprised of the same three core components. See “Executive Compensation Analysis” below.

2017 CEO Compensation Updates

As discussed in “Shareholder Feedback and Compensation Program Changes” above, to better align our NEOs’ short- and long-term incentives with our strategic objectives, the Board, based on the CLDC’s recommendation, has approved certain updates to the compensatory arrangements for our NEOs. The Board believes that, with these updates, median Company performance will result in median compensation for our NEOs and above median performance will result in above median compensation. Because our CEO’s salary has historically been targeted to well below the median of our peer group while her EOCPS awards were targeted above such median, to reflect the transition to targeting each component of her compensation to the median of our peer groups, our CEO’s 2017 compensation reflects an adjustment of these elements.

Our CEO’s 2017 target compensation mix consists of the following:

1.       Base Salary: increased to $740,000;

2.       CPS Awards: target annual EOCPS awards reduced to $740,000 and actual EOCPS awards capped at two times the target awards; and

3.       Equity Awards: 50% comprised of PSUs with a three-year performance period and the other 50% comprised of RSUs.

o        Our CEO’s 2017 PSU awards are fully at-risk and will vest only on achievement of performance metrics in the 2017-2019 performance period. Such awards will be forfeited if threshold performance goals are not met.

o        The CLDC used a formula based on our 2016 net sales to calculate the number of target shares under her 2017 PSU awards.

o        The CLDC exercised its discretion to reduce the number of target shares under our CEO’s 2017 PSU awards by 28% in order to improve pay and performance alignment with the peer group.

Our CEO’s 2016 compensation mix and 2017 target compensation mix (as updated) are set forth below:

Similar updates have been introduced to our other NEOs’ 2017 compensation. See “Executive Compensation Analysis” below.

Key Compensation Practices

We are committed to maintaining strong compensation governance practices that support our pay for performance philosophy, mitigate risk, and align interests of our executives and our shareholders. Below is a summary of our key compensation governance practices following the 2017 compensation program changes.

✓      Target Median Pay for Median Performance: We revised our benchmarking practices to target the 50th percentile of our peer group for median Company performance.

✓      Pay for Performance: We have created an incentive structure that places a significant portion of our NEOs’ target compensation at risk based on our long-term performance.

✓      Annual Review of NEO Compensation: The CLDC conducts annual evaluations of our NEOs’ compensation.

✓      Cap on Annual EOCPS Awards: Following shareholder approval of the proposed plan amendments at the 2017 Annual Meeting, our NEOs’ annual EOCPS awards will be capped at 2 times the target awards.

✓      Lengthened EOCPS Performance Period: Transitioned from a quarterly measurement period to a mix of annual (50%) and quarterly measurements (50%).

✓      No overlapping metrics: Performance metrics in the EOCPS plan and LTIP are different.

✓      Double Trigger change-in-control provisions: Maintain double trigger change-in-control requirements on equity awards.

✓      Claw-back policy: In 2016, we adopted a robust compensation recovery policy.

✓      Stock ownership guidelines: Stock ownership guidelines in place for all NEOs.

✓      Robust Hedging and Pledging Policies: In 2016, we adopted robust hedging and pledging policies.

✓      Limited perquisites: We do not provide NEOs with material perquisites.

✓      No guaranteed bonuses: Our NEOs’ EOCPS awards are 100% performance-based and do not guarantee any minimum payments.

✓      Independent Compensation Consultant: Retained Mercer, an independent compensation consultant, to provide strategic guidance to the CLDC regarding executive and director compensation.

EXECUTIVE COMPENSATION ANALYSIS

Executive Compensation Philosophy

Our overall philosophy is to align the interests of employees and shareholders and provide employees, including our management, incentives to increase long-term shareholder value. To motivate and retain our NEOs and other officers and employees, we aim to compensate them fairly relative to our performance. To achieve these objectives, we created compensation programs that reward achievement of specific performance goals, such as operating profit, revenue growth and return on investment goals and the efficient use of assets. We believe that our compensation programs allow us to attract high-performing employees and help us retain the services of employees whose contributions are instrumental in achieving our performance goals.

Beginning with 2017, the CLDC approved a change to our pay positioning philosophy to position our NEOs’ total target compensation to the median of our peers. The transition to targeting the median of our peer group reflects the feedback of our shareholders and the CLDC believes this pay positioning strategy supports our guiding principal of pay for performance alignment. We regularly review and refine our executive compensation programs to ensure that they continue to reflect practices and policies that are aligned with our pay-for-performance philosophy and the interest of our shareholders.

Compensation-Setting Process

Role of Compensation Committee, Board and Management

The CLDC develops and updates our compensation policies, oversees our compensation programs, sets performance goals relevant to such programs, evaluates our performance in light of such goals, and determines and exercises discretion over executive compensation, including reviewing and approving annual compensation to our NEOs. The CLDC does not delegate its role in determining executive compensation. Our officers do, however, participate in our annual budgeting process, which forms the basis for the CLDC’s determination of the pre-determined performance goals under our compensation programs. The Board reviews and approves the annual budget, and based on that, the CLDC approves both cash EOCPS payouts and equity-based awards to our NEOs.

Role of Compensation Consultants

The CLDC has engaged and expects to continue to engage independent advisers, including compensation consultants, from time to time to assist in carrying out its responsibilities. Since 2014, the CLDC has engaged Mercer as its compensation consultant to provide strategic guidance to the CLDC regarding executive and director compensation. Specific services provided by Mercer to us in 2016 included, but were not limited to, identification of an updated industry peer group and benchmarking analysis, assessment of the appropriateness and competitiveness of our executive compensation program as compared to those of the selected industry peer group, recommendation of changes to our executive compensation programs, especially our NEOs’ compensation mix, and evaluation of our executive and director compensation.

Compensation Program Elements

The Board believes that, to maintain a sense of unity and fairness, the forms of compensation for our NEOs generally should match those of our other employees. Under this principle, our compensation programs for a large portion of our salaried employees, including our NEOs, comprise 3 basic elements:

•         Base salaries and contributions to profit sharing trust accounts;

•         Cash profit sharing awards, including cash profit sharing awards to our executive officers (“EOCPS awards”); and

•         Long-term equity awards.

Each element of our compensation programs possesses characteristics intended to motivate our NEOs and other officers and employees in different ways. We believe that coordinated compensation elements work best to help us to retain their services and to motivate them to achieve results that increase shareholder value. The following is a summary of each of the basic elements of our compensation programs.

Salaries

A NEO’s salary is a guaranteed minimum amount for his or her time invested in performing the functions of the job. Salary alone, however, does not provide performance opportunity for the NEO to earn additional compensation, and at the same time, increase shareholder value over the long term. The Board generally determines our NEOs’ salaries using historical salary levels for their respective positions and adjusts for changes in cost of living and responsibilities. A study conducted by Mercer in 2016 confirmed that our NEOs’ 2016 and historical salaries were below the 25th percentile within our peer group.

In 2017, the Board approved certain updates to our NEOs’ compensatory arrangements. As a part of our NEOs’ 2017 compensation updates and in response to a reduction in our NEOs’ 2017 target and maximum EOCPS awards, the Board approved a salary increase for each of our NEO’s. The table below sets forth, for each of our NEOs, his or her respective 2017 annual salary, as increased from his or her 2016 salary:

	2016 Annual Salary	2017 Annual Salary
Karen Colonias President and Chief Executive Officer	$371,316	$740,000

Brian J. Magstadt Chief Financial Officer, Treasurer and Secretary	$258,157	$500,000

Ricardo Arevalo Chief Operating Officer, Simpson Strong-Tie Company Inc.	$222,789	$460,000

Roger Dankel President of North American Sales, Simpson Strong-Tie Company Inc.	$222,789	$460,000

Jeffrey E. Mackenzie Vice President	$192,903	$350,000

Salaries paid to each of our NEOs with respect to each of the three years ended December 31, 2016 are set forth in the “Summary Compensation Table” below.

The increased 2017 salary for each of the NEOs is part of a change in the mix of compensation (see “Targeting Peer Group Median” above). On the one hand, there is an increase in such fixed components (salary and, as discussed below, profit sharing trust contribution), and on the other hand, there is a reduction in the 2017 target and maximum EOCPS awards for each of our NEOs under our Executive Officer Cash Profit Sharing Plan (see “Cash Profit Sharing Awards” below). This arrangement, along with the updated 2017 equity awards in the form of restricted stock units to be issued under the Company’s equity incentive plan, is intended to balance both short- and long-term incentives for our NEOs.

Profit Sharing Trust Contributions

The Company and its U.S. subsidiaries maintain a defined contribution profit sharing trust plan for U.S.-based employees, including our NEOs. Some of our non-U.S. subsidiaries maintain similar plans for their employees. An employee is eligible for participation in a given calendar year if he or she is an employee on the first and last days of that year and completes the minimum service requirement during that year. As of December 31, 2016, the minimum service requirement was at least 1,000 hours of service. We currently make contributions to employees’ profit sharing trust accounts in amounts equal to 7% of the employees’ qualifying salaries. We contribute an additional 3% of their qualifying salaries or wages to their profit sharing trust accounts each quarter to comply with the safe-harbor rules that govern the plan. The safe-harbor contribution is not forfeitable and is fully vested when the contribution is made. The plan limits trust contributions to amounts deductible for federal income tax purposes under section 404(a) of Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Under this plan, other than the 3% safe-harbor contribution, the Board has exclusive discretion to authorize the trust contributions and change them at any time. Subject to such discretion, we expect the current profit-sharing-trust contribution rate to continue. Our CEO, CFO and Vice President of Human Resources are currently trustees of the profit sharing trust plan. In addition, all our employees, including our NEOs, are entitled to proportionate shares of forfeited contributions from employees who terminate their employment before contributions made for them fully vesting in the profit sharing trust plan. The profit sharing trust plan also includes a 401(k) feature that allows our employees, including our NEOs, to contribute their own pre-tax earnings in addition to the amounts that we contribute to their accounts. The Board generally views compensation through contributions to employees’ profit sharing trust accounts as serving a similar objective as salaries.

In 2017, the Board has approved certain updates to our NEOs’ compensatory arrangements, which are not expected to materially change our contributions to our NEOs’ profit sharing trust accounts with respect to 2017. The table below sets forth, for each of our NEOs, the contribution that we expect to make to his or her respective profit sharing trust account with respect to 2017, as increased from his or her 2016 profit sharing trust contribution:

	2016 Profit Sharing Trust Contribution	Estimated 2017 Profit Sharing Trust Contribution{1}
Karen Colonias President and Chief Executive Officer	$27,044	$27,000

Brian J. Magstadt Chief Financial Officer, Treasurer and Secretary	$25,748	$27,000

Ricardo Arevalo Chief Operating Officer, Simpson Strong-Tie Company Inc.	$22,220	$27,000

Roger Dankel President of North American Sales, Simpson Strong-Tie Company Inc.	$22,220	$27,000

Jeffrey E. Mackenzie Vice President	$19,240	$27,000

____________

{1}      If we employ the NEO on December 31, 2017, or if he or she retires after reaching the age of 60 during 2017, we will contribute to his or her profit sharing trust account 10% of his or her salary (including the 3% safe-harbor contribution), with a contribution limit of $27,000 for 2017, plus a pro rata share of forfeitures by other participants in our profit sharing trust plan. The estimates in this column assume that no such forfeitures will occur. Of this 10% contribution, the 3% will be paid quarterly in the month following each calendar quarter of 2017 and the rest 7% will be paid in 2018.

Payments made to each of our NEOs’ profit sharing trust account with respect to each of the three years ended December 31, 2016 are set forth in the “Summary Compensation Table” below as part of the “All Other Compensation.”

Executive Officer Cash Profit Sharing (EOCPS) Awards

The Board believes that consistent achievement of short-term performance goals is likely to result in long-term growth and increased shareholder value. Our employees, including our NEOs, are motivated to achieve these short-term performance goals by target awards under our cash profit sharing plans, including our Executive Officer Cash Profit Sharing Plan (the “EOCPS Plan”) for our executive officers and our cash profit sharing plan for other qualified employees. The Board believes that both plans have significantly contributed to the growth of our business.

The EOCPS Plan is maintained partially to help us to meet the requirements of Internal Revenue Code section 162(m) for us to fully deduct the cash awards granted to our NEOs in excess of the $1,000,000 limit as “strategic compensation” thereunder. While the Company generally intends that awards under the EOCPS Plan comply with the requirements of Internal Revenue Code section 162(m), we do not, and cannot, make any representation or warranty that any such award will qualify for favorable tax treatment under Internal Revenue Code or any other provision of federal, state, local or foreign law, and we explicitly reserve the right to issue EOCPS awards not in compliance with Internal Revenue Code section 162(m).

The Board has delegated the oversight of the EOCPS Plan to the CLDC. The CLDC administers such plans, measures the Company or its subsidiaries’ performance against the pre-determined performance goals and approves the amount of the payout that each of our NEOs may receive. The CLDC generally bases the determination of an EOCPS award to a covered officer under the EOCPS Plan on his or her applicable individual percentage of the amount

(each, a “Qualified Amount”) by which the net profit, operating income or any other performance goal of the Company or the employee’s relevant branch or subsidiary, including Simpson Strong-Tie Company Inc., the primary operating subsidiary of the Company, for the applicable period exceed a qualifying level for the Company, branch or subsidiary for that same period, a threshold that must be exceeded before the award may be made to the officer.

2016 Achievements and Awards under the EOCPS Plan

Actual awards under the EOCPS Plan will be made only if the pre-determined performance goals are met. Under the EOCPS Plan, through 2016, we paid quarterly incentive compensation out of the portion of our profits that exceeded a specified qualifying level. The table below sets forth the actual 2016 full-year qualified operating profit, the actual 2016 full-year qualifying level and actual awards that each of our NEOs earned for the full year of 2016 under the EOCPS Plan, in comparison with the target annual operating profit, the target qualified operating profit, the target qualifying level and the target annual payout set by the CLDC at the beginning of 2016.

	Target			Actual
	Qualified Operating Profit	Qualifying Level	Total Payout{1}	Qualified Operating Profit	Qualifying Level	Total Payout{2}
Karen Colonias	$152,406,000	$75,780,000	$1,697,000	$208,362,000	$73,917,000	$1,860,346	{3}

Brian J. Magstadt	152,406,000	75,780,000	499,000	208,362,000	73,917,000	788,374

Roger Dankel	152,406,000	75,780,000	470,000	208,362,000	73,917,000	741,785

Ricardo M. Arevalo	152,406,000	75,780,000	470,000	208,362,000	73,917,000	741,785

Jeffrey E. Mackenzie	152,406,000	75,780,000	331,000	208,362,000	73,917,000	522,160

____________

{1}      Amounts were expected to be paid for the full year of 2016 if the 2016 actual qualified operating profit is as targeted and the 2016 actual qualifying level is as projected.

{2}      The actual payout to the applicable NEO in the table above was the sum of the 2016 quarterly payouts made to his or her under our EOCPS Plan.

{3}      To improve pay and performance alignment with the peer group, the CLDC exercised its discretion in the second and third quarters and reduced the amount of the quarterly payout to Karen Colonias by $300,000 and $500,000, respectively.

The basis for calculating the actual 2016 full-year qualified operating profit and the actual 2016 full-year qualifying level used in the table above is as follows:

Quarter	Actual Operating Profit	Actual Qualifying Level	Company Qualifying Income	Home Office Branch Level Pool
First	$41,519,000	$16,667,000	$24,852,000	$43,000
Second	59,715,000	19,208,000	40,507,000	58,000
Third	65,781,000	19,108,000	46,673,000	65,000
Fourth	41,347,000	18,934,000	22,413,000	39,000
	208,362,000	73,917,000	134,445,000	205,000

The payouts for each of our NEOs for each of the 4 quarters of 2016 were as follows:

CEO/Quarter	CEO Share (%)	Individual Share of Company Qualifying Income ($){1}		Rounding Adjustments ($){2}	($) Payout
Karen Colonias
First	1.9788%	$491,759		$(9)	$491,750
Second	1.9788%	501,532	{3}	7	501,539
Third	1.9788%	423,562	{3}	(5)	423,557
Fourth	1.9788%	443,497		3	443,500
					$1,860,346

____________

{1}      The amount is calculated by multiplying the annual company qualifying income with the applicable individual share (%).

{2}      The amount represents rounding differences between the amounts used in the actual calculations and the amount calculated using the rounded amounts presented in the tables above.

{3}      To improve pay and performance alignment with the peer group, the CLDC exercised its discretion in the second and third quarters of 2016 and reduced the amount of the quarterly payout to Karen Colonias by $300,000 and $500,000, respectively.

Other Individual NEO/Quarter	Individual Share (%)	Non-CEO NEO Pool (as a whole) (%)	Individual Share of Company Qualifying Income ($){1}	Individual Share of Home Office Branch Level Pool ($){2}	Rounding Adjustments ($){3}	($) Payout
Brian J. Magstadt
First	0.5435%	1.9264%	$135,081	$12,133	$(78)	$147,136
Second	0.5435%	1.9264%	220,172	16,365	(2)	236,535
Third	0.5435%	1.9264%	253,692	18,340	(35)	271,997
Fourth	0.5435%	1.9264%	121,824	11,004	(122)	132,706
						$788,374
Roger Dankel
First	0.5114%	1.9264%	$127,098	$11,416	$(73)	$138,441
Second	0.5114%	1.9264%	207,161	15,398	(2)	222,557
Third	0.5114%	1.9264%	238,700	17,256	(34)	255,922
Fourth	0.5114%	1.9264%	114,625	10,354	(114)	124,865
						$741,785
Ricardo M. Arevalo
First	0.5114%	1.9264%	$127,098	$11,416	$(73)	$138,441
Second	0.5114%	1.9264%	207,161	15,398	(2)	222,557
Third	0.5114%	1.9264%	238,700	17,256	(34)	255,922
Fourth	0.5114%	1.9264%	114,625	10,354	(114)	124,865
						$741,785
Jeffrey E. Mackenzie
First	0.3600%	1.9264%	$89,467	$8,036	$(51)	$97,452
Second	0.3600%	1.9264%	145,825	10,839	(1)	156,663
Third	0.3600%	1.9264%	168,026	12,147	(23)	180,150
Fourth	0.3600%	1.9264%	80,687	7,288	(80)	87,895
						$522,160

____________

{1}      The amount is calculated by multiplying the annual company qualifying income with the applicable individual share (%).

{2}      The amount is calculated by multiplying the annual home office branch-level pool with the quotient of (i) the applicable individual share (%) divided by (ii) the non-CEO NEO pool as a whole (%).

{3}      The amount represents rounding differences between the amounts used in the actual calculations and the amount calculated using the rounded amounts presented in the tables above.

We compute the company qualifying income, if any, as the difference between the actual operating profit and the actual qualifying level. The company qualifying income is the basis for the computation of amounts available to be distributed under both our EOCPS Plan and our Cash Profit Sharing Plan for other qualified employees. The CLDC allocates such amounts among different profit sharing pools and decides such pools’ percentages based on historical information about the profitability of each of our operating units in order to correspond to the effort put forth and the results achieved by different participants to our cash profit sharing program. The CLDC may adjust the pools and their percentages from time to time so that our cash profit sharing programs will continue to create equitable results for all participants, including our NEOs.

A portion of the company qualifying income is shared with our home office employees, including our NEOs but excluding our Chief Executive Officer, in consideration for their contributions to the success of the home office operating unit. These branch-level amounts are added to determine the total amounts paid to our NEOs under our EOCPS Plan.

We then allocated the profit sharing pool(s) among our NEOs based on their participating percentages as approved by the CLDC at the beginning of the year. Each NEO’s participating percentage is decided based on the officer’s level of responsibility and contribution to the success of the Company or the home office operating unit. Unless the composition or responsibilities of our NEOs change, their participating percentages generally do not change substantially from year to year, although the CLDC has discretion to make any changes that it considers appropriate.

For 2016, we divided the profit sharing pool with respect to the company-level qualifying income under our EOCPS Plan, which was 3.9052% of the company qualifying income, into (i) a pool for our Chief Executive Officer (1.9788% of the 2016 company qualifying income), and (ii) a pool for the other 4 NEOs (in total, 1.9264% of the 2016 company qualifying income). Each of our NEOs received his or her share of our 2016 company-level qualifying income.

The amounts of our home office branch-level profit sharing pool for each of the four quarters of 2016 were $43 thousand, $58 thousand, $65 thousand and $39 thousand, respectively. Therefore, each of our NEOs, other than our Chief Executive Officer, received additional home office branch-level payouts for 2016.

CPS awards paid to each of our NEOs with respect to each of the three years ended December 31, 2016 are set forth in the “Summary Compensation Table” below.

2017 EOCPS Plan Amendments

As disclosed under Proposal 2 of this Proxy Statement, the Board, in October 2016, approved amendments to the EOCPS Plan and proposed such amendments to shareholders for approval at the 2017 Annual Meeting. Subject to shareholders’ approval, instead of making quarterly awards, the amended EOCPS Plan allows the CLDC to decide when awards will be made to the covered employees thereunder with respect to a fiscal year; provided that all awards with respect to periods within a fiscal year will be paid by March of the succeeding fiscal year.

Under the current EOCPS Plan, no award in excess of $2,500,000 could be paid to any covered officer with respect to any fiscal year. The proposed amendments did not change this restriction and they added a restriction that, with respect to a particular fiscal year, no award in excess of two times any covered officer’s target annual payout for that year will be paid to such officer under the EOCPS Plan. When assessing whether the $2,500,000 cap and/or the two-times cap under the amended EOCPS Plan have been crossed, all awards made to a covered employee with respect to periods within the same fiscal year will be calculated together.

If shareholders approve the proposed EOCPS Plan Amendments at the 2017 Annual Meeting, the amended EOCPS Plan will apply to awards to be made after the end of 2016. The Company expects to make the first award under the amended EOCPS Plan after the first quarter of 2017. In the event that shareholders do not approve the proposed EOCPS Plan Amendments at the 2017 Annual Meeting, the Company’s current EOCPS Plan, last amended on February 25, 2008, will continue in effect with respect to awards to be made after the end of 2016.

2017 EOCPS Plan Implementation

Based on the flexibility provided by the proposed EOCPS Plan Amendments, the CLDC has determined that, subject to the approval of the proposed EOCPS Plan Amendments by shareholders, the 2017 awards under the EOCPS Plan will be made through five payments, with each of the first four payments to be made quarterly and the last payment to be made at the end of 2017 (or thereafter by March, 2018). For each of the four quarters in 2017, a NEO will receive the awards based on 50% of his or her applicable individual percentage of the respective quarterly Qualified Amount. As for the last payment, the NEO will receive the awards based on 50% of his or her applicable individual percentage of the annual Qualified Amount for 2017.

The effect of this arrangement is to change the payout and timing of our NEOs’ EOCPS awards from four payments per year (all paid quarterly) to five payments per year (four paid quarterly and one paid annually) and reduce the target amount of quarterly awards (each reduced by half) and proportionately increase the target amount of awards made following the end of the year (the target annual award equaling the sum of the four target quarterly awards), with the year-end awards contingent on achieving the Qualified Amount for the entire year.

The CLDC has also determined to use 2017 qualified operating profit of Simpson Strong-Tie Company Inc., the primary operating subsidiary of the Company, as the performance goal for 2017. Such performance goal uses the same methodology that was used in 2016 and prior fiscal years to measure Qualified Amounts under the EOCPS Plan. Qualified operating profit of Simpson Strong-Tie Company Inc. is generally calculated as follows:

Income from operations

Plus:           Stock compensation charges

Certain incentive compensation and commissions

Salaried pension contributions

Self-insured workers’ compensation costs

Equals:      Qualified operating profit

The CLDC has established the 2017 annual qualifying level at $130,000,000 and the 2017 quarterly qualifying level at $32,500,000 (one fourth of the annual qualifying level), respectively. Our annual company-wide target qualified operating profit, qualifying level and target cash profit sharing pool for 2017 are as follows:

Company-Wide 2017 Target Annual Pool
Target Qualified Operating Profit	$228,800,000
Less: Qualifying Level	130,000,000
Target Cash Profit Sharing Pool	$98,800,000

Assuming that the qualified operating profit exceeds the qualifying level for each quarter of 2017, and therefore annually for the entire year of 2017, each of our NEOs will receive 4 quarterly payouts and 1 annual payout. If the qualified operating profit is less than the qualifying level in one or more quarters of 2017, our NEOs will receive no quarterly payments for such quarters. In addition, if the qualified operating profit is less than the 2017 annual qualifying level, our NEOs will receive no annual payment following the end of 2017 but may still receive one or more quarterly payments during 2017.

The target annual amount and the maximum amount that may be paid out under the amended EOCPS Plan to each of our NEOs for 2017 are as follows:

	2017 Target Annual Payout{1}	2017 Maximum Annual Payout
Karen Colonias	$740,000	$1,480,000
Brian J. Magstadt	250,000	500,000
Ricardo Arevalo	230,000	460,000
Roger Dankel	230,000	460,000
Jeffrey E. Mackenzie	175,000	350,000

____________

{1}      Amounts expected to be paid for the full year of 2017 if 2017 qualified operating profit of Simpson Strong-Tie Company Inc. is $228,800,000.

Long-Term Equity Awards

Our NEOs’ long-term compensation is entirely equity-based. We currently grant equity awards under the Company’s equity incentive plan, the amended and restated 2011 Incentive Plan (the “2011 Incentive Plan”), to our employees, including our NEOs, only if our profitability goals were met for the prior year. Going forward, we plan to replace such profitability metrics with longer-term metrics in deciding equity grants to our NEOs and other key employees.

2011 Incentive Plan

We awarded restricted stock units under our 2011 Incentive Plan annually, usually in the first quarter, on the day that the CLDC meets to approve the awards that employees earned by meeting our profitability goals for the preceding fiscal year. In 2016, we awarded 442,239 restricted stock units, excluding 10,800 restricted stock units awarded to our outside directors, and no stock options.

Under our 2011 Incentive Plan, the vesting of restricted stock units may accelerate in two situations. First, when an employee ceases employment with us upon his or her retirement depending on whether the employee meets certain age and/or service tenure conditions to the company, death or disability, all of the employee’s unvested restricted stock units vest. Second, all outstanding restricted stock units of an employee vest on a change in our control that involves a substantial change in his or her terms of employment or involuntary termination. In addition, the CLDC may cause awards granted pursuant to our 2011 Incentive Plan, including awards to our NEOs, to vest earlier in certain other situations.

Our NEOs’ 2016 equity awards were made in the following two forms:

1.       Time-based restricted stock units (“RSUs”) that vest in equal installments over a period of years; and

2.       Performance-based restricted stock units (“PSUs”) that vest based on the achievement of both revenue growth and long-term shareholder returns at the end of a multi-year performance period.

Our NEOs’ 2016 RSU Awards

On granting RSU awards, the CLDC established, and specified in the grant agreement, the vesting schedule for the awards. The number of shares of our common stock subject to RSU awards will generally vest periodically in increments over years.

Because we achieved our operating profit goal for 2015 ($145,145,000), in 2016 the CLDC granted each of our NEOs RSUs as indicated below:

Named Executive Officer	Shares Under 2016 RSUs
Karen Colonias	27,250
Brian J. Magstadt	11,350
Ricardo Arevalo	7,950
Roger Dankel	7,950
Jeffrey E. Mackenzie	1,720

With respect to our NEOs’ 2016 RSU awards, one fourth of the shares of our common stock subject to the awards vested or will vest on the award date and each of the first, second and third anniversaries thereof. See “Accelerated Vesting and Payout” and “Potential Payments on Termination or Change in Control” below for a discussion on early vesting of RSU awards.

Our NEOs’ 2016 PSU Awards

On granting PSU awards, the CLDC established, and specified in the grant agreement, as applicable, the specific performance goals, performance period, vesting period, the maximum number of shares of our common stock granted thereunder and the target number of shares of our common stock to be used as a benchmark. The PSU awards vest only if specific performance goals (as established by the CLDC) are achieved at the end of a performance period (also set by the CLDC). The number of shares of our common stock that eventually vest, however, will depend on the extent to which the performance goals are achieved during the performance period. If threshold performance goals are not met, no shares will vest in favor of the recipient.

With respect to our NEOs’ 2016 PSU awards, depending on a linear function of our company-wide 2015 net sales growth above 2014 net sales, the initial target number of shares would be adjusted between 50% and 200% of the initial target shares. No shares under our NEOs’ PSUs would vest if our 2015 net sales growth was below 4.1%. If our 2015 net sales grew between 4.1% and 8.3%, the adjustment would be prorated. The adjustment was capped at 200% even if our 2015 net sales grew more than 8.3% over 2014.

The threshold, initial target and capped number of shares with respect to each of our NEOs’ 2016 PSUs are as follows:

	Threshold	Initial Target	Capped
	Shares (50%) (at 4.1% Net Sales Growth)	Shares (100%) (at 5.5% Net Sales Growth)	Shares (200%) (at or above 8.3% Net Sales Growth)
Karen Colonias	13,265	27,250	54,500
Brian J. Magstadt	5,675	11,350	22,700
Ricardo Arevalo	3,975	7,950	15,900
Roger Dankel	3,975	7,950	15,900
Jeffrey E. Mackenzie	1,325	2,650	5,300

Because our 2015 net sales growth over 2014 was 5.6%, the CLDC granted PSUs to each of our NEOs with respect to the adjusted target shares as indicated below, which reflected a 2.6% upward adjustment:

Named Executive Officer	Adjusted Target Shares Under 2016 PSUs
Karen Colonias	27,960
Brian J. Magstadt	11,650
Ricardo Arevalo	8,160
Roger Dankel	8,160
Jeffrey E. Mackenzie	2,720

In addition, on granting our NEOs’ 2016 PSUs, the CLDC established that the adjusted target shares would be further modified up or down by up to 20% based our total shareholder return (“TSR”) during a 3-year performance period (from January 1, 2016 to December 31, 2018), which would be measured based on our relative performance in the S&P Small Cap 600 Index. If the Company’s TSR ranks at or above the 85th percentile (with a ranking in the top 90 companies) in the index during the performance period, the number of shares, that would actually vest, is 120% of the adjusted target shares. If the Company’s TSR ranks at or below the bottom 40th percentile (with a ranking below the top 360 companies) in the index during the performance period, the number of shares, that would actually vest, is 80% of the adjusted target shares. If the Company’s TSR falls between the 40th percentile and the 50th percentile (with a ranking from the 301st company to the 360th company) in the index during the performance period, the number of shares, that would actually vest, are prorated between 80% and 100% of the adjusted target shares. If the Company’s TSR falls between the 50th percentile and the 85th percentile (with a ranking from the 91st company to the 300th company) in the index during the performance period, the number of shares, that would actually vest, are prorated between 100% and 120% of the adjusted target shares.

The adjusted target shares, the upward 20% TSR multiplier and the maximum number of shares with respect to each of our NEOs’ 2016 PSUs are as follows:

	Maximum Shares Under 2016 PSUs
	Adjusted Target PSU Shares	20% TSR Multiplier	Maximum PSU Shares
Karen Colonias	27,960	5,592	33,552
Brian J. Magstadt	11,650	2,330	13,980
Ricardo Arevalo	8,160	1,632	9,792
Roger Dankel	8,160	1,632	9,792
Jeffrey E. Mackenzie	2,720	544	3,264

Therefore, the maximum number of shares of our common stock that could potentially vest under each of our NEOs’ 2017 RSUs and 2017 PSUs are as follows:

	Maximum Shares{1}
	RSU Shares	Maximum PSU Shares	Total
Karen Colonias	24,900	43,048	67,948
Brian J. Magstadt	10,375	24,937	35,312
Roger Dankel	7,260	17,449	24,709
Ricardo Arevalo	7,260	17,449	24,709
Jeffrey E. Mackenzie	1,720	5,503	7,223

____________

{1}      The 2011 Incentive Plan, as approved by shareholders at our 2015 annual meeting of shareholders, limits awards of restricted stock units to any one participant in any calendar year to 100,000 shares.

Equity awards granted to each of our NEOs with respect to each of the three years ended December 31, 2016 are set forth in the “Summary Compensation Table” below.

Pursuant to its broad discretion granted under the Company’s equity incentive plan, the CLDC may change the performance goals related to a PSU award to different performance goals as provided under the incentive plan. The CLDC may also provide for fair-value adjustments in case of changing the performance goals.

Changes to Our CEO’s and CFO’s 2016 PSU Awards

At its meeting on October 19, 2016, the Board, at the recommendation of the CLDC, authorized amending the agreements that the Company entered into in 2016 with our CEO and CFO with respect to their 2016 PSU awards (the “PSU Amendments”). These amendments do not affect our CEO’s and CFO’s 2016 RSU awards, which are expected to continue to vest over the three years from the effective date of the award.

Pursuant to the PSU Amendments, our CEO’s and CFO’s 2016 PSU awards would be subject to the original performance goals, which are based on total shareholder return (“TSR”) at the Company, only for a one-year period starting on January 1, 2016 and ending on December 31, 2016 (the “First Performance Period”), instead of the original three-year period. As a result, under the 2016 PSU Amendments, the adjusted target shares, calculated based on the achievement of the 2015 revenue goal for the Company, were further adjusted for the accounting fair value of the TSR-based performance goals at the end of 2016 to become the further adjusted target shares of our common stock under the amended 2016 PSU awards for our CEO and CFO. The PSU Amendments also provided that following the end of the First Performance Period, the further adjusted target shares would be subject to new performance goals to be determined by the Committee and would be measured against such goals for a two-year cliff-vesting period starting on January 1, 2017 and ending on December 31, 2018 (the “Second Performance Period”).

On February 4, 2017, the CLDC set the new performance goals (the “New Performance Goals”) for our CEO’s and CFO’s 2016 PSU awards, which consist of one set of goals based on the Company’s revenue growth (the “Revenue Growth Goals”) and another set of goals based on the Company’s return on invested capital (the “ROIC Goals”). The Committee also determined that, during the Second Performance Period, half of our CEO’s and CFO’s 2016 PSU awards would be measured against the Revenue Growth Goals and the other half would be measured against the ROIC Goals. As a result, the number of shares of our common stock, which would vest in favor of our CEO and CFO, following the end of 2018, is between 0% and 120% of the further adjusted target shares, depending on the extent to which the New Performance Goals will have been achieved at the end of 2018.

The chart below summarizes the changes made to our CEO’s and CFO’s 2016 PSU awards by PSU Amendments:

The number of the further adjusted target shares of our common stock and the maximum amount of shares of our common stock that could potentially vest under each of our CEO’s and CFO’s amended 2016 PSU awards is as follows:

	Target Shares Under Amended 2016 PSU Awards{1}	Maximum Shares Under Amended 2016 PSU Awards
Karen Colonias	28,990	34,788
Brian J. Magstadt	12,080	14,496

____________

{1}      As adjusted for the accounting fair value of the TSR-based performance goals at the end of 2016.

Therefore, the maximum number of shares of our common stock that could potentially vest under each of our NEOs’ 2016 RSUs (see “Our NEOs’ 2016 RSU Awards” above) and updated 2016 PSUs are as follows:

	Maximum Shares{1}
	RSU Shares	Maximum PSU Shares	Total
Karen Colonias	27,250	34,788	62,038
Brian J. Magstadt	11,350	14,496	25,846

____________

{1}      The 2011 Incentive Plan, as approved by shareholders at our 2015 annual meeting of shares, limits awards of restricted stock units to any one participant in any calendar year to 100,000 shares.

Our NEOs’ 2017 RSU Awards

Because we achieved our operating profit goals for 2016 ($152,406,000), in February 2017, the CLDC granted each of our NEOs RSUs as indicated below:

Named Executive Officer	Shares Under 2017 RSUs
Karen Colonias	24,900
Brian J. Magstadt	10,375
Ricardo Arevalo	7,260
Roger Dankel	7,260
Jeffrey E. Mackenzie	1,720

With respect to our NEOs’ 2017 RSU awards, one fourth of the shares of our common stock subject to the awards vested or will vest on the award date and each of the first, second and third anniversaries thereof. See “Accelerated Vesting and Payout” and “Potential Payments on Termination or Change in Control” below for a discussion on early vesting of RSU awards.

Our NEOs’ 2017 PSU Awards

On February 4, 2017, the CLDC set the new performance goals for our NEOs’ 2017 PSU awards, which would be measured against such goals for a three-year cliff-vesting period starting on January 1, 2017, and ending on December 31, 2019 (the “Performance Period”). These goals are the same type of new performance goals applicable to our CEO’s and CFO’s amended 2016 PSU awards. The CLDC also determined that, during the Performance Period, half of the 2017 PSU awards to be granted to each of our NEOs would be measured against the Revenue Growth Goals and the other half would be measured against the ROIC Goals (see “Changes to Our NEOs’ 2016 PSU Awards” above). The chart below summarizes the updated performance goals of our NEOs’ 2017 PSU awards.

Consequently, the number of PSU shares that would vest in favor of a NEO under his or her 2017 PSU awards, following the end of the Performance Period, is between 0% and 120% of his or her adjusted target shares, depending on the extent to which the New Performance Goals would have been achieved at the end of 2019. The 2017 PSU awards were granted to our NEOs in early 2017. The number of the adjusted target shares of our common stock and the maximum amount of shares of common stock that could potentially vest under the 2017 PSU awards granted to each of our NEOs is as follows:

	Target PSU Shares Under 2017 PSU Awards{1}	Maximum PSU Shares Under 2017 PSU Awards{2}
Karen Colonias{3}	35,874	43,048
Brian J. Magstadt	20,781	24,937
Ricardo Arevalo	14,541	17,449
Roger Dankel	14,541	17,449
Jeffrey E. Mackenzie	4,586	5,503

____________

{1}      As adjusted for the accounting fair value of the TSR-based performance goals as of the award date.

{2}      No fractional shares will be issued or delivered pursuant to any PSU award, and therefore, any fractional shares may be forfeited or otherwise eliminated as determined by the Committee.

{3}      The target PSU shares for our CEO calculated based on the achievement of our 2016 revenue goal were reduced by 13,784 shares as determined by the CLDC before being adjusted for the award date accounting fair value of the TSR-based performance goals.

Therefore, the maximum number of shares of our common stock that could potentially vest under each of our NEOs’ 2017 RSUs and 2017 PSUs are as follows:

	Maximum Shares{1}
	RSU Shares	Maximum PSU Shares	Total
Karen Colonias	24,900	43,048	67,948
Brian J. Magstadt	10,375	24,937	35,312
Roger Dankel	7,260	17,449	24,709
Ricardo Arevalo	7,260	17,449	24,709
Jeffrey E. Mackenzie	1,720	5,503	7,223

____________

{1}      The 2011 Incentive Plan, as approved by shareholders at our 2015 annual meeting of shares, limits awards of restricted stock units to any one participant in any calendar year to 100,000 shares.

Changes to Our NEOs’ Equity Grant Agreements

On February 4, 2017, the CLDC approved changes to the grant agreements related to our NEOs’ 2017 PSU awards and 2017 RSU awards and the amendments related to our CEO’s and CFO’s 2016 PSU awards. The changes mainly focus on two aspects: (a) accelerated vesting and payout, and (b) change in control or asset sale.

Accelerated Vesting and Payout

Under our NEOs’ 2016 and prior grant agreements, our NEOs’ PSU or RSU awards may vest, subject to any applicable performance goals, before the applicable vesting period expires if a recipient retires after reaching age 65, dies or becomes disabled. To increase the compatibility of the awards with the Internal Revenue Code section 409A and avoid potential negative tax implications for the recipient and the Company, the new grant agreements for RSU awards provide that, in case the awards vest ahead of schedule and are determined by the CLDC to be subject to section 409A, they may only be paid out in the enumerated situations as allowed under section 409A. In particular, in case a recipient is a specified employee under Section 409A, the awards cannot be paid out until the date that is six months after the employee’s separation of service, which generally is when the employee completely stops working for the Company and its subsidiaries. Similarly, the new grant agreements and amendments for PSU awards provide that, irrespective of when the PSU awards vest, they may only be paid out following the last day of the applicable vesting period after the performance period has concluded and subject to achievement of the applicable performance goals. Further, the new grant agreements and amendments require that the PSU shares that could eventually become payable in favor of the recipient following the last day of the applicable vesting period after the performance period be prorated based on the early-vesting date and the date when the applicable vesting period is scheduled to expire.

In addition, while still providing for early vesting in case of death or disability, the revised grant agreements and amendments require that, for the PSU or RSU awards to vest ahead of schedule, instead of retiring at age 65, a recipient may retire at age 55 and after having worked at the Company or its subsidiaries for 15 years (but for each year that the recipient delays his or her retirement after reaching age 55, he or she may work one year less and still retire).

Change in Control or Asset Sale

The Company’s equity incentive plan currently provides that, on a change in control, if the surviving or resulting entity refuses to continue the PSU or RSU awards and does not substitute similar awards, and if the nature and terms of employment or engagement, including compensation and benefits, of a recipient will change significantly as a result of the change in control, then the awards will vest ahead of schedule. Individual grant agreements may alter this default arrangement.

Our NEOs’ 2016 grant agreements do not change the default rule under the equity incentive plan, but additionally provide that, in the case of an asset sale, the PSU or RSU awards will vest ahead of schedule in certain situations, including where a recipient is not subsequently employed or engaged by the surviving or resulting entity or the successor to the sold business or there is a significant change in the nature and terms of the subsequent employment or engagement of the recipient.

For the ease of administration, our NEOs’ 2017 grant agreements and our CEO’s and CFO’s 2016 grant agreement amendments, use a broader definition, “sale event,” to encompass both change-in-control and asset-sale situations, and therefore override the Company’s equity incentive plan with respect to any change in control of the Company affecting the awards thereunder.

In addition, in order to provide a double-trigger mechanism as recommended by proxy advisors, the new grant agreements and amendments require that for the PSU or RSU awards to vest ahead of schedule on a sale event, a NEO’s employment or engagement with the Company and its subsidiaries (or the acquiring, surviving or resulting entity) will first need to be terminated, either by the officer for good reason or by his or her employer without cause within 2 years from the sale event. In case of early vesting of the PSU awards because of a sale event, the PSU shares thereunder will be subject to the proration described in the “Accelerated Vesting and Payout” section above.

See “Potential Payments on Termination or Change in Control” below for a more detailed discussion on early vesting of our NEOs’ PSU and RSU awards.

Cap on Annual Awards under the Equity Incentive Plan

Under the Company’s equity incentive plan, the maximum aggregate number of the shares underlying any and all RSU and PSU awards issuable or deliverable to such officer in any calendar year cannot exceed 100,000 shares. All of our NEOs’ 2016 and 2017 RSU and PSU awards are subject to this limitation.

Setting the Framework for Equity Awards in 2018 and Beyond

In 2018 or any of the following years, the Company may continue to grant RSUs or PSUs to its NEOs. Based on CLDC’s recommendation, the Board currently plans to split the number of the target shares of our common stock under equity awards to a NEO in 2018 between 20% under RSU awards and 80% under PSU awards. The RSU Awards are expected to vest over the three years from the effective date of the award, with 20% of the awards expected to vest after one year from the effective date of the award, 40% of the awards expected to vest after two years from the effective date of the award and 40% of the awards expected to vest after three years from the effective date of the award. The PSU awards are expected to be subject to future performance goals and be measured against such goals for a three-year cliff-vesting period starting on the first day of the fiscal year during which the awards are made and ending on the last day of the third year.

Comparative Market Information

Designation of New Peer Companies for Setting Executive Compensation

In October, 2016, after considering shareholder feedback, Mercer’s advice, the latest guidelines from proxy advisors and peer companies’ practices, among other considerations, the Board, at the recommendation of the CLDC, authorized updating the 14 peer group companies previously identified with a group of 17 companies for the purposes of setting suitable compensation for our NEOs. The updated peer group companies include companies in the building products or construction material industries having revenues between $400 million and $1.9 billion in 2015, which are approximately 0.4 to 2.5 times the Company’s 2015 revenue. Those 17 companies and the Company, ranked based on their 2015 revenues, are set forth below:

	2015 Revenues (in thousands)	2015 Assets (in thousands)
AAON, Inc.*	359,000	233,000
PGT Innovations, Inc.*	390,000	346,000
Continental Building Products, Inc.*	422,000	643,000
Trex Company, Inc.*	441,000	212,000
Insteel Industries, Inc.	448,000	260,000
Quanex Building Products Corp.	646,000	572,000
Simpson Manufacturing Co., Inc.	794,000	961,000
American Woodmark Corp.	825,000	399,000
Headwaters Incorporated	895,000	979,000
Patrick Industries, Inc.	920,000	386,000
Apogee Enterprises, Inc.	934,000	612,000
U.S. Concrete, Inc.	975,000	688,000
Gibraltar Industries, Inc.	1,041,000	890,000
Eagle Materials Corp.	1,066,000	1,883,000
Summit Materials, LLC*	1,432,000	2,396,000
NCI Building Systems, Inc.	1,564,000	1,080,000
Ply Gem Holdings, Inc.	1,840,000	1,286,000
Masonite International Corp.	1,872,000	1,499,000

____________

*         Denotes peer companies that have been added after the Company’s 2016 annual meeting. Builders FirstSource, Inc. and Griffon Corporation were removed from the list of peer companies compared to the Company’s 2016 proxy statement.

Mercer gathered data on the salary, bonus, total cash compensation, long-term incentives and total direct compensation paid in 2015 by the 17 peer group companies to support the CLDC’s compensation decisions.

Other Compensation Considerations and Practices

Stock Ownership Guidelines for NEOs

In February 2015, to strengthen alignment of interests of our management and shareholders, the CLDC imposed robust stock ownership guidelines for our NEOs. The guideline counts only common stock owned by our NEOs and does not include their stock options or RSUs. Each NEO has until 2020 to comply with his or her guideline. The guideline for stock ownership for each of our NEOs is as follows:

Stock Ownership Guideline
Karen Colonias	$3,000,000
Brian J. Magstadt	700,000
Roger Dankel	700,000
Ricardo Arevalo	700,000
Jeffrey E. Mackenzie	150,000

In addition, all of our NEOs are subject to and currently in compliance with our anti-hedging and anti-pledging policy, and are subject to our compensation recovery policy, which policies are described in detail below.

Board-Recommended Frequency of the Advisory Vote on NEO Compensation

The Board has determined that an annual advisory vote by our shareholders on the compensation of our NEOs allows our shareholders to provide timely, direct input on our compensation philosophy, policies and practices as disclosed in our proxy statement each year. The Board continues to believe that such an annual vote is consistent with our continuing efforts to engage in an open dialogue with our shareholders on the compensation of our NEOs and other corporate governance matters and therefore is in the best interests of our shareholders.

Executive Compensation Recovery (“Claw-back”) Policy

The Board believes that it is in the best interests of the Company and shareholders to create and maintain a culture that emphasizes integrity and accountability.

Reinforcing our pay-for-performance compensation philosophy, the Board has adopted a compensation recovery policy in 2016 to permit the recoupment of executive compensation. If we are required to prepare an accounting restatement to correct one or more errors that are material to those financial statements, the Company may recover from (x) any current or former executive officers and (y) any other employees who have been designated by the Board or the CLDC as being subject to this policy (each of such officers or employees, a “Covered Person”), regardless of fault or responsibility, that portion of incentive-based compensation, received by a Covered Person during any Covered Period (defined below) in excess of what would have been paid to a Covered Person during the Covered Period under the accounting restatement.

A Covered Period means (i) the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities law; and (ii) in case the Company has changed its fiscal year end during the three-year period, the transition period between the new fiscal year that resulted from the change and the prior fiscal year not exceeding nine months. The Board will decide the manner in which the Company seeks and enforces recovery. If, after the Company makes a reasonable attempt to recover, the Board determines that the direct costs of seeking recovery would exceed the recoverable amount, the Company may decide not to seek recovery.

Restrictions on Hedging and Pledging Arrangements for All Employees and Directors

The Board believes that it is inappropriate and undesirable for the Company’s directors, officers or employees to engage in hedging or pledging transactions that lock in the value of holdings in the equity securities of the Company or its affiliates, including our common stock. Such transactions allow the insiders to own the Company’s equity securities without the full risks and rewards of ownership and potentially separate the insiders’ interests from the public shareholders.

The Board has therefore adopted an anti-hedging and anti-pledging policy in 2016. Directors, officers, and employees of the Company or any subsidiary of the Company, as well as their designees, are generally prohibited from: (a) purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset or have the effect of hedging or offsetting any decrease in the market value of our equity securities (such as our common stock), including, without limitation, prepaid variable forward contracts, equity swaps, collars, exchange funds and transactions with economic consequences comparable to the foregoing financial instruments; and (b) further pledging our equity securities as collateral for a loan, purchasing such securities on margin, or holding such securities in a margin account.

Material Risk Considerations of Compensation Policies

We face various types of risk daily, including market risk, credit risk and currency risk, as well as general business risk. Our compensation programs generally look at longer time frames, currently from one quarter to three or four years. Therefore, we do not feel that they expose us to undue risk-taking. To successfully compete in and expand our markets, however, some risk is unavoidable and in some cases desirable and appropriate. See, e.g., risks, uncertainties and factors indicated in the Company’s Annual Report to Shareholders on Form 10-K for the period ended December 31, 2016, under the heading Item 1A — “Risk Factors” and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

While our compensation programs reward our employees for time spent at work and for the achievement of specific performance goals, we also consider how and to what extent these programs encourage risk-taking. We believe that our cash profit sharing and equity-based awards promote a measured approach to areas of risk that we face as an organization. While the overall objective of our compensation programs is to increase shareholder value, we believe they also encourage sound financial management and the safeguarding of our assets. In addition, we believe our compensation programs promote a sense of unity, fairness and cooperation among all of our employees, not just our management, and afford less opportunity and incentive for individual employees to take undue risk in an attempt to increase their own compensation at the expense of the long-term health of the Company.

Through our short-term cash profit sharing incentive plans, including the EOCPS Plan, our NEOs and other employees are encouraged to maximize our short-term profits, for example, by increasing revenues and reducing operating costs. The qualifying level component the EOCPS Plan is intended to reward prudent stewardship of assets and sound allocation of resources. As disclosed under Proposal 2 of this Proxy Statement, if the proposed EOCPS Plan Amendments are approved by shareholders at the 2017 Annual Meeting, going forward, payouts under the EOCPS Plan will be based 50% on quarterly operating profit and 50% on annual operating profit. Accordingly, each of our NEOs will receive 4 quarterly payouts and 1 annual payout. If the operating profit or other performance goal is less than the qualifying level in one or more quarters of any year, our NEOs will receive no quarterly payments for such quarters. In addition, if the annual qualified operating profit or other performance goal is less than the annual qualifying level in a particular year, our NEOs will receive no annual payment following the end of that year but may still receive one or more quarterly payments during the year. We believe that these changes to the EOCPS Plan reduce the risk that the quarterly time horizon could potentially create opportunities for employees to maximize income in one quarter at the expense of a future quarter.

We currently grant equity-based compensation under our equity incentive plan to our employees, including our NEOs, only if our profitability goals were met for the prior year. Going forward, we plan to replace such profitability metrics with longer-term metrics in deciding equity grants to our NEOs and other key employees, in order to better counterbalance short-term performance goals under the EOCPS Plan and promote a measured risk-taking.

After grant, our equity awards generally vest over a period of years. The value of our equity-based compensation is therefore affected by the long-term market price of our common stock over time. As a result, any attempt to maximize short-term profits at the expense of long-term financial health of the Company would work against our employees’ incentive to maximize their total compensation.

SUMMARY COMPENSATION TABLE

The table below provides information on all compensation received by our Named Executive Officers (“NEOs”) — our Principal Executive Officer, our Principal Financial Officer and our 3 other most highly compensated executive officers — from us for all their services provided to us and our subsidiaries in all capacities during the 3 years ended December 31, 2016.

Name and Principal Position	Year	Salary ($)	Stock Awards ($){1}	Non-Equity Incentive Plan Compensation ($){2}	All Other Compensation ($){3}		Total ($)
Karen Colonias,	2016	371,316	1,781,207	1,860,346	27,044	{4}	4,039,913
Our President and	2015	360,500	654,698	2,030,656	27,044		3,072,898
Chief Executive Officer	2014	350,000	715,896	1,968,953	27,158		3,062,007

Brian J. Magstadt,	2016	258,157	742,038	788,374	26,331	{4}	1,814,900
Our Chief Financial	2015	250,637	271,095	557,798	26,580		1,106,110
Officer and Secretary	2014	243,337	296,464	540,850	25,532		1,106,183

Roger Dankel,	2016	222,789	519,749	741,785	43,723	{4}	1,528,046
President of North	2015	216,300	110,569	524,835	64,274		915,978
American Sales of Simpson	2014	166,455	37,490	380,614	38,609		623,168
Simpson Strong-Tie Company Inc.

Ricardo M. Arevalo,	2016	222,789	519,749	741,785	48,223	{4}	1,532,546
Chief Operating Officer of	2015	216,300	110,569	524,835	68,375		920,079
Simpson Strong-Tie Company Inc.	2014	191,276	229,015	369,085	119,152		908,528

Jeffrey E. Mackenzie,	2016	192,903	143,787	522,160	20,675	{4}	879,525
Our Vice President	2015	187,285	54,696	369,444	20,244		631,669
	2014	181,830	56,072	358,218	19,639		615,759

____________

{1}      Amounts in this column reflect the grant date fair value of restricted stock units granted to the applicable NEO under the Company’s current equity incentive plan in the year indicated. There were two kinds of RSU awards granted to our NEOs in 2016: time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). These awards were made on February 1, 2016. See “Executive Compensation Analysis — Long-Term Equity Awards” above. We determined the value of such awards by multiplying the target number of shares of our common stock that may become vested pursuant to the terms of the applicable awards by the fair value of our common stock as of the grant date in accordance with FASB Accounting Standards Codification Topic 718 “Compensation — Stock Compensation.” The fair value of 2016 RSU awards was computed as $31.68 per share, based on the closing price of our common stock reported by the New York Stock Exchange (“NYSE”) at the close of trading on January 29, 2016, discounted for dividends that the RSU awards did not participate in. The fair value of 2016 PSU awards was computed as $32.83 per share, using a Monte Carlo simulation pricing model based on the January 29, 2016 closing price. Our NEOs’ 2015 RSUs awards were granted on February 2, 2015, and were valued at $31.80 per share, based on the closing price of our common stock reported by the NYSE at the close of trading on January 30, 2015, discounted for dividends that the RSU awards did not participate in. Our NEOs’ 2014 RSUs awards were granted on February 3, 2014, and were valued at $30.98 per share, based on the closing price of our common stock reported by the NYSE at the close of trading on January 31, 2014, discounted for dividends that the RSU awards did not participate in. Vesting of all unvested restricted stock unit awards may be accelerated in certain enumerated circumstances, including a change in our control. For a discussion of the valuation assumptions used in determining the grant date fair value of these awards see Note 13 “Stock-Based Compensation” to Consolidated Financial Statements included in our Annual Report to Shareholders on Form 10-K for the period ended December 31, 2016.

{2}      Amounts in this column reflect cash incentive compensation earned by the applicable NEO pursuant to the terms of our Executive Officer Cash Profit Sharing Plan with respect to the year indicated (regardless of the year in which such amounts were actually paid). Amounts received by our NEOs under the Executive Officer Cash Profit Sharing Plan were earned in one quarter and paid in the following quarter. As a result, amounts with respect to the fourth quarter of 2014, 2015 and 2016, which are paid as of the first quarter of 2015, 2016 and 2017, respectively, are reflected in the year with respect to which they were earned (that is, 2014, 2015 and 2016, respectively). See “Executive Compensation Analysis — Executive Officer Cash Profit Sharing (EOCPS) Awards” above.

{3}      Amounts in this column include our contribution to the applicable NEO’s profit sharing trust account, pursuant to a defined contribution profit sharing trust plan we maintained for U.S.-based employees, including our NEOs, with respect to the year indicated (regardless of the year in which such amounts were actually paid) in an amount equal to the sum of (i) 7% of the applicable NEO’s salary, subject to applicable IRS limits, (ii) a quarterly safe harbor contribution equal to 3% of the applicable NEO’s salary, subject to applicable IRS limits and (iii) a proportionate share of amounts that were forfeited by other employees participating in the profit sharing plan who terminated employment with us before contributions to their accounts fully vested. The contributions earned with respect to the fourth quarter of 2014, 2015 and 2016, which were paid as of the first quarter of 2015, 2016 and 2017, respectively, are reflected in the year with respect to which they were earned (that is, 2014, 2015 and 2016, respectively).

{4}      Each of our NEOs’ all other compensation with respect to 2016 includes:

	Profit sharing trust contribution and share of forfeitures ($)	Cost of living adjustment ($)(#)	Charitable gift matching contributions ($)	Total
Karen Colonias	27,044			27,044
Brian J. Magstadt	26,331			26,331
Roger Dankel	22,723	21,000		43,723
Ricardo M. Arevalo	22,723	24,500	1,000	48,223
Jeffrey E. Mackenzie	19,675		1,000	20,675

____________

{#}      In connection with Mr. Dankel’s promotion to President of North American Sales of Simpson Strong-Tie Company Inc. and Mr. Arevalo’s promotion to Chief Operating Officer of Simpson Strong-Tie Company Inc., both in July 2014, we agreed to provide each of them with a supplemental cost of living adjustment in the amount of $3,500 per month for a 24-month period. This supplemental cost of living adjustment expired in July 2016.

Grants of Plan-Based Awards

The following table summarizes the cash awards granted to our NEOs during 2016 under our Executive Officer Cash Profit Sharing Plan (the “EOCPS Plan”) and the equity awards under our current equity incentive plan, the amended and restated 2011 incentive plan (the “2011 Incentive Plan”). The Compensation and Leadership Development Committee (the “CLDC”) approved the cash awards because our 2016 quarterly operating profits exceeded the qualifying levels that the CLDC had established at the beginning of 2016. The CLDC approved the restricted stock unit awards because we achieved our 2015 profitability goals that the CLDC had approved at the beginning of 2015.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards{1}			Estimated Future Payouts Under Equity Incentive Plan Awards{2}			All other stock awards: Number of shares of stock or units{3}	Grant Date Fair Value of Stock and Option Awards{4}
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Karen Colonias			__	1,697,000	2,500,000
	02/01/16	{2}				22,368	27,960	33,552		$917,927
	02/01/16	{3}							27,250	$863,280
Brian J. Magstadt			__	499,000	2,500,000
	02/01/16	{2}				9,320	11,650	13,980		$382,470
	02/01/16	{3}							11,350	$359,568
Roger Dankel			__	470,000	2,500,000
	02/01/16	{2}				6,528	8,160	9,792		$267,893
	02/01/16	{3}							7,950	$251,856
Ricardo M. Arevalo			__	470,000	2,500,000
	02/01/16	{2}				6,528	8,160	9,792		$267,893
	02/01/16	{3}							7,950	$251,856
Jeffrey E. Mackenzie			__	331,000	2,500,000
	02/01/16	{2}				2,176	2,720	3,264		$89,298
	02/01/16	{3}							1,720	$54,490

____________

{1}      Amounts in these columns reflect the target and maximum amounts that could become payable under our EOCPS Plan for each of our NEOs. Awards under the EOCPS Plan did not have a threshold value. Actual amounts payable to our Named Executive Officers under the EOCPS Plan were determined based on the level at which our quarterly qualified operating profit exceeded the qualifying level for that quarter. For more information, see “Executive Compensation Analysis — Executive Officer Cash Profit Sharing (EOCPS) Awards” above.

{2}      Amounts reflect the threshold, target and maximum number of performance-based restricted stock units (“PSUs”) of our shares of common stock that could be earned pursuant to the NEO’s 2016 PSU awards. The target number of shares includes an upwards adjustment of 2.6% for each of our NEOs based on the results of the percentage increase of our 2015 net sales over our 2014 net sales. The total number of PSUs earned will be modified by a total shareholder return multiplier up or down by up to 20% based on our relative performance in the S&P Small Cap 600 Index measured from January 1, 2016 through December 31, 2018. For more information, see “Compensation Discussion and Analysis — Long-Term Equity Awards — Our NEOs’ 2016 PSU Awards” above. With respect to Karen Colonias, our Chief Executive Officer, and Brian Magstadt, our Chief Financial Officer, the CLDC authorized amending their 2016 grant agreements, and as a result the number of PSUs that they could earn thereunder, as described above under “Executive Compensation Analysis — Changes to Our CEO’s and CFO’s 2016 PSU Awards.” Pursuant to the amendments, at December 31, 2016, our CEO’s and CFO’s 2016 PSU awards were still subject to the original performance goals, which are based on total stockholder return at the Company. Starting in 2017, our CEO’s and CFO’s 2016 PSU awards are subject to new performance goals, which consist of one set of goals based on the Company’s revenue growth and another set of goals based on the Company’s return on invested capital.

{3}      Amounts reflect the actual number of time-based restricted stock units (“RSUs”) of our shares of common stock that were granted, subject to continued time-based vesting. On February 1, 2016, the CLDC determined that our 2015 operating profit goal had been met, resulting in 27,250 RSUs being granted to Ms. Colonias and 11,350, 7,950, 7,950 and 1,720 RSUs being granted to by each of Messrs. Magstadt, Dankel, Arevalo and Mackenzie, respectively. For more information, see “Executive Compensation Analysis — Long-Term Equity Awards — Our NEOs’ 2016 RSU Awards” above.

{4}      The amounts in this column reflect the grant date fair value of awards granted to our NEOs in 2016 computed in accordance with FASB Accounting Standards Codification Topic 718. The grant date fair value of 2016 RSUs was computed as $31.68 per share, based on the closing price of our common stock reported by the NYSE at the close of trading on January 29, 2016, discounted for dividends that the RSU awards did not participate in. The grant date fair value of 2016 PSU awards was computed as $32.83 per unit, using a Monte Carlo simulation pricing model. For a discussion of the valuation assumptions used in determining the grant date fair value of these awards, see Note 13 “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our Annual Report to Shareholders on Form 10-K for the period ended December 31, 2016.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2016, our NEOs held the following stock options granted under our 1994 Stock Option Plan and restricted stock units awarded under our 2011 Incentive Plan:

	Option awards				Stock awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#){1}		Market Value of Shares or Units of Stock That Have Not Vested ($){4}	Equity incentive plan awards: Number of Shares or Units of Stock That Have Not Vested (#){5}	Equity incentive plan awards: Market Value of Shares or Units of Stock That Have Not Vested ($){4}
Karen Colonias	2/6/2013				5,834	{2}	$255,238
	2/3/2014				21,960	{2}	$960,750
	2/2/2015				20,588	{2}	$900,725
	2/1/2016				20,438	{3}	$894,163	33,552	$1,467,900

Brian J. Magstadt	2/6/2013				1,460	{2}	$63,875
	2/3/2014				9,094	{2}	$397,863
	2/2/2015				8,525	{2}	$372,969
	2/1/2016				8,513	{3}	$372,444	13,980	$611,625

Roger Dankel	2/3/2014	4,000	29.66	2/2/2018	288	{3}	$12,600
	2/2/2015				3,477	{2}	$152,119
	2/1/2016				5,963	{3}	$260,881	9,792	$428,400

Ricardo M. Arevalo	2/3/2014				1,757	{3}	$76,869
	2/2/2015				3,477	{2}	$152,119
	2/1/2016				5,963	{3}	$260,881	9,792	$428,400

Jeffrey E. Mackenzie	2/3/2014				430	{3}	$18,813
	2/2/2015				860	{3}	$37,625
	2/1/2016				1,290	{3}	$56,438	3,264	$142,800

____________

{1}      Vesting of stock options and restricted stock units may be accelerated under certain circumstances. For additional information see “Executive Compensation Analysis — Long-Term Equity Awards” above and “Potential Payments on Termination or Change in Control” below.

{2}      Represent RSUs, 75% of which are scheduled to vest (or vested) on the third anniversary of the award date and 25% of which are scheduled to vest on the fourth anniversary of the award date.

{3}      Represent RSUs, 25% of which vested on the award date and 25% of which are scheduled to vest (or vested) on each of the first, second and third anniversary of the award date.

{4}      Calculated based on the $43.75 per share closing price of our common stock reported by the NYSE at the close of trading on December 31, 2016.

{5}      Represents the maximum number of PSUs that could vest subject to meeting the applicable performance conditions. The number of PSUs that will actually vest will be determined following the third anniversary of the award date. With respect to Karen Colonias, our Chief Executive Officer, and Brian Magstadt, our Chief Financial Officer, the CLDC authorized amending their 2016 grant agreements, and as a result the number of PSUs that they could earn thereunder, as described above under “Executive Compensation Analysis — Changes to Our CEO’s and CFO’s 2016 PSU Awards.”Pursuant to the amendments, at December 31, 2016, our CEO’s and CFO’s 2016 PSU awards were still subject to the original performance goals, which are based on total stockholder return at the Company. Starting in 2017, our CEO’s and CFO’s 2016 PSU awards are subject to new performance goals, which consist of one set of goals based on the Company’s revenue growth and another set of goals based on the Company’s return on invested capital.

Stock Option Exercises and Stock Vested

The following table provides information on (i) the number of shares of our common stock for which options granted to each of our NEOs under our 1994 Stock Option Plan were exercised during 2016, and (ii) the number of shares of our common stock that vested during 2016 under restricted stock units granted to each of our NEOs under our 2011 Incentive Plan:

	Stock Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($){1}
Karen Colonias	—	—	24,311	787,843
Brian J. Magstadt	—	—	7,214	234,036
Roger Dankel	—	—	2,562	83,144
Ricardo M. Arevalo	—	—	5,675	182,346
Jeffrey E. Mackenzie	—	—	4,150	133,801

____________

{1}      Calculated by multiplying the number of shares that vested by the market value of such shares on the vesting date.

No Pension Benefits

Except for a small number of employees in our recently acquired Swiss subsidiary, we do not currently have or plan to adopt any defined benefit deferred compensation programs, or supplemental executive retirement plans.

No Non-Qualified Deferred Compensation Plans

We do not currently maintain a non-qualified deferred compensation plan.

Potential Payments on Termination or Change in Control

We generally do not offer any severance payments or pay benefits after termination of employment. As discussed above under “Executive Compensation Analysis — Long-Term Equity Awards,” the vesting of a NEO’s outstanding stock options and restricted stock units, or a portion thereof, may accelerate on, following or in connection with (i) retirement after reaching certain age and/or service tenure conditions, (ii) death, (iii) disability or (iv) certain situations linked to a change in our control or our sale of asset. On, following or in connection with the applicable NEO’s death, disability or retirement after reaching certain age and/or service tenure conditions, or a change in control or asset sale related situation, in each case assumed to have occurred on December 31, 2016, the potential payments that would be provided to each of our NEOs are as follows:

	Estimated Payments and Benefits Of Accelerated Stock Options and Restricted Stock Units In Connection With
Name	Retirement{1}{2}	Death{1}	Disability{1}	Change in Control{1}{3}
Karen Colonias	—	$4,234,125	$4,234,125	$4,234,125
Brian J. Magstadt	—	$1,716,838	$1,716,838	$1,716,838
Roger Dankel	—	$782,600	$782,600	$782,600
Ricardo M. Arevalo	$228,988	$846,869	$846,869	$846,869
Jeffrey E. Mackenzie	—	$231,875	$231,875	$231,875

____________

{1}      Calculated based on the $43.75 per share closing price of our common stock reported by the NYSE at the close of trading on December 31, 2016. No material conditions or obligations currently apply to the receipt of payments on early-vesting of equity awards granted to our NEOs.

{2}      As of December 31, 2016, Mr. Arevalo was the only NEO eligible for retirement with respect to certain of his equity awards.

{3}      Includes potential payments in connection with a sale of assets.

Under our 2011 Incentive Plan, or the applicable grant agreement, the vesting of our NEOs’ restricted stock unit awards may accelerate in four situations: (1) retirement after meeting certain age and/or service tenure conditions, (2) death, (3) disability, and (4) certain situations linked to a change in our control or our sale of asset.

Under our NEOs’ 2016 and prior grant agreements, the applicable NEO’s PSU or RSU awards may vest before the applicable vesting period expires if he or she retires after reaching age 65, dies or becomes disabled. To increase the compatibility of the awards with the Internal Revenue Code section 409A and avoid potential negative tax implications for the recipient and the Company, our CEO’s and CFO’s revised 2016 grant agreements and all our NEOs’ 2017 grant agreements provide that, in case the applicable NEO’s RSU awards vest ahead of schedule and are determined by the CLDC to be subject to section 409A, they may only be paid out in the enumerated situations as allowed under section 409A. In particular, in case the applicable NEO is a specified employee under section 409A, his or her RSU awards cannot be paid out until the date that is six months after the employee’s separation of service, which generally is when the employee completely stops working for the Company and its subsidiaries. Similarly, with respect to our CEO’s and CFO’s revised 2016 PSU grants and all our NEOs’ 2017 PSU grants, irrespective of when the PSU awards vest, they may only be paid out following the last day of the applicable vesting period after the performance-measurement period has concluded.

In addition, while still providing for early vesting in case of death or disability, our CEO’s and CFO’s revised 2016 grant agreements and all our NEOs’ 2017 grant agreements require that, for the PSU or RSU awards to vest ahead of schedule, instead of retiring at age 65, a NEO may retire at age 55, but only after having worked at the Company or its subsidiaries for 15 years. For each year, however, that the recipient delays his or her retirement after reaching age 55, he or she may work one year less and still retire with accelerated vesting.

The 2011 Incentive Plan currently defines “change in control” as any of the following transactions; (i) the consummation of a consolidation or merger of the Company in which the Company is not the surviving corporation; (ii) the consummation of a reverse merger in which the Company is the surviving corporation but the shares of our common stock outstanding immediately preceding such reverse merger are converted by virtue of such reverse merger into other property, whether securities, cash or otherwise; or (iii) the approval by our shareholders of a plan or proposal for the dissolution and liquidation of the Company; provided that a “change in control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the record holders of our common stock immediately before such transaction or transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately thereafter.

The 2011 Incentive Plan currently provides that on a change in control, if the surviving or resulting entity refuses to continue our NEOs’ PSU or RSU awards and does not substitute similar awards, and if the nature and terms of employment or engagement, including compensation and benefits, of the applicable NEO will change significantly as a result of the change in control, then the awards will vest ahead of schedule. The 2011 Incentive Plan, however, allows individual grant agreements to alter this default arrangement.

Our NEOs’ 2016 grant agreements do not change the default rule under the 2011 Incentive Plan but additionally provide that, in the case of an asset sale, the PSU or RSU awards will vest ahead of schedule in certain situations, including where a recipient is not subsequently employed or engaged by the surviving or resulting entity or the successor to the business or there is a significant change in the nature and terms of the subsequent employment or engagement of the recipient.

Our CEO’s and CFO’s revised 2016 grant agreements and all our NEOs’ 2017 grant agreements use a broader definition, “sale event,” to encompass both change in control and asset sale situations, and therefore override the 2011 Incentive Plan with respect to any change in control of the Company affecting the awards thereunder. To provide a double-trigger mechanism as recommended by proxy advisors, under such grant agreements, for our NEOs’ PSU or RSU awards to vest ahead of schedule upon a sale event, the applicable NEO’s employment or engagement with the Company and its subsidiaries (or the acquiring, surviving or resulting entity) will first need to be terminated, either by the officer for good reason or by his or her employer without cause within 2 years from the sale event.

Our CEO’s and CFO’s revised 2016 grant agreements and all our NEOs’ 2017 grant agreements use standard definitions for what constitutes good reason or cause that can typically be found in employment agreements. Under our CEO’s and CFO’s revised 2016 grant agreements and all our NEOs’ 2017 grant agreements, before a NEO may quit for good reason, he or she will first need to provide written notice within 90 days of the underlying incident and inform his or her employer about the reason. In addition, the NEO has up to 30 days to cure following such notice. Similarly, for the Company, a subsidiary thereof, or the acquiring, surviving or resulting entity to terminate a recipient with cause, which results in forfeiture of the NEO’s PSU or RSU awards, the employer will need to provide notice and the NEO has up to 15 days to cure.

In case of early vesting of our CEO’s and CFO’s 2016 PSU awards and our NEOs’ 2017 PSU awards in any one of the four situations, shares thereunder that could eventually vest in favor of the officer will be prorated based on the early-vesting date and the date when the applicable vesting period is scheduled to expire.

In addition, the CLDC may cause awards granted under our 2011 Incentive Plan, including awards granted to our NEOs, to vest earlier in certain other situations.

DIRECTOR COMPENSATION

The following table provides information on compensation paid to our non-employee directors for the year ended December 31, 2016. The amounts shown include compensation for all services provided to us during 2016.

Name	Fees Earned or Paid in Cash ($)	Equity Awards ($){1}	All Other Compensation ($){2}	Total ($)
James S. Andrasick	85,000	68,400	—	153,400
Jennifer A. Chatman	85,000	68,400	—	153,400
Gary M. Cusumano	93,000	68,400	—	161,400
Celeste Volz Ford	73,000	68,400	—	141,400
Peter N. Louras, Jr.	131,500	68,400	1,000	200,900
Robin G. MacGillivray	92,000	68,400	1,000	161,400

____________

{1}      Reflects the value of restricted stock units granted on April 20, 2016, calculated by multiplying the maximum number of shares that may vest thereunder by the fair value per share of our common stock as of the award date in accordance with FASB Accounting Standards Codification Topic 718 “Compensation — Stock Compensation.” Each outside director’s equity award corresponded to the approximate amount of his or her 2016 annual retainer, and was valued at $38.00 per share, the closing price of our common stock reported by the NYSE at the close of trading on April 19, 2016. For a discussion of the valuation assumptions used in determining the grant date fair value of these awards, see Note 13 “Stock-Based Compensation” to Consolidated Financial Statements included in our Annual Report to Shareholders on Form 10-K for the period ended December 31, 2016.

{2}      Represents matching contributions made by us for charitable gifts made by the director. We generally match up to $1,000 for gifts made to qualifying charities.

As of December 31, 2016, our outside directors held the following stock options that had been granted under our 1995 Independent Director Stock Option Plan and restricted stock units that had been awarded under our 2011 Incentive Plan:

Name	Stock Options	Restricted Stock Units
James S. Andrasick	—	1,070
Jennifer A. Chatman	5,000	1,070
Gary M. Cusumano	5,000	1,070
Celeste Volz Ford	—	713
Peter N. Louras, Jr.	—	1,070
Robin G. MacGillivray	5,000	1,070

We pay each of our non-employee directors an annual cash retainer of $65,000. We pay the Chair of the Board an additional annual fee of $56,500 and we pay the Chair of each of the Audit Committee, the Compensation and Leadership Development Committee, the Acquisition and Strategy Committee and the Governance and Nominating Committee an additional annual fee of $10,000. The annual retainer is paid quarterly and the fees for the Chair of the Board and each of its committees are paid at the time of our annual meeting of shareholders each year, and are not prorated. Outside directors will also receive $2,000 for every day, in excess of 12 days during a single calendar year, that a Board and/or committee meeting is held. We also reimburse outside directors for expenses that they incur to attend Board and committee meetings or to participate in educational programs. We pay each outside director $3,000 per day and reimburse his or her expenses when he or she visits our facilities to observe operations.

Stock Ownership Guidelines for Outside Directors

In February 2015, the Compensation and Leadership Development Committee created stock ownership guidelines for each of our directors, who is not also an officer or employee. The guideline counts only our common stock owned by them and does not include their stock options or restricted stock units. Each of such directors has until 2020 to comply with this guideline. The guideline for the minimum value for stock ownership of the Company for each of such directors is computed as 3 times their annual cash retainer, which is currently $195,000. All of our directors are currently in compliance with our stock ownership guidelines. In addition, all of our directors are subject to and currently in compliance with our anti-hedging and anti-pledging policy that was adopted by the Board in 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Since January 1, 2016, other than the compensation arrangements discussed under “Executive Compensation” and “Director Compensation” above, we did not have any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of, or person (other than a tenant or employee) sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

In 2016, the Company paid Tacit Knowledge, a consultant on a software implementation project, $1.9 million for its services. The project started in 2015 and is expected to be continuing in 2017. Chris Andrasick, the Company’s Director James S. Andrasick’s son, co-founded Tacit Knowledge in 2002. Tacit Knowledge was sold to Newgistics, Inc. (“Newgistics”) in 2013. Chris Andrasick was hired by Newgistics in 2013, as its Chief Strategy and Innovation Officer for Digital Commerce, but has had no financial interest in Tacit Knowledge since the 2013 acquisition, other than in his role as an officer of Newgistics. The payments that the Company made to Tacit Knowledge in 2016 were less than 0.5% of Newgistics’ consolidated gross revenues for the fiscal year ended December 31, 2016. Our director Andrasick has had no financial interest in Tacit Knowledge.

In 2016, Karen Colonias, the Company’s President, Chief Executive Officer and Director, was named as a director of Reliance Steel & Aluminum Co. (“Reliance”). Reliance, through its subsidiaries, has been a provider of steel processing and handling services for the Company for several years. In 2016, the Company paid Reliance $0.7 million for its services. The relationship between the Company and Reliance is expected to be continuing in 2017. Pursuant to instructions to Item 404(a) of Regulation S-K, we do not deem Ms. Colonias to have a direct or indirect material interest in our relationship with Reliance solely because of her position as a director of Reliance.

Review, Approval or Ratification of Transactions with Related Persons

The entire Board is responsible for review, approval, and ratification of transactions between the Company or its subsidiaries and related persons. We adopted a written related-parties policy and procedures that apply to any transaction or series of transactions in which we or any of our subsidiaries is a participant. In addition to “related persons” defined in Item 404 of Regulation S-K, our related-parties policy and procedures also cover (1) each company in which any of the related persons has a substantial interest, and (2) any employer of any of our Directors. In accordance with the adopted policy and procedures, transactions involving related persons are generally reviewed by our accounting staff, which determines whether a related person could have a material interest in such a transaction, and then each transaction identified by our accounting staff is submitted to the Board for review. The Board will determine whether or not a particular relationship serves the best interest of the Company and its shareholders and whether the relationship should be continued or eliminated. Our related-parties policy and procedures have been and are followed with respect to all transactions identified in the “Transactions with Related Persons” above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors and officers and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. SEC regulations require such persons to furnish us with copies of all section 16(a) reports that they file. Based solely on our review of the copies of such reports that we received and written representations from the executive officers and directors, we believe that in 2016 our directors and officers and 10% shareholders met all of the section 16(a) filing requirements regarding our common stock with the following exceptions:

Sharon H. Simpson	Sold shares in three transactions in April of 2016 and was 2 days late filing her current report on Form 4.
Simpson PSB Fund	Sold shares in three transactions in April of 2016 and was 2 days late filing its current report on Form 4.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to our website, the address of which is http://www.simpsonmfg.com. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated by reference.

Shareholders may express their views regarding the topics raised in this Proxy Statement or other matters directly to the Company through written communications sent directly to the attention of the Board, any individual director or the non-employee directors as a group, by written communications addressed to our Secretary, at Simpson Manufacturing Co., Inc., 5956 W. Las Positas Blvd., Pleasanton, California, 94588.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single copy of the proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you and other shareholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). If you share an address with another shareholder and have received only one set of this year’s proxy materials and you wish to receive a separate copy, please notify us in writing to our Secretary at Simpson Manufacturing Co., Inc., 5956 W. Las Positas Blvd., Pleasanton, California, 94588 and we will deliver a separate copy to you promptly.

OTHER BUSINESS

The Board is not aware of any matters that are expected to come before the 2017 Annual Meeting other than those described in this Proxy Statement. If any other matter should be presented at the 2017 Annual Meeting upon which a vote may be properly taken, shares represented by all WHITE proxy cards received by the Board will be voted with respect thereto at the discretion of the persons named as proxies in the enclosed proxy card.

DISCLAIMER REGARDING INCORPORATION BY REFERENCE OF THE REPORTS OF
THE AUDIT AND COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEES

ANY INFORMATION SHOWN IN THE SECTIONS ENTITLED “REPORT OF THE AUDIT COMMITTEE” AND “REPORT OF THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE” SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING BY SIMPSON MANUFACTURING CO., INC. WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT SIMPSON MANUFACTURING CO., INC. INCORPORATES THE INFORMATION BY SPECIFIC REFERENCE, AND SUCH INFORMATION SHALL NOT OTHERWISE BE DEEMED “SOLICITING MATERIAL” OR “FILED” UNDER SUCH ACTS.

SHAREHOLDER PROPOSALS

Proposals of shareholders for inclusion in the Company’s proxy statement for the 2018 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”) must satisfy the requirements of Rule 14a-8 and be received by the Secretary, Simpson Manufacturing Co., Inc., 5956 W. Las Positas Blvd., Pleasanton, California, 94588, no later than [•], 2017. Nominations for director elections or other business proposals that shareholders of the Company wish to put before the shareholders of the Company at the 2018 annual meeting of shareholders must meet the requirements of Article II, Section 5 of our Bylaws and must be received by the Secretary of the Company, at the address stated above, not less than 75 days nor more than 90 days prior to the meeting. However, in the event that less than 85 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2018 annual meeting was mailed or such public disclosure was made.

BY ORDER OF THE BOARD

Brian J. Magstadt

Secretary

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE PROXY OR THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

ANNUAL REPORT TO SHAREHOLDERS ON FORM 10-K

UPON WRITTEN REQUEST TO OUR SECRETARY, SENT TO:

SIMPSON MANUFACTURING CO., INC.

5956 W. Las Positas Blvd.

Pleasanton, California 94588

WE WILL PROVIDE YOU, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT TO SHAREHOLDERS ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENTS SCHEDULES FILED THEREWITH, ACCOMPANIED BY A LIST BRIEFLY DESCRIBING ALL THE EXHIBITS NOT CONTAINED THEREIN. PROVISION OF SUCH EXHIBITS WILL BE SUBJECT TO THE ADVANCE PAYMENT OF OUR REASONABLE EXPENSES IN FURNISHING THE EXHIBITS.

Exhibit A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the 2017 Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Nominees

The names, ages, and principal occupations of our directors and nominees, each a Participant, are set forth under the sections above titled “Board Nominee and Director Qualifications and Biographical Information” of this Proxy Statement. The business address for the Company’s director nominee Michael A. Bless is c/o Century Aluminum Company, One South Wacker Drive, Suite 1000 Chicago, Illinois 60606. The business address for the Company’s current directors and director nominees is c/o Simpson Manufacturing Co. Inc., 5956 W. Las Positas Blvd., Pleasanton, California, 94588.

Officers and Employees

Executive officers and employees of the Company who are Participants are Karen Colonias, Brian J. Magstadt, Roger Dankel, Ricardo M. Arevalo, Jeffrey E. Mackenzie and Sunny H. Leung. The business address for each is c/o Simpson Manufacturing Co. Inc., 5956 W. Las Positas Blvd., Pleasanton, California, 94588. Their principal occupations are stated under the heading “Executive Officers Qualifications and Biographical Information” in this Proxy Statement.

Information Regarding Ownership of the Company’s Securities by Participants

The number of the Company’s securities beneficially owned by directors and named executive officers as of [March 16], 2017 is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant from [March 16], 2015 through [March 16], 2017. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Number of Shares	Transaction
Ricardo M. Arevalo	9/14/2016	Common Stock	1,071	Sale
	9/14/2016	Common Stock	2,366	Sale

Thomas J Fitzmyers	9/10/2015	Common Stock	6,195	Sale
	12/13/2016	Common Stock	100,000	Sale

Sunny H. Leung	4/27/2016	Common Stock	484	Sale
	4/27/2016	Common Stock	504	Sale

Jeffrey E. Mackenzie	8/18/2015	Common Stock	121	Sale
	8/18/2015	Common Stock	3,607	Sale
	8/18/2015	Common Stock	3,272	Sale
	11/10/2016	Common Stock	1,669	Sale

A-1

Miscellaneous Information Concerning Participants

Other than as set forth in this Exhibit A or in this Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of common stock or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2017 Annual Meeting. In addition, neither the Company nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Exhibit A or in the Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

A-2

EXHIBIT B

SIMPSON MANUFACTURING CO., INC.
EXECUTIVE OFFICER CASH PROFIT SHARING PLAN

Adopted on January 14, 2003 and ~~Amended~~first amended through February 25, 2008 (hereafter referred to as the “Original Plan”), and subsequently amended through October 19, 2016, and March 17, 2017 (hereafter referred to as this “Plan”)

Purpose

The purpose of this Plan is to recognize outstanding effort and achievement by executive officers of Simpson Manufacturing Co., Inc. and its subsidiaries (together, the “Company”). ~~The~~This Plan is intended to provide qualified performance-based compensation in accordance with section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations thereunder (the “Code”).

Committee

~~The~~This Plan shall be administered by a Compensation Committee (the “Committee”) of the Board of Directors of the Company. The Committee shall consist of at least two outside directors of the Company who satisfy the requirements of Code section 162(m). The Committee shall have the sole discretion and authority to administer and interpret ~~the~~this Plan in accordance with Code section 162(m).

Covered Employees

~~Any~~This Plan applies to any employee of the Company treated as a “covered employee” pursuant to section 162(m) of the Code, as ~~amended and as~~ interpreted in Treasury Regulations and notices or other rulings issued by the Internal Revenue Service, and any other employee of the Company designated by the Committee~~.~~ (each, a “Covered Employee”).

Payout Periods

The Committee, in its sole discretion, will determine the particular periods during a fiscal year for which to make awards under this Plan and may change such periods from one fiscal year to another (each of the periods, a “Period”); provided, however, that each Period shall be within that fiscal year and shall not exceed 12 months.

Amount of Award

The Committee will determine the amount of the award that each ~~covered employee~~Covered Employee will be eligible to receive under ~~the~~this Plan for each ~~fiscal quarter.~~Period. Awards for each Covered Employee under this Plan will be based on ~~a~~ an individual percentage (each, a “Measurement Percentage”) of the amount by which the net ~~profits~~profit, operating income or any other performance goal (each, a “Performance Goal”) of the Company or a branch or subsidiary of the Company (applicable to such employee) for a ~~fiscal quarter~~Period exceed a qualifying level ~~of net profits~~ for the Company or ~~such~~ the employee’s relevant branch or subsidiary, respectively, for that ~~fiscal quarter. The results for each fiscal quarter will be determined independently of the results for any other fiscal quarter; profits or losses in one fiscal quarter will not be used to calculate net profits in any subsequent fiscal quarter.~~ Period. For clarity, ~~The Committee shall set~~ the ~~standards~~Committee, in its sole discretion, may make awards for ~~determining net profits, the qualifying levels and the percentages of excess profits that covered employees are eligible to receive with respect to a fiscal quarter, no later than the latest time permitted by the Code for that fiscal quarter. Qualifying levels will be based on the value of net operating assets of the Company, the branch or the subsidiary, multiplied by a rate of return on those assets. Individual percentages will be based on job function.~~any Period based on a Measurement Percentage applicable to such Period, even if such Period overlaps with one or more other Periods within the same fiscal year.

~~No award~~

A Performance Goal shall be determined by the Committee based on one or more of (i) earnings; (ii) unit sales, sales volume or revenue; (iii) sales growth; (iv) stock price (including comparison with various stock market indices); (v) return on equity; (vi) return on investment; (vii) total return to stockholders; (viii) economic profit (including gross or net profit); (ix) debt rating; (x) operating income; (xi) cash flows; (xii) cost targets; (xiii) return on assets or margins; or (xiv) implementation, completion or attainment of measurable objectives with respect to (1) software development, (2) new distribution channels, (3) customer growth targets, (4) acquisition identification and integration, (5) manufacturing, production or inventory targets, (6) new product introductions, (7) product quality control, (8) accounting and reporting, (9) recruiting and maintaining personnel, or (10) compliance or regulatory program targets. Any criteria used as a Performance Goal may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including but not limited to, the passage of time or against other companies or financial metrics), (c) on a per share basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company or (e) on a pre-tax or after tax basis.

The Committee shall determine in writing the Performance Goal, the qualifying level and the Covered Employees’ Measurement Percentages with respect to a Period, no later than the latest time permitted by the Code for that Period. Each Measurement Percentage will be based on the respective Covered Employee’s then-current job function.

For each fiscal year, the Committee shall set a targeted level for the entire company, or the employee’s relevant branch or subsidiary, respectively. A Covered Employee’s individual percentage of the amount by which the annual targeted level exceeds that year’s qualifying level is such officer’s targeted annual compensation under this Plan (the “Targeted Annual Payout”).

No award (when calculated together with any other awards made with respect to Periods within the same fiscal year in which the awards are earned) in excess of $2,500,000 will be paid to any ~~covered~~Covered Employee under this Plan in a fiscal year. In addition, no award (when calculated together with any other awards made with respect to Periods within the same fiscal year) in excess of two times any Covered Employee’s Targeted Annual Payout for a particular fiscal year will be paid to such employee under this Plan ~~with respect to any fiscal year.~~ . The Committee, in its sole discretion, may reduce or eliminate ~~the~~any award to any ~~covered employee~~Covered Employee in any ~~year~~Period. The reduction in the amount of an award to any ~~covered employee~~Covered Employee shall not, however, affect the amount of the award to any other ~~covered employee.~~Covered Employee.

Payment of Awards

~~Awards~~Each award under this Plan will be paid ~~quarterly, within five weeks of the last day~~at the time as determined by the Committee in its sole discretion (which time will be specified in the respective award), provided, however, that all awards under this Plan with respect to Periods within a particular fiscal year shall be paid by March 15 of the succeeding fiscal ~~quarter.~~ year. No ~~bonus~~awards under this Plan shall be paid unless and until the Committee certifies in writing that the ~~performance goals~~Performance Goals of ~~the~~this Plan are satisfied.

No ~~covered employee~~Covered Employee is eligible to receive an award under ~~the~~this Plan until he or she works an entire ~~fiscal quarter~~Period for the Company. Anyone who is terminated by the Company without cause, as determined by the Committee in its sole discretion, dies, is on disability or voluntarily quits the Company before the last day of a ~~fiscal quarter~~Period, will be paid following the Period, upon the actual achievement of the Performance Goal, on a pro-rata basis for the days actually worked in that ~~fiscal quarter~~Period.

Scope of ~~the~~this Plan

Nothing in this Plan shall be construed as precluding or prohibiting the Company from establishing or maintaining other bonus or compensation arrangements, which may be applicable to all employees and officers or applicable only to selected employees or officers; provided, however, that an individual who receives an award under this Plan with respect to a ~~fiscal quarter~~Period shall not be permitted to participate in any ~~other~~cash bonus arrangement or cash bonus plan of the Company for that ~~fiscal quarter~~Period (other than under this Plan) that provides cash bonuses similarly ~~calculated as~~based on a percentage of ~~profits~~a financial reporting measure in excess of a qualifying level.

Amendment and Termination

The Company reserves the right to amend or terminate this Plan at any time with respect to future services of ~~covered employees.~~ Covered Employees. The Company will submit Plan amendments ~~will require~~for stockholder approval ~~only~~ to the extent required by applicable law~~.~~ or to the extent necessary for awards under this Plan to be treated as qualified performance-based compensation under Code section 162(m).

General

The establishment of ~~the~~this Plan shall not confer any legal right on any ~~covered employee~~Covered Employee or other person to continued employment, nor shall it interfere with the right of the Company to discharge any ~~covered employee~~Covered Employee and treat him or her without regard to the effect that such treatment might have on him or her as a participant in ~~the~~this Plan. The laws of the State of California will govern any legal dispute involving ~~the~~this Plan.

No Funding

The Company shall not be required to fund or otherwise segregate any cash or any other assets that may at any time be paid to participants under ~~the~~this Plan. ~~The~~This Plan shall constitute an “unfunded” plan of the Company. Neither the Company nor the Committee shall, by any provision of ~~the~~this Plan, be deemed to be a trustee of any property, and any obligations of the Company to any participant under ~~the~~this Plan shall be those of a debtor and any rights of any participant or former participant shall be limited to those of a general unsecured creditor.

Non-Transferability of Benefits and Interests

Except as expressly provided by the Committee, no benefit payable under ~~the~~this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void. No benefit payable under ~~the~~this Plan shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any participant or former participant. This section shall not apply to an assignment of a contingency or payment due after the death of the ~~covered employee~~Covered Employee to the deceased ~~covered employee’s~~Covered Employee’s legal representative or beneficiary.

Effective Date

Any of the awards made under the Original Plan, including the awards with respect to any Period within 2016, irrespective of when such awards are paid out, shall continue to be governed by the Original Plan.

If the Company’s stockholders approve this Plan at the Company’s 2017 annual meeting, this Plan shall be effective as of January 1, 2017 and shall apply to (and the Original Plan shall not apply to) any and all cash awards made by the Company to any Covered Employee for any Period following 2016.

In the event that the Company’s stockholders do not approve this Plan at the Company’s 2017 annual meeting, the Original Plan shall continue in effect and shall apply to any and all cash awards made by the Company to any Covered Employee for any Period following 2016.

PRELIMINARY COPY — SUBJECT TO COMPLETION DATED MARCH 20, 2017

WHITE PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m., Eastern Time, on May 15, 2017.

VOTE BY INTERNET **WWW.FCRVOTE.COM/SSD**

Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 15, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE **1-866-829-5176**

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 15, 2017. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: **First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911.**

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. **Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.**

CONTROL NUMBER

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

SIMPSON MANUFACTURING CO., INC. **WHITE PROXY CARD**

The Board of Directors recommends you vote "FOR" all director nominees listed below under Proposal 1, "FOR" Proposals 2, 3, and 4, for "1 Year" under Proposal 5, and "AGAINST" Proposal 6.

(01) Karen Colonias (02) Celeste V. Ford (03) Michael A. Bless

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	FOR	AGAINST	ABSTAIN
6. Vote on a non-binding shareholder proposal to declassify the Board of Directors, if properly presented at the Annual Meeting.	☐	☐	☐

Signature

Signature (Capacity)

Date

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

PRELIMINARY COPY — SUBJECT TO COMPLETION DATED MARCH 20, 2017